Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

UNITED ONLINE, INC.,

UNOLA CORP.

and

FTD GROUP, INC.

Dated as of April 30, 2008

ARTICLE I

THE MERGER

1.1	The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
1.2	The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
1.3	Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
1.4	Effects of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2

ARTICLE II

CERTIFICATE OF INCORPORATION AND BYLAWS
OF THE SURVIVING CORPORATION

2.1	Certificate of Incorporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
2.2	Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3

ARTICLE III

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

3.1	Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
3.2	Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3

ARTICLE IV

EFFECT OF THE MERGER ON SECURITIES
OF MERGER SUB AND THE COMPANY

4.1	Effect of the Merger on Merger Sub Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
4.2	Effect of the Merger on Company Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
4.3	Exchange of Certificates Representing Shares of Company Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1	Existence; Good Standing; Corporate Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	14
5.2	Authorization, Validity and Effect of Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	15
5.3	Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16
5.4	Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16
5.5	Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	17
5.6	No Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18
5.7	Company Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	19
5.8	Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	20
5.9	Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	20
5.10	Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	21

i

5.11	Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25
5.12	Licenses and Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25
5.13	Environmental Compliance and Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	26
5.14	Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27
5.15	Labor and Employment Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27
5.16	Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29
5.17	Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	32
5.18	No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	35
5.19	Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	35
5.20	Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	36
5.21	Real Estate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
5.22	Affiliate Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38
5.23	Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38
5.24	Controls. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38
5.25	Information Supplied. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	39
5.26	United Kingdom Data Protection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	39

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

6.1	Existence; Good Standing; Corporate Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	40
6.2	Authorization, Validity and Effect of Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	41
6.3	Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	41
6.4	Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	42
6.5	No Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43
6.6	Purchaser Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44
6.7	Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45
6.8	No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45
6.9	Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	46
6.10	Controls. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	46
6.11	Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	47
6.12	Purchaser-Owned Shares of Company Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	47
6.13	Interim Operations of Merger Sub. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	47
6.14	Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	48
6.15	Information Supplied. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	48
6.16	Title to CMC Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	48
6.17	Pledge Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	48

ARTICLE VII

COVENANTS

7.1	Interim Operations of the Company and Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	49
7.2	Stockholder Meeting; Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	55
7.3	Efforts and Assistance; HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	58
7.4	Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	60

7.5	Further Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	60
7.6	Insurance; Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	63
7.7	Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	65
7.8	Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	66
7.9	Access to Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	67
7.10	Acquisition Proposals; Board Recommendation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	68
7.11	Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72
7.12	Treatment of 7.75% Senior Subordinated Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72
7.13	FIRPTA Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	73
7.14	Stock Exchange Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	73
7.15	Section 16 Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	73

ARTICLE VIII

CONDITIONS

8.1	Conditions to Each Party’s Obligation to Effect the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	73
8.2	Conditions to Obligations of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	74
8.3	Conditions to Obligations of Purchaser and Merger Sub. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	74

ARTICLE IX

TERMINATION; AMENDMENT; WAIVER

9.1	Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	75
9.2	Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	77

ARTICLE X

GENERAL PROVISIONS

10.1	Nonsurvival of Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	79
10.2	Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	79
10.3	Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	79
10.4	Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	80
10.5	Assignment; Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	80
10.6	Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	80
10.7	Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	80
10.8	Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	80
10.9	Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
10.10	Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
10.11	Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
10.12	Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
10.13	Enforcement of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	82
10.14	Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	82
10.15	Obligation of Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	82

TABLE OF DEFINITIONS

2005 Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8
Acquisition Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	70
Acquisition Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	68
Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	65
Additional Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Additional Financing Letters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Additional Financing Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5
Additional Financing Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	62
Adverse Recommendation Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	70
affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
Alternative Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	61
Alternative Financing Letters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	61
Ancillary Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	15
Approved Additional Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5
associate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
business day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
Cap. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	63
Cash Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
CMC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43
CMC Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	48
Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
Company 2007 Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27
Company Closing Net Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	75
Company Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
Company Disclosure Letter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
Company Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	14
Company Employee Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	22
Company Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	65
Company Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	14
Company Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16
Company Recommendation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	15
Company Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	19
Company Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	20
Confidentiality Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	67
Consent Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72
Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18

Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	32
Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
Current D&O Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	36
Debt Tender Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72
Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	35
Defeasance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72
Definitive Financing Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	60
Delaware Courts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	80
Description of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
DGCL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
Dissenting Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6
Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
Encumbrances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18
End Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	76
Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	26
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	21
ERISA Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	22
Exchange Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18
Exchange Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8
Existing Credit Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	75
Existing Credit Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	75
Financial Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38
Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	47
Financing Letters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	47
FIRPTA Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	73
Flex. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	60
Foreign Antitrust Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18
foreign law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
Fractional Purchaser Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11
GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	19
Governmental Entity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16
HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18
Indemnified Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	64
Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72
Insurance Policies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	36
internal controls. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38
Intervening Event. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	71
knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16
Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	64
Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	64
Material Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	32
Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Merger Sub. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1

v

New Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72
Notes Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	41
Notes Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Notes Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Notice Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	70
Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72
Open Source Software. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	32
Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6
Option Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6
Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6
Other Antitrust Filings and Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18
Other Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	39
Owned Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8
PBGC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	22
Pension Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	23
Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25
Permitted Encumbrances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27
Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
Principal Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
Proprietary Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29
Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	56
Proxy/Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	56
Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
Purchaser Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Purchaser Common Stock Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
Purchaser Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43
Purchaser Disclosure Letter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	39
Purchaser Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	40
Purchaser Equity Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	54
Purchaser Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	77
Purchaser Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	40
Purchaser Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Purchaser Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	42
Purchaser Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44
Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
Registration Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	56
Regulatory Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18
Related Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	30
Relevant Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	22
Representatives. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	68
Rights Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
safe harbor lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	21
Sarbanes-Oxley. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	19
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	19

Securities Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18
Stock Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Stock Option Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6
Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	15
Stockholder Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	56
Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
Substitution Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Superior Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	69
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	21
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	21
Termination Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	77
the date hereof. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	81
Third Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	68
TIA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43
Total Cash Exercise Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
Total Company Stock Exercise Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
Total Option Cash Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
Total Option Notes Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
Total Option Stock Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
Trademarks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29
Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	72
Vested Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6
Voting and Support Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
WARN Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	28

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of April 30, 2008 (this “Agreement”), is made and entered into among United Online, Inc., a Delaware corporation (“Purchaser”), UNOLA Corp., a Delaware corporation and an indirect wholly owned Subsidiary of Purchaser (“Merger Sub”), and FTD Group, Inc., a Delaware corporation (the “Company”).

R E C I T A L S

WHEREAS, the respective boards of directors of Merger Sub and the Company each have approved and declared advisable, and the board of directors of Purchaser has approved, this Agreement and the Merger on the terms and subject to the conditions set forth herein; and

WHEREAS, it is the intention of the parties that Merger Sub merge with and into the Company, with the Company being the surviving corporation and a wholly owned Subsidiary of Purchaser; and

WHEREAS, Green Equity Investors IV, L.P. and FTD Co-Investment, LLC (the “Principal Stockholders”) have entered into a voting and support agreement in the form of Exhibit A to this Agreement, dated as of the date hereof, between the Principal Stockholders and Purchaser, pursuant to which the Principal Stockholders have agreed to vote, or cause to be voted, all of the shares of Company Common Stock owned by such Principal Stockholders in favor of the Merger and the other transactions contemplated by this Agreement as provided therein (the “Voting and Support Agreement”); and

WHEREAS, the board of directors of the Company (the “Board”) has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and the holders of the outstanding shares of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company, and has declared that the Merger is advisable, (ii) approved and declared advisable this Agreement and (iii) resolved to recommend (subject to the limitations contained herein) that the holders of Company Common Stock adopt this Agreement; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection herewith.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

1.1           The Merger.  On the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with this Agreement and the applicable provisions of the Delaware General Corporation Law

(“DGCL”), and the separate corporate existence of Merger Sub shall thereupon cease (the “Merger”).  The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”).

1.2           The Closing.  Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, at 10:00 a.m., local time, on the second business day following the satisfaction (or waiver if permissible) of the conditions set forth in ARTICLE VIII (other than those which, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver, if permissible, of such conditions) or on such other date, or at such other time or place, as is mutually agreeable to the Company and Purchaser.  The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

1.3           Effective Time.  If all the conditions to the Merger set forth in ARTICLE VIII shall have been satisfied or, if permissible, waived in accordance herewith and this Agreement shall not have been terminated as provided in ARTICLE IX, the parties hereto shall cause a certificate of merger meeting the requirements of Section 251 of the DGCL and any other appropriate documents to be properly executed and filed in accordance with Section 251 of the DGCL on the Closing Date (or on such other date as Purchaser and the Company may agree).  The Merger shall become effective at the time of filing of the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the “Effective Time”).

1.4           Effects of the Merger.  The Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL and the other applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of the Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities and obligations of the Company and Merger Sub shall become liabilities and obligations of the Surviving Corporation.

ARTICLE II

CERTIFICATE OF INCORPORATION AND BYLAWS
OF THE SURVIVING CORPORATION

2.1           Certificate of Incorporation.  At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and as so amended shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable Law and the terms thereof; provided; however, that Article First thereof shall read as follows: “The name of the Corporation is FTD Group, Inc. (hereinafter, the “Corporation”).”

2.2           Bylaws.  At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety the same as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable Law, the terms thereof and the Surviving Corporation’s certificate of incorporation.

ARTICLE III

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

3.1           Directors.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until the earlier of their resignation or removal or until their successors are duly appointed or elected in accordance with applicable Law and the Surviving Corporation’s certificate of incorporation and bylaws.

3.2           Officers.  The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until the earlier of their resignation or removal or until their successors are duly appointed or elected in accordance with applicable Law and the Surviving Corporation’s certificate of incorporation and bylaws.

ARTICLE IV

EFFECT OF THE MERGER ON SECURITIES
OF MERGER SUB AND THE COMPANY

4.1           Effect of the Merger on Merger Sub Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of common stock of Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time automatically shall be converted into and shall become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

4.2           Effect of the Merger on Company Securities.

(a)        As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company or any Subsidiary of the Company or by Purchaser, Merger Sub or any other Subsidiary of Purchaser or is held in the treasury of the Company shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(b)        As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time other than any shares of Company Common Stock to be canceled pursuant to Section 4.2(a) and, except as provided in Section 4.2(c), shares of Dissenting Common Stock, automatically shall be canceled, retired and shall cease to exist and shall be converted automatically into the right to receive, subject to paragraphs (i) and (ii) below of this Section 4.2(b), (x) $7.34 in cash, without interest (the “Cash Merger Consideration”), (y) 0.4087 shares of common stock, par value $0.0001 per share (“Purchaser Common Stock”) of Purchaser, together with the applicable preferred stock purchase right under the Rights Agreement (the “Rights Agreement”), dated as of November 15, 2001, as amended as of April 29, 2003, and as it may be further amended or modified from time to time, by and between Purchaser and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation), as rights agent (the “Stock Merger Consideration”) and (z) $3.31 principal amount of 13% senior secured notes due 2013 of Purchaser (the “Purchaser Notes”) to be issued under and governed by an indenture (the “New Indenture”) to be entered into by and among Purchaser, the Subsidiaries of Purchaser that are guarantors of the Purchaser Notes and a trustee selected by Purchaser and reasonably acceptable to the Company (the “Notes Trustee”) which shall include the terms and provisions set forth in the Description of Notes (the “Description of Notes”) annexed as Exhibit C hereto (the “Notes Merger Consideration, and together with the Stock Merger Consideration and Cash Merger Consideration, the “Merger Consideration”), payable to the holder thereof upon surrender of the certificate formerly representing such share of Company Common Stock (or, in the case of uncertificated shares, evidence of such share of Company Common Stock in book-entry form) in the manner provided in Section 4.3, and no other consideration shall be delivered or deliverable on or in exchange therefor.

Notwithstanding the foregoing:

(i)        At any one time prior to the earlier of (a) the date the definitive Proxy/Prospectus is mailed to the stockholders of the Company and (b) the 105th day after the date hereof, upon written notice to the Company (a “Substitution Notice”), Purchaser shall have the right in its sole discretion to increase the Cash Merger Consideration by $2.81 (and pay related fees and expenses) (i.e., such that the total Cash Merger Consideration equals $10.15), which increase shall be effective upon the Company’s receipt of a Substitution Notice from Purchaser, in full substitution of the Notes Merger Consideration (in which case, references to “Cash Merger Consideration” shall be deemed to be the Cash Merger Consideration as increased pursuant to this Section 4.2(b), and “Notes Merger Consideration” shall be deemed to be zero), provided that at the time Purchaser delivers a Substitution Notice to the Company, Purchaser or Merger Sub has entered into binding commitment letters (the “Additional Financing Letters”) pursuant to which it has received commitments from one or more lenders of financing in an amount (when combined with cash on hand at Purchaser agreed to be used as Cash Merger Consideration) sufficient to increase the Cash Merger Consideration by $2.81 (i.e., such that the total Cash Merger Consideration equals $10.15) in full substitution of all of the Notes Merger Consideration (the “Additional Financing”) on terms and conditions that (x) are not less favorable, in the aggregate, to Purchaser and Merger Sub with respect to conditionality (measured against the Financing Letters (it being understood that conditions contained in the Additional Financing that relate to Purchaser and are substantially identical to conditions in the Financing Letters that relate to the Company shall not be considered when determining the conditionality of the Additional Financing)) as determined in the reasonable judgment of Purchaser and Merger Sub; provided, however, that the inclusion in such Additional Financing Letters of the non-occurrence of a material adverse effect on Purchaser (an “Additional Financing Material Adverse Effect”) as a condition to the obligation of such lender or lenders to consummate the Additional Financing shall not be deemed to violate the provisions of this clause (x) so long as such Additional Financing Material Adverse Effect is not less favorable, in the aggregate, to Purchaser and Merger Sub than the definition of Purchaser Material Adverse Effect contained in this Agreement, and (y) would not reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement past the End Date.  The Purchaser shall have the right in its sole discretion, on or prior to the delivery of a Substitution Notice, to deliver the Additional Financing Letters to the Company for its written approval (which approval shall be granted or denied by the Company in its sole discretion consistent with the Board’s fiduciary duties within five business days after the Company’s receipt of the Substitution Notice).  In the event that the Company approves any Additional Financing Letters in accordance with the prior sentence, the Additional Financing contemplated by such approved Additional Financing Letters shall be considered an “Approved Additional Financing” for purposes of Section 8.3.  The Substitution Notice (and corresponding increase in the Cash Merger Consideration in full substitution of the Notes Merger Consideration) pursuant to this Section 4.2(b)(i) shall remain in effect for so long as an Additional Financing Termination has not occurred.  For the avoidance of doubt, upon the occurrence of an Additional Financing Termination (if any), subject to Section 4.2(b)(ii), the Cash Merger Consideration shall be $7.34 in cash, without interest, and the Notes Merger Consideration shall be $3.31 principal amount of the Purchaser Notes, as if a Substitution Notice had never been delivered; and

(ii)       In the event that a CMC IPO (as defined in the Description of Notes) is consummated prior to the date the definitive Proxy/Prospectus is mailed to the stockholders of the Company and a Substitution Notice is not in effect in accordance with Section 4.2(b)(i), Purchaser shall increase the Cash Merger Consideration by an amount equal to either, at the election of Purchaser, (x) $2.81 or (y) $1.405, in substitution of (i) in the case of clause (x) above, the full amount of the Notes Merger Consideration, or (ii) in the case of clause (y) above, in substitution of a principal amount of the Notes Merger Consideration equal to $1.655 (in either which case, subject to Section 4.2(b)(i), references to “Cash Merger Consideration” shall be deemed to be the Cash Merger Consideration as increased pursuant to this Section 4.2(b)(ii) and “Notes Merger Consideration” shall be deemed to be the Notes Merger Consideration as decreased pursuant to this Section 4.2(b)(ii)).

(c)        Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any holder of such shares of Company Common Stock who is entitled to demand and who has properly perfected appraisal rights with respect thereto in accordance with, and who has complied with, Section 262 of the DGCL (the “Dissenting Common Stock”) will not be converted into the right to receive the Merger Consideration as provided in Section 4.2(b), but instead such holder of such shares of Dissenting Common Stock will be entitled to receive payment of the appraised value of such shares of Company Common Stock in accordance with the provisions of such Section 262 unless and until such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL.  If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Common Stock will thereupon be treated as if they had been converted into and have become, at the Effective Time, the right to receive, without any interest thereon, the Merger Consideration pursuant to Section 4.2(b), any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions or payments payable pursuant to Section 4.3(d).  At the Effective Time, shares of Dissenting Common Stock shall automatically be canceled, retired and shall cease to exist, and any holder of Dissenting Common Stock shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the immediately preceding sentence.  The Company shall give Purchaser (i) prompt notice of any demands received by the Company for appraisals of shares of Company Common Stock and any withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands.  The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any demands for appraisal or settle any such demands or agree to do any of the foregoing.

(d)        At or immediately prior to the Effective Time, each unexercised and outstanding option to purchase shares of Company Common Stock (individually an “Option”, and collectively, the “Options”) under any plan, program or arrangement of the Company (collectively, the “Stock Option Plans”) (true and correct copies of which have been made available by the Company to Purchaser), that is then outstanding as of immediately prior to the Effective Time, if vested (such vested options being collectively referred to as the “Vested Options”), shall be canceled and, in consideration of such cancellation, the holder of a canceled Option shall, as of the Effective Time, be entitled to receive the Option Consideration.

(i)        For purposes of this Agreement, “Option Consideration” means (x) an amount of cash equal to the positive difference, if any, between the Total Option Cash Consideration, less the Total Cash Exercise Price; (y) the number of shares of Purchaser Common Stock equal to the positive difference, if any, between the Total Option Stock Consideration less the Total Company Stock Exercise Price; and, if applicable, (z) the principal amount of the Purchaser Notes equal to the positive difference, if any, between the Total Option Notes Consideration less the Total Notes Exercise Price.

(ii)       For purposes of this Agreement, “Purchaser Common Stock Value” means the last reported sales price of Purchaser Common Stock at the end of regular trading hours on The NASDAQ Global Select Market on the Closing Date.

(iii)      For purposes of this Agreement, “Total Option Cash Consideration” means the product of (x) the Cash Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time.

(iv)      For purposes of this Agreement, “Total Option Notes Consideration” means the product of (x) the Notes Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time.

(v)       For purposes of this Agreement, “Total Option Stock Consideration” means the product of (x) the Stock Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time.

(vi)      For purposes of this Agreement, “Total Cash Exercise Price” means the product of (x) the aggregate exercise price of such Option, multiplied by (y) a fraction, the numerator of which is the Cash Merger Consideration, and the denominator of which is the sum of (A) the Cash Merger Consideration, (B) the product of the Stock Merger Consideration multiplied by the Purchaser Common Stock Value and (C) the Notes Merger Consideration (if any).

(vii)     For purposes of this Agreement, “Total Notes Exercise Price” means the product of (x) the aggregate exercise price of such Option, multiplied by (y) a fraction, the numerator of which is the Notes Merger Consideration, and the denominator of which is the sum of (A) the Cash Merger Consideration, (B) the product of the Stock Merger Consideration multiplied by the Purchaser Common Stock Value and (C) the Notes Merger Consideration (if any).

(viii)    For purposes of this Agreement, “Total Company Stock Exercise Price” means (A) the aggregate exercise price of such Option, multiplied by a fraction, the numerator of which is the product of the Stock Merger Consideration and the Purchaser Common Stock Value and the denominator of which is the sum of (x) the Cash Merger Consideration, (y) the product of the Stock Merger Consideration multiplied by the Purchaser Common Stock Value and (z) the Notes Merger Consideration (if any), divided by (B) the Purchaser Common Stock Value.

All amounts payable pursuant to this Section 4.2(d) shall be reduced by any required withholding of taxes in accordance with Section 4.3(o) and shall be paid without interest.  All required withholding of taxes shall be applied proportionately to the Total Option Cash Consideration, the Total Option Stock Consideration (based upon the Purchaser Common Stock Value) and the Total Option Notes Consideration (if any).

(e)        Except as otherwise may be agreed to by the parties or as set forth below, Purchaser shall assume the Company’s 2005 Amended and Restated Equity Incentive Award Plan (the “2005 Plan”) effective as of the Effective Time.  Notwithstanding the above, Purchaser may, upon written notice to the Company no later than ten days prior to Purchaser’s good faith estimation of the Effective Time, elect to require the Company to amend the 2005 Plan to limit or reduce the number of shares of Company Common Stock available under the 2005 Plan (but not below the number of shares of Company Common Stock issuable upon the then outstanding Options) or to terminate the 2005 Plan effective as of the Effective Time.  As soon as reasonably practicable after receipt of such notice, the Company shall amend or terminate (as applicable), effective as of the Effective Time, the 2005 Plan as requested in writing by Purchaser and subject to the preceding sentence.  In addition, effective as of the Effective Time, the Company shall (i) cancel each other Stock Option Plan (if any) and any other plan, program, arrangement, or agreement providing for the issuance or grant of any interest in respect of the capital stock (or any interest convertible into or exchangeable for such capital stock) of the Company or any Subsidiary thereof and (ii) accelerate and cancel the Options in accordance with Sections 4.2(d) and 7.8.

4.3           Exchange of Certificates Representing Shares of Company Common Stock.

(a)        Prior to the Effective Time, Purchaser shall appoint a commercial bank or trust company reasonably satisfactory to the Company, to act as paying agent hereunder (the “Paying Agent”) for the purpose of exchanging certificates representing Company Common Stock (or, in the case of uncertificated shares, evidence of such share of Company Common Stock in book-entry form) (each, a “Certificate”) for the Merger Consideration in accordance with this ARTICLE IV.  At or prior to the Effective Time, Purchaser shall deposit with, or shall cause to be deposited with, the Paying Agent (i) certificates evidencing the aggregate number of shares of Purchaser Common Stock constituting the aggregate Stock Merger Consideration, (ii) cash in an amount sufficient to pay the aggregate Cash Merger Consideration and (iii) Purchaser Notes evidencing the aggregate Notes Merger Consideration (if any) (in each case other than for shares of Dissenting Common Stock, if any), in each case pursuant to Section 4.2(b).  In addition, Purchaser shall deposit with, or shall cause to be deposited with, the Paying Agent, as necessary from time to time after the Effective Time, any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions or payments payable pursuant to Section 4.3(d).  All shares of Purchaser Common Stock, Purchaser Notes, cash, dividends, distributions and other payments deposited with the Paying Agent pursuant to this Section 4.3(a) is hereinafter referred to as the “Exchange Fund.”

(b)        Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record (other than the Company, any Subsidiary of the Company, Purchaser, Merger Sub or any other Subsidiary of Purchaser) of a Certificate (i) a letter of transmittal in form and substance reasonably satisfactory to the Company and Merger

Sub prior to the Effective Time that shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which letter shall be in such form and have such other provisions as are reasonable and customary (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) in transactions such as the Merger and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration, any dividends or other distributions in respect of Purchaser Common Stock or any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d), cash in lieu of fractional shares of Purchaser Common Stock payable pursuant to Section 4.3(e) and cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f).  Upon surrender of a Certificate to the Paying Agent together with such letter of transmittal, duly executed and completed (or, if applicable, delivery of an “agent’s message”) in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall promptly be entitled to receive in exchange therefor (A) a certificate or certificates evidencing the number of whole shares of Purchaser’s Common Stock pursuant to Section 4.2(b) in respect of the shares of Company Common Stock formerly evidenced by such Certificate (after taking into account all Certificates surrendered by such holder), (B) the Cash Merger Consideration pursuant to Section 4.2(b) in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (C) a Purchaser Note or Purchaser Notes evidencing the Notes Merger Consideration (if any) pursuant to Section 4.2(b) in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (D) cash in lieu of any fractional shares of Purchaser Common Stock payable pursuant to Section 4.3(e), (E) cash in lieu of any Fractional Purchaser Notes payable pursuant to Section 4.3(f) and (F) any dividends or other distributions in respect of Purchaser Common Stock or any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d), after giving effect to any tax withholdings required by applicable Law, and the Certificate so surrendered shall forthwith be canceled.  No interest will be paid or will accrue on any payment payable upon surrender of any Certificate, except that all Purchaser Notes issued as Notes Merger Consideration shall be deemed issued and outstanding as of the Effective Time and interest thereon shall accrue in accordance with the terms of the Purchaser Notes and the New Indenture commencing as of the Closing Date and shall be payable on the applicable interest payment date to the holders of record thereof as of the applicable record date in accordance with the terms of the Purchaser Notes and the New Indenture (provided that, in accordance with Section 4.3(d), no interest payments in respect of the Purchaser Notes shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered in accordance with this Section 4.3).  In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made with respect to such Company Common Stock to such a transferee if the Certificate representing such shares of Company Common Stock is presented to the Paying Agent, accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(c)        As of the Effective Time, all shares of Company Common Stock (other than shares of Company Common Stock to be canceled and retired in accordance with Section 4.2(a) and any shares of Dissenting Common Stock) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares shall cease to have any rights with respect thereto or arising therefrom (including, without limitation, the right to vote), except the right to receive, without interest (other than interest accruing after the Closing Date on the Purchaser Notes issued as Notes Merger Consideration as provided in Section 4.3(b)), the Merger Consideration pursuant to Section 4.2(b), any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions in respect of Purchaser Common Stock or any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d), upon surrender of the Certificate representing such shares in accordance with Section 4.3(b), and until so surrendered, each Certificate representing such shares shall represent for all purposes only the right to receive, without interest (other than interest accruing after the Closing Date on the Purchaser Notes issued as Notes Merger Consideration as provided in Section 4.3(b)), the Merger Consideration pursuant to Section 4.2(b), any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d).  The Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d) paid upon the surrender for exchange of Certificates in accordance with the terms of this Section 4.3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates.

(d)        No dividends or other distributions with respect to Purchaser Common Stock or any interest payments or other payments with respect to the Purchaser Notes, as the case may be, with a record date or an interest payment date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Purchaser Common Stock or the Purchaser Notes (if any) that the holder thereof has the right to receive upon the surrender of such Certificate, and no cash payment in lieu of fractional shares of Purchaser Common Stock or Fractional Purchaser Notes shall be paid to any such holder pursuant to Section 4.3(e) or Section 4.3(f), unless and until the holder of such Certificate shall have surrendered such Certificate in accordance with this ARTICLE IV.  Subject to the effect of escheat or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Purchaser Common Stock issued in exchange therefor, in addition to the Merger Consideration deliverable therefor pursuant to Section 4.2(b), without interest (other than interest accruing after the Closing Date on the Purchaser Notes issued as Notes Merger Consideration as provided in Section 4.3(b)), (A) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Purchaser Common Stock to which such holder is entitled pursuant to Section 4.3(e), (B) at the time of such surrender, the amount of any cash payable in lieu of a Fractional Purchaser Note to which such holder is entitled pursuant to Section 4.3(f), (C) at the time of such surrender, the amount of dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in each case, with a record date after the Effective Time but prior to surrender and a payment date on or prior to the date of such surrender, payable with respect to, but not previously paid with respect to, such whole shares of Purchaser Common Stock or the Purchaser Notes (if any), as applicable and (D) at the appropriate payment date, the amount of dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in either case, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Purchaser Common Stock or the Purchaser Notes, as the case may be.

(e)        No certificate or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Certificates or upon cancellation of Options pursuant to Section 4.2(d) and such fractional share interests shall not entitle the owner thereof to any dividends or other distributions or to vote or to any other rights of a stockholder of Purchaser.  Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger or Options canceled pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock (after taking into account, as applicable, all Certificates delivered by such holder and the aggregate number of shares of Company Common Stock represented thereby and/or Options held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product obtained by multiplying (i) such fractional share interest of Purchaser Common Stock by (ii) the Purchaser Common Stock Value.

(f)         No Purchaser Note that has a principal amount of less than $1.00 (a “Fractional Purchaser Note”) shall be issued upon the surrender for exchange of Certificates or upon cancellation of Options pursuant to Section 4.2(d) and such Fractional Purchaser Note shall not entitle the owner thereof to any interest payments or other payments with respect to the Purchaser Notes.  Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger or Options canceled pursuant to the Merger who would otherwise have been entitled to receive a Fractional Purchaser Note (after taking into account, as applicable, all Certificates delivered by such holder and the aggregate number of shares of Company Common Stock represented thereby and/or Options held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the principal amount of such Fractional Purchaser Note.

(g)        If any certificate for shares of Purchaser Common Stock or any Purchaser Note is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Purchaser Common Stock or Purchaser Note in any name other than that of the registered holder of the Certificate surrendered, or will have established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

(h)        If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Purchaser or the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, any stock dividend thereon with a record date during such period, or any issuance, exercise or exchange of any Rights (as defined in the Rights Agreement), the Merger Consideration and any number or amount contained in this Agreement which is based on the price of Purchaser Common Stock or Company Common Stock or the number of shares of Purchaser Common Stock or Company Common Stock, as the case may be, shall be equitably adjusted to reflect such reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend thereon, or issuance, exercise or exchange of Rights.  Nothing contained in this Section 4.3(h) shall limit the obligations of the Company and Purchaser under Sections 7.1(b) and 7.1(d), respectively.

(i)         At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock, other than transfers that occurred prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this ARTICLE IV.

(j)         The Paying Agent shall invest the Exchange Fund, as directed by Purchaser, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody’s Investors Services, Inc. or Standard & Poor’s Rating Group, a division of The McGraw Hill Companies, Inc., or (iv) bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $500 million.  Any net earnings with respect to the Exchange Fund shall be the property of and paid over to Purchaser as and when requested by Purchaser; provided, however, that any such investment or any such payment of earnings may not materially delay the receipt by holders of Certificates of any Merger Consideration.

(k)        Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of all such funds) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to the Surviving Corporation.  Any former stockholders of the Company who have not theretofore complied with this ARTICLE IV shall thereafter look only to the Surviving Corporation with respect to the Merger Consideration pursuant to Section 4.2(b), any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions or payments payable pursuant to Section 4.3(d), upon due surrender of their Certificates, in each case without any interest thereon (other than interest accruing after the Closing Date on the Purchaser Notes issued as Notes Merger Consideration as provided in Section 4.3(b)).

(l)         None of Purchaser, the Company, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any holder of Company Common Stock or Purchaser Common Stock, as the case may be, for any portion of the Merger Consideration or Option Consideration (or dividends or distributions or payments with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Laws following the passage of time specified therein.

(m)       If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration pursuant to Section 4.2(b), any dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d), any cash in lieu of fractional shares payable pursuant to Section 4.3(e) and any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f), in each case pursuant to this ARTICLE IV.

(n)        Except as otherwise provided herein, Purchaser shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the Merger Consideration for Certificates.

(o)        The Paying Agent, the Surviving Corporation and, to the extent permitted by applicable Law, Merger Sub, shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Vested Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of applicable state, local or foreign tax Law.  To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

(p)        Prior to the Effective Time, Purchaser, the Company and Paying Agent shall mutually agree on the mechanics for the payment (as promptly as practicable following the Effective Time) to holders of Options canceled pursuant to Section 4.2(d) of the Option Consideration, any cash in lieu of fractional shares of Purchaser Common Stock in accordance with Section 4.3(e), any cash in lieu of Fractional Purchaser Notes in accordance with Section 4.3(f) and any dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in either case, to which such holders of canceled Options are entitled consistent with Section 4.3(d).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter, dated the date hereof, delivered by the Company to Purchaser prior to the execution of this Agreement (the “Company Disclosure Letter”) with specific reference to the particular Section or subsection of this Agreement to which the limitation set forth in such Company Disclosure Letter relates (it being understood that any information set forth in a particular Section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify each other Section or subsection thereof or hereof to the extent that it is reasonably apparent on its face that such information is relevant to such other Section or subsection thereof or hereof), the Company hereby represents and warrants to Purchaser and Merger Sub as follows:

5.1           Existence; Good Standing; Corporate Authority.  (a) The Company is a corporation duly organized and is validly existing and in good standing under the laws of the State of Delaware, (b) each Subsidiary of the Company is a corporation duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and (c) each of the Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other state of the United States or the laws of any foreign jurisdiction, if applicable, in which the character of the properties owned, licensed or leased by it or in which the transaction of its business makes such qualification necessary, except, in the case of the foregoing clauses (b) and (c), where the failure to be so licensed or qualified or to be in good standing, has not had and would not reasonably be expected to have a Company Material Adverse Effect (provided, that references to good standing in clauses (b) and (c) above shall not refer to FTD UK Holdings Limited and its Subsidiaries incorporated under the laws of England and Wales).  For purposes of this Agreement, “Company Material Adverse Effect” means any change, circumstance, development, occurrence, event, fact or effect (each, a “Company Effect”) that, when considered either individually or together with all other Company Effects, is or is reasonably likely to be materially adverse to (i) the business, properties, assets, liabilities, consolidated results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, that any such Company Effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (i) any conditions, developments or changes affecting the industries in which the Company and its Subsidiaries operate; (ii) any conditions affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments or changes therein; (iii) political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein; (iv) any conditions resulting from natural disasters; (v) compliance by the Company and its Subsidiaries with the covenants contained in this Agreement (provided that this clause shall not apply to Company Effects resulting from compliance with Section 7.1(a)); (vi) the failure of the financial or operating performance of the Company or its Subsidiaries to meet internal projections or budgets for any period in and of itself (it being understood that any fact or development giving rise to or contributing to such failure may be the cause of a Company Material Adverse Effect if not otherwise excluded pursuant to this definition); (vii) any action taken or omitted to be taken by or at the written request or with the written consent of Purchaser; (viii) any announcement of this Agreement or the transactions contemplated hereby, in each case, solely to the extent due to such announcement; (ix) changes in any Laws or accounting principles; or (x) any Company Effects arising out of or resulting from any legal claims or other proceedings made by any of the Company’s stockholders (on their own behalf or on behalf of the Company) arising out of or related to this Agreement or the Merger; provided, however, that Company Effects set forth in clauses (i), (ii), (iii), (iv) and (ix) above may be taken into account in determining whether there has been or is a Company Material Adverse Effect if and only to the extent such Company Effects have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the floral industry in North America and the United Kingdom (after taking into account the size of the Company and its Subsidiaries relative to such other participants).  Each of the Company and its Subsidiaries has all requisite corporate power and authority to own, operate, license and lease its properties and carry on its business as now conducted, except where the failure to have such power and authority would not reasonably be expected to have a Company Material Adverse Effect.  The Company has heretofore made available to Purchaser true and correct copies of the certificate of incorporation and bylaws or other governing instruments of the Company and each of its material Subsidiaries as currently in effect.  The corporate records and minute books of the Company and each of its Subsidiaries reflect all material actions taken and authorizations made at meetings of such companies’ board of directors or any committees thereof and at any stockholders’ meetings thereof.

5.2           Authorization, Validity and Effect of Agreements.

(a)        The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents executed in connection herewith (the “Ancillary Documents”) to which it is a party and subject to the adoption of this Agreement by the holders of a majority of the outstanding shares of the Company Common Stock (the “Stockholder Approval”), to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board, and no other corporate proceedings on the part of the Company or approvals from any holders of equity securities of the Company or any of its Subsidiaries are necessary to authorize this Agreement and the Ancillary Documents to which it is a party or to consummate the transactions contemplated hereby and thereby (other than the Stockholder Approval).  This Agreement has been, and any Ancillary Document to which it is a party at the time of execution will have been, duly and validly executed and delivered by the Company, and (assuming this Agreement and such Ancillary Documents  each constitute a valid and binding obligation of Purchaser and Merger Sub to the extent party thereto) constitutes or, in the case of any such documents entered into after the date of this Agreement will constitute, the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)        On or prior to the date hereof, the Board has duly adopted resolutions (i) evidencing its determination that as of the date hereof this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders, (ii) approving this Agreement, the Ancillary Documents to which the Company is a party and the transactions contemplated hereby and thereby, (iii) declaring this Agreement and the Merger advisable and (iv) recommending that the stockholders of the Company adopt this Agreement and approve the Merger and the other transactions contemplated hereby (the “Company Recommendation”), and, as of the date hereof, such resolutions have not been rescinded, modified or withdrawn in any way.  No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) or any anti-takeover provision in the Company’s certificate of incorporation or bylaws is, or at the Effective Time will be, applicable to the Company, the Company Common Stock, the Merger or the other transactions contemplated by this Agreement and the Voting and Support Agreement.  To the knowledge of the Company, no other anti-takeover laws or regulations apply or purport to apply to this Agreement, the Ancillary Documents to which it is a party or any of the transactions contemplated hereby or thereby.  No provision of the certificate of incorporation or the bylaws of the Company or similar governing instruments of any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Purchaser to vote, or otherwise to exercise the rights of a stockholder with respect to, any shares of the Company and any of its Subsidiaries that may be acquired or controlled by Purchaser.

5.3           Compliance with Laws.

(a)        Neither the Company nor any of its Subsidiaries is in material violation of any foreign or domestic, federal, state, provincial, local, municipal or other law (including common law), statute, ordinance, rule, regulation, code, injunction, ordinance, convention, directive, order, judgment, award, writ, stipulation, treaty, ruling or decree or other legal requirement (including any arbitral award or decision) (the “Laws”) of any foreign or domestic, federal, state, provincial, local, municipal, or other judicial, legislative, executive, administrative or regulatory body or authority or any court, arbitral body, board or tribunal (“Governmental Entity”) applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.  To the knowledge of the Company, neither the Company nor any of its Subsidiaries is being investigated with respect to, and, to the knowledge of the Company, none of the Company nor any of its Subsidiaries has been threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not reasonably be expected to have a Company Material Adverse Effect.

(b)        To the Company’s knowledge, none of the Company, any of its Subsidiaries or any of the directors, officers, agents or employees of the Company or any of its Subsidiaries has, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.  Neither the Company nor any of its Subsidiaries has participated in any boycotts.

5.4           Capitalization.

(a)        The authorized capital stock of the Company consists solely of 75,000,000 shares of Company Common Stock and 200,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”).  As of the close of business on April 25, 2008, (i) 29,832,301 shares of Company Common Stock were issued and outstanding (excluding shares held by the Company in its treasury), (ii) no shares of Company Preferred Stock were outstanding, (iii) Options to purchase an aggregate of 1,792,870 shares of Company Common Stock were outstanding, (iv) no shares of Company Common Stock were held by the Company in its treasury and (v) no shares of capital stock of the Company were held by the Company’s Subsidiaries.  The Company has no outstanding bonds, debentures, notes or other securities or obligations entitling the holders thereof to vote (or that are convertible into or exercisable or exchangeable for, or that evidence the right to subscribe for or acquire, securities having the right to vote) with the stockholders of the Company on any matter.  Except as set forth in Section 5.4 of the Company Disclosure Letter, since June 30, 2007, the Company has not (A) issued any shares of capital stock, restricted stock or other securities other than shares of Company Common Stock upon the exercise of Options, (B) granted any Options, or (C) split, combined, converted or reclassified any of its shares of capital stock.  All issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.  Except as set forth in this Section 5.4 and Section 5.5(a) of the Company Disclosure Letter, there are no other shares of capital stock, equity interests or voting securities of the Company or any of its Subsidiaries, and no options, warrants, calls, subscriptions, convertible, exercisable or exchangeable securities or other rights, agreements or commitments that obligate the Company or any of its Subsidiaries to issue, transfer, grant, enter into or sell or cause to be issued, transferred, granted, entered into or sold any shares of capital stock of, or equity interests in or any security convertible into or exercisable or exchangeable for, or that evidence the right to subscribe for or acquire any capital stock or equity interest in, the Company or any of its Subsidiaries or any such option, warrant, call, subscription, security or other right, agreement or commitment or that give any person the right to receive any economic interest in the Company or any of its Subsidiaries.

(b)        Except as set forth in Section 5.4(b) of the Company Disclosure Letter, there are no (i) outstanding agreements or other obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire (or cause to be repurchased, redeemed or otherwise acquired) any shares of capital stock of the Company or any of its Subsidiaries and there are no performance awards outstanding under the Stock Option Plans or any other outstanding stock-related awards, stock appreciation, phantom stock, profit participation or similar rights or (ii) voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the Company’s directors or executive officers is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries, other than the Voting and Support Agreement.  Section 5.4(b) of the Company Disclosure Letter sets forth a complete and accurate list of all outstanding Options granted pursuant to any Stock Option Plan as of the date hereof, which list sets forth the name of the holders thereof and, to the extent applicable, the exercise price or purchase price thereof, the number of shares of Company Common Stock subject thereto, the governing Stock Option Plan with respect thereto and the expiration date thereof.  No agreement or understanding requires consent or approval from the holder of any Option to effectuate the terms of this Agreement.

5.5           Subsidiaries.

(a)        Section 5.5(a) of the Company Disclosure Letter lists each Subsidiary of the Company together with the stockholders thereof and their respective percentage ownership and the jurisdiction of incorporation of each such Subsidiary.  Except for the shares of capital stock in each Subsidiary of the Company, and as set forth in Section 5.5(a) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any other Person or have any obligation or agreement to make any capital contribution to, invest in or otherwise acquire any capital stock of or ownership interest in any other Person.

(b)        The Company owns, directly or indirectly through a Subsidiary, all the outstanding shares of capital stock (or other ownership interests) of each of the Company’s Subsidiaries.

(c)        Except as set forth in Section 5.5(c) of the Company Disclosure Letter, each of the outstanding shares of capital stock (or other ownership interests) of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and free of preemptive or similar rights, and is owned, directly or indirectly, by the Company or one of its Subsidiaries free and clear of all liens, pledges, security interests, charges, claims or other encumbrances of any kind or nature (“Encumbrances”), and all other limitations or restrictions  including on the right to vote, sell or otherwise dispose of the stock or other ownership interest.

5.6           No Violation.  Neither the execution and delivery by the Company of this Agreement or any of the Ancillary Documents to which it is a party nor the consummation by the Company of the transactions contemplated hereby or thereby does or will:  (a) violate, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries; (b) violate, conflict with, result in a breach of a provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or result in a loss of a benefit under, result in the triggering of any payment, penalty or other obligations pursuant to any Contract (as hereinafter defined); (c) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) upon any of the properties of the Company or its Subsidiaries, except for any such matters referenced in clauses (b) and (c) with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained or with respect to any matters that would not reasonably be expected to have a Company Material Adverse Effect; (d) require any consent, approval, action, order, notification or authorization of, license, Permit or waiver by or declaration, filing or registration (collectively, “Consents”) with any Governmental Entity, including any such Consent under the Laws of any foreign jurisdiction, other than (i) the filing of the Proxy/Prospectus with the SEC and the filing with the SEC of such other filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), and applicable state blue-sky laws, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the filing and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required under any other applicable Law governing antitrust or competition matters, and any Consents required to be obtained pursuant to the Laws of any foreign jurisdiction relating to antitrust matters or competition (“Foreign Antitrust Laws”) (collectively, “Other Antitrust Filings and Consents,” and, together with the other filings described in clauses (i) and (ii) above, and (iii) and (iv) below, “Regulatory Filings,”), (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) any filings required by the rules and regulations of the New York Stock Exchange, and (v) those Consents the failure of which to obtain or make would not reasonably be expected to have a Company Material Adverse Effect; or (e) violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, except for violations that would not reasonably be expected to have a Company Material Adverse Effect.  Neither the execution and delivery by the Company of this Agreement or any of the Ancillary Documents to which it is a party nor the consummation by the Company of the transactions contemplated hereby or thereby will require any Consent of any Person (other than any Governmental Entity) except (i) under those Contracts set forth in Section 5.6 of the Company Disclosure Letter, (ii) for the

Stockholder Approval, and (iii) under those Contracts that are not Material Contracts, the failure of which to make or obtain would not be reasonably expected to have a Company Material Adverse Effect.

5.7           Company Reports.  The Company has timely filed or furnished all reports, schedules, forms, statements, prospectuses and other documents (including all exhibits, amendments and supplements thereto) required to be filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company since June 30, 2005, and has previously made available to Purchaser and Merger Sub true and complete copies of (i) the Annual Reports on Form 10-K for the fiscal years ended June 30, 2005, 2006 and 2007 filed by the Company with the SEC, (ii) information or proxy statements relating to all of the Company’s meetings of stockholders held or scheduled to be held since June 30, 2005, and (iii) each other registration statement, proxy or information statement, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed since June 30, 2007 by the Company with the SEC prior to the date hereof (all such documents, as amended or supplemented, including any information incorporated by reference therein, are referred to collectively as, the “Company Reports”).  Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company contained in the Company Reports (or incorporated therein by reference) (i) were or, in the case of the Company Reports filed or furnished on or after the date hereof, will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject in the case of interim unaudited financial statements to normal year-end audit adjustments, and (ii) complied or, in the case of Company Reports furnished or filed on or after the date hereof, will comply, as to form as of their respective dates in all material respects with applicable rules and regulations (including accounting requirements) of the SEC.  As of their respective dates, each Company Report was prepared in accordance with and complied (or, in the case of Company Reports furnished or filed on or after the date hereof, will be prepared in accordance with and will comply) in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as applicable, and the rules and regulations of the SEC promulgated thereunder, and the Company Reports (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not (or, in the case of Company Reports furnished or filed on or after the date hereof, will not), as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other Company Reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has made available to Purchaser copies of all material comment letters received by the Company from the SEC since January 1, 2005 and relating to any Company Reports, together with all written responses of the Company thereto sent to the SEC.  As of the date hereof, (i) there are no material outstanding or material unresolved comments in comment letters received from the SEC staff with respect to the Company Reports, and (ii) none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.  None of the Subsidiaries is required to file any forms, reports or other documents with the SEC.

5.8           Absence of Certain Changes.  From June 30, 2007 through the date hereof, the Company and each of its Subsidiaries have conducted their business in the ordinary course of such business consistent with past practices, except as contemplated by this Agreement in connection with the Merger and the transactions contemplated thereby.  From June 30, 2007 through the date hereof, neither the Company nor any of its Subsidiaries has engaged in any transaction or series of transactions material to the Company and its Subsidiaries in the aggregate, other than in the ordinary course of business consistent with past practice, and there have not been (a) any Company Effects that constitute a Company Material Adverse Effect; (b) except as set forth in Section 5.8 of the Company Disclosure Letter, any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; (c) any issuance by the Company, or agreement or commitment of the Company to issue, any shares of capital stock or securities convertible into or exercisable exchangeable for, or that evidence the right to subscribe for or acquire, shares of capital stock; (d) any repurchase, redemption or any other acquisition by the Company or its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or its Subsidiaries; (e) any material change in accounting principles, practices or methods; (f) except as set forth in Section 5.8 of the Company Disclosure Letter, any entry into any employment agreement with, or any material increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company or any of its Subsidiaries to, their respective directors or officers; (g) except as set forth in Section 5.8 of the Company Disclosure Letter, any material increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or arrangement covering any such directors, officers or employees; (h) any revaluation by the Company or any of its Subsidiaries of any material amount of their assets, taken as a whole, including, without limitation, write-downs of inventory or write-offs of accounts receivable other than in the ordinary course of business consistent with past practices; (i) except as set forth in Section 5.8 of the Company Disclosure Letter, any sale or other transfer of any material assets of the Company or any of its Subsidiaries; (j) any action of the type described in Section 7.1(a) or Section 7.1(b) that had such Section been in effect when such action was taken would be in violation of such Section; and (k) any agreement by the Company or its Subsidiaries to take any of the actions referred to in clauses (b) through (i) of this sentence.

5.9           Taxes.  Except as set forth in Section 5.9 of the Company Disclosure Letter, (a) all U.S. Federal income and all other material Tax returns, statements, reports and forms (collectively, the “Company Returns”) required to be filed with any taxing authority by the Company and each of its Subsidiaries have been timely filed in accordance in all material respects with all applicable Laws; (b) the Company and each of its Subsidiaries have timely paid all material Taxes due and payable and the Company Returns are true, correct and complete in all material respects; (c) the Company and each of its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party (as hereinafter defined); (d) there is no action, suit, proceeding, audit or claim pending against the Company or any of its Subsidiaries in respect of any Taxes, nor has any such action, suit, proceeding, audit or claim been threatened in writing; (e) neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing or allocation agreement or similar contract or agreement or any agreement that obligates them to make any payment computed by references to the Taxes, taxable income or taxable losses of any other Person; (f) there are no liens with respect to Taxes (other than Taxes not yet due and payable) on any of the assets or properties of the Company or any of its Subsidiaries; (g) neither the Company nor any of its Subsidiaries (1) is, or has been, a member of an affiliated, consolidated, combined or unitary group, other than one of which the Company was the common parent and (2) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise; (h) neither the Company nor any of its Subsidiaries has agreed to make or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (i) no waivers of statutes of limitation with respect to any Company Returns have been given by the Company or any of its Subsidiaries; (j) all deficiencies asserted or assessments made as a result of any examinations of the Company or any of its Subsidiaries have been fully paid, or are fully reflected as a liability in the Company 2007 Balance Sheet, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Company 2007 Balance Sheet; (k) none of the Company or any of its Subsidiaries has received written notice from any Governmental Entity in a jurisdiction in which such entity does not file a Tax return stating that such entity is or may be subject to taxation by that jurisdiction that has not previously been resolved; (l) none of the assets of the Company or any of its Subsidiaries is property required to be treated as being owned by any other Person pursuant to the “safe harbor lease” provisions of former Section 168(f)(8) of the Code; and (m) neither the Company nor any predecessors of the Company by merger or consolidation has within the past three years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code.  The term “Tax” or “Taxes” means all United States federal, state, local or foreign income, profits, estimated gross receipts, windfall profits, environmental (including taxes under Section 59A of the Code), severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, escheat, capital gains, capital stock, employment, withholding, social security (or similar), disability, transfer, registration, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, estimated, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to taxes that may become payable in respect therefor, imposed by any Governmental Entity, whether disputed or not.

5.10         Employee Benefits.

(a)        Except as set forth in Section 5.10(a) of the Company Disclosure Letter, none of the Company or any ERISA Affiliate maintains, administers, sponsors or otherwise has any liability with respect to (i) any “employee benefit plan”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any employment, severance or similar contract, plan, arrangement or policy or (iii) any other material plan or arrangement (written or oral) whether or not subject to ERISA (including any funding mechanism therefore now in effect or required) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive, retention or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical, life insurance benefits or “relevant benefits” within the meaning of section 393B of the Income Tax (Earnings and Pensions) Act 2003 (UK) (ignoring the exemption contained in that section), including the payment of contributions to or remuneration referable to contributions to any personal pension scheme, stakeholder pension scheme, retirement annuity contract or similar arrangement (“Relevant Benefits”)), which, without limiting any other limitation hereof, in each case specified in subsection (i), (ii) or (iii), covers any employee or former employee or director of the Company or any of its Subsidiaries (collectively, the “Company Employee Plans”).  Other than with respect to any multiemployer plan as defined in Section 4001 of ERISA, the Company has delivered or made available to Purchaser (i) current, accurate and complete copies (or to the extent no such copy exists, an accurate description of the material features) of each Company Employee Plan and, if applicable, related trust agreements, (ii) all amendments thereto, and (iii) if applicable, the two most recently prepared (A) Forms 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports, and (D) with respect to Company Employee Plans operating in the United Kingdom, schedules of contributions, all investment and insurance contracts and full membership data.  All of the information and documents which have been made available, or given by or on behalf of the Company to Purchaser, its advisers or agents relating to the Company Employee Plans and any Relevant Benefits before or during the negotiation of this Agreement are true and complete.  An “ERISA Affiliate” means any Person which would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code.

(b)        None of the Company, any of its Subsidiaries, or any ERISA Affiliate has incurred any liability under Title IV of ERISA which has not been satisfied (other than for premiums to the Pension Benefit Guaranty Corporation (“PBGC”) not yet due) with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) or any multiemployer plan (as defined in Section 3(37) of ERISA), and no events have occurred and no circumstances exist that would reasonably be expected to result in any such liability to the Company, any of its Subsidiaries or any ERISA Affiliate.

(c)        Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification.  The Company has furnished to Merger Sub a copy of the most recent Internal Revenue Service determination letter, if any, with respect to each Company Employee Plan.  Each Company Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes (other than the Pensions Act 2004 (UK) and the Finance Act 2004 (UK)), orders, rules and regulations, including ERISA and the Code, which are applicable to such Company Employee Plan.  To the knowledge of the Company, each Company Employee Plan has been maintained in compliance in all material respects with the requirements prescribed by the Pensions Act 2004 (UK) and the Finance Act 2004 (UK), as applicable.  To the knowledge of the Company, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has occurred that will make the Company or any of its Subsidiaries, or any officer or director of the Company or any Subsidiaries, subject to any material liability under Part 4 of Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) or to any tax charge in accordance with the Finance Act 2004 (UK).

(d)        No Company Employee Plan is a multiemployer plan (as defined in Section 4001 of ERISA).  With respect to each Company Employee Plan (other than a multiemployer plan (as defined in Section 4001 of ERISA)) that is subject to Title IV of ERISA (a “Pension Plan”), the fair market value of the assets of such Pension Plan equals or exceeds the actuarial present value of the accumulated benefit obligations (as of the date of the most recent actuarial report prepared for such Pension Plan) under such Pension Plan (whether or not vested), based on the actuarial assumptions set forth in the most recent actuarial report prepared for such Pension Plan.  No “accumulated funding deficiency” (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived.  Other than lump sum death in service benefits, the Company Employee Plans operating in the United Kingdom provide only money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993 (UK)) and no promise or assurance (written or oral) has been made under the Company Employee Plans operating in the United Kingdom that benefits (other than lump sum death in service benefits) will be calculated by reference to any person’s remuneration or equate (approximately or exactly) to any particular amount.  Neither the Company nor any ERISA Affiliate has failed to pay when due any “required installment”, within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan.  Neither the Company nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan.  Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, any transaction described in Section 4069 of ERISA.  Except for such of the following as would not reasonably be expected to result in a Company Material Adverse Effect, (i) neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan, (ii) neither the Company nor any ERISA Affiliate is required to provide security to any Pension Plan under Section 401(a)(29) of the Code, (iii) no filing has been made by the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, the Pensions Regulator (UK) or the Pension Protection Fund (UK), to terminate any Pension Plan, that in either case is pending, and (iv) no condition exists and no event has occurred that would reasonably be expected to constitute grounds for the termination of any Pension Plan by the PBGC the Pensions Regulator (UK) or the Pension Protection Fund (UK).  There has been no “reportable event” (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) or “notifiable event” (in accordance with Section 69 of the Pensions Act of 2004 (UK)) with respect to any Pension Plan.

(e)        There has been no amendment to or change in employee participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 2007.

(f)         Neither the Company nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Company Employee Plan which is a welfare plan as defined in Section 3(1) of ERISA, other than benefits mandated by Section 4980B of the Code or under applicable Law.

(g)        To the knowledge of the Company, no Company Employee Plan is under audit or is the subject of an audit or investigation by the Internal Revenue Service, the Department of Labor, Her Majesty’s Revenue and Customs, the Pensions Regulator, the board of the Pension Protection Fund or any other Governmental Entity, nor is any such audit or investigation pending.  With respect to any Company Employee Plan and except as would not result in a Company Material Adverse Effect, (A) no actions, suits, termination proceedings or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened and (B) no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims.

(h)        Neither the execution and delivery of this Agreement or any Ancillary Documents to which it is a party by the Company nor the consummation of the transactions contemplated hereby or thereby (either alone or in conjunction with another event) will result in (i) the acceleration or creation of any rights of any officer, director or employee of the Company under any Company Employee Plan or under any agreement (including, without limitation, the acceleration of the vesting or exercisability of any Options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any plan or the acceleration or creation of any rights under any bonus, severance, parachute or change in control agreement) or (ii) any payments which would fail to be deductible under Section 280G of the Code.  The Company is not a party to or bound by any agreement, plan or arrangement pursuant to which the Company has any obligation to “gross up,” indemnify or otherwise compensate or hold harmless any Person with respect to any portion of any excise tax (or interest or penalties with respect thereto) which such Person may become subject to under Section 4999 of the Code or any similar state tax Law.

(i)         Any Company Employee Plan that is subject to Section 409A of the Code is being operated in material good faith compliance with the requirements of such Code section and the guidance promulgated thereunder.

(j)         All Company Stock Options were (i) granted with an exercise price per share no lower than the “fair market value” (as defined in the applicable plan) of one share of Company Common Stock on the date of the corporate action effectuating the grant, (ii) granted, accounted for, reported and disclosed in accordance with applicable law, accounting rules and stock exchange requirements, and (iii) validly issued and properly approved by the board of directors of the Company (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Laws and recorded on the audited financial statements and unaudited interim financial statements of the Company.

(k)        To the knowledge of the Company, every employee and officer and former employee and officer who is or has been entitled to, or eligible for, membership of any of the Company Employee Plans operating in the United Kingdom, whether under a contract of employment or under the rules or otherwise of the Company Employee Plans, has joined or been invited to join as of the date on which he or she became so entitled or eligible.

(l)         To the knowledge of the Company, the Company Employee Plans operating in the United Kingdom have at all times complied with the Employment Equality (Age) Regulations 2006, as amended.

(m)       No person has had his or her contract of employment transferred to the Company or any of its Subsidiaries from another employer in circumstances where the Transfer of Undertakings (Protection of Employment) Regulations 2006 and the Transfer of Employment (Pension Protection) Regulations 2005 applied to the transfer or his or her contract of employment.

(n)        To the knowledge of the Company, all death benefits which may be payable from the Company Employee Plans operating in the United Kingdom are fully insured with an insurance company authorized under the Financial Services and Markets Act 2000 to carry on long-term insurance business.  To the knowledge of the Company, all policies and contracts under which such benefits are insured are enforceable.  Each member and beneficiary has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health.

(o)        Since October 8, 2001, the Company and its Subsidiaries (as applicable) has complied in all material respects with its obligation to designate and provide access to a stakeholder pension scheme for all its “relevant employees” (as defined in the Welfare Reform and Pensions Act 1999 (UK) (as amended)).

(p)        The Company or any of its Subsidiaries does not have any obligation to contribute to or make any payments or have any liability in respect of the Interflora 1978 Retirement and Death Benefit Scheme which has been fully wound up and to the Company’s knowledge all legislative requirements in relation to its winding-up have been complied with.

5.11         Brokers.  None of the Company, its Subsidiaries or any of their respective affiliates has retained, authorized to act on behalf of the Company or any of its Subsidiaries or entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of Purchaser, Merger Sub, the Company, any of the Company’s Subsidiaries or any of their respective affiliates to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained the Financial Advisor, the arrangements with which have been disclosed in writing to Purchaser prior to the date hereof, and all of which fees and expenses will be borne by the Company.

5.12         Licenses and Permits.  The Company and its Subsidiaries maintain in full force and effect and are in compliance with all licenses, permits, certificates, approvals, consents, easements, variances, disclosure obligations, exemptions and authorizations (collectively, “Permits”) with and under all Laws and all Environmental Laws, and from all Governmental Entities required to conduct their respective businesses as presently conducted, or that are necessary for the lawful ownership or use of their respective properties and assets, except for such of the foregoing the lack of which or failure to comply with which would not reasonably be expected to have a Company Material Adverse Effect, and no Permit is subject to any outstanding order, decree, judgment or stipulation that would be likely to affect such Permit, where the effect of the foregoing would reasonably be expected to have a Company Material Adverse Effect.  None of the Company or any of its Subsidiaries has received any notice of, and to the actual knowledge of the chief executive officer, the chief financial officer and the general counsel of the Company, there are no facts, which if known to any Governmental Entity would be reasonably likely to result in, any revocation, limitation, conditioning, suspension, modification, revocation or non-renewal of any Permit material to the conduct of the business of the Company and its Subsidiaries.

5.13         Environmental Compliance and Disclosure.  (a) The respective business of the Company and each of its Subsidiaries are, and have been, conducted in material compliance with all applicable Environmental Laws, (b) to the knowledge of the Company, none of the real property contains any asbestos containing material or mold that may be in a condition, location or form that requires or would be reasonably expected to in the future require any abatement, containment or remediation under any Environmental Law, (c) except as set forth in Section 5.13(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has: (i) created or assumed any liabilities, guaranties, obligations or indemnifications under any Environmental Law, consent decree or contract with any Third Party, including any Governmental Entity, that would reasonably be expected to result in any material liabilities under Environmental Law; (ii) received, or been subject to, any written, or to the knowledge of the Company, any verbal complaint, summons, citation, notice, order, claim, litigation, investigation, judicial or administrative proceedings, or judgment from any Person, including any Governmental Entity, regarding any actual or alleged violations of, or actual or potential liability under, any Environmental Laws; or (iii) any responsibility or liability under Environmental Law for any cleanup or remediation or other response action required thereby; (d) there are no underground storage tanks located on any real property owned by the Company or, to the Company’s knowledge, any real property leased by the Company, (e) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any pollutants, contaminants, chemicals or toxic or hazardous substances that would be reasonably expected to form the basis of any claim under Environmental Law against the Company or against any Person whose liability for any such claim the Company has retained or assumed either contractually or by operation of law, or otherwise result in any costs or liabilities to Purchaser, the Surviving Corporation, the Company or any of its Subsidiaries under Environmental Law, and (f) the Company has made available to Purchaser all material assessments, reports, data, results of investigations or audits that is in the possession or control of the Company or any of its Subsidiaries regarding environmental matters pertaining to or the environmental condition of the business of the Company, or the compliance (or noncompliance) by the Company with any Environmental Laws.  As used in this Agreement, the term “Environmental Laws” means Laws relating to pollution or protection of the environment or human safety or health, including matters relating to emissions, discharges or releases of, or exposure to, pollutants, contaminants, chemicals or toxic or hazardous substances into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such hazardous substances.

5.14         Title to Assets.  The Company and each of its Subsidiaries have (i) good and insurable fee simple title to all of their real properties, and (ii) good and valid title to all of their personal properties and assets reflected on the Company’s audited balance sheet (including in any related notes thereto) as of June 30, 2007 included in the Company’s Annual Report on Form 10-K for the fiscal year then ended (the “Company 2007 Balance Sheet”) or acquired after June 30, 2007 (other than assets disposed of since June 30, 2007 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects and Encumbrances, except for (a) Encumbrances that secure indebtedness that is properly reflected in the Company 2007 Balance Sheet; (b) liens for Taxes accrued but not yet due and payable; (c) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like liens arising or incurred as a matter of law in the ordinary course of business with respect to obligations incurred after June 30, 2007, provided that the obligations secured by such liens are not delinquent or material; (d) Encumbrances set forth in Section 5.14 of the Company Disclosure Letter; and (e) such title defects or other Encumbrances, if any, as would not reasonably be expected to have a Company Material Adverse Effect (collectively, “Permitted Encumbrances”).  The Company and each of its Subsidiaries either own, or have good and valid leasehold interests in, all material properties and assets currently used by them in the conduct of their business.

5.15         Labor and Employment Matters.

(a)        Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract or understanding with a labor union, labor organization, trade union or works council, or any written work rules or written practices agreed to with any labor organization, employee organization or association or works council applicable to employees of the Company or any of its Subsidiaries.  Except for such of the following as would not reasonably be expected to result in a Company Material Adverse Effect, there is no: (i) unfair labor practice charge, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their respective businesses, (ii) pending demand for representation or certification with respect to any employees of the Company or any of its Subsidiaries by any labor union, labor organization, trade union, works council or group of such employees, and no question concerning representation exists with respect to any such employees, (iii) to the knowledge of the Company, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries or (iv) lockout, strike, slowdown, work stoppage or, to the knowledge of the Company, threat thereof by or with respect to any such employees.

(b)        All material personnel policies or rules applicable to employees of the Company or any of its Subsidiaries are in writing.  Section 5.15(b) of the Company Disclosure Letter contains a true and complete list of each of the Company’s material written personnel policies or rules applicable to employees of the Company or any of its Subsidiaries as of the date hereof, true, correct and complete copies of which have heretofore been made available to Purchaser.

(c)        Except as set forth in Section 5.15(c) of the Company Disclosure Letter:

(i)        The Company and its Subsidiaries are, and have at all times been, in material compliance with all applicable Laws respecting labor relations, employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, wages, hours of work and occupational safety and health, termination of employment, and neither the Company nor any of its Subsidiaries is delinquent in any material respect in payments to any current or former employees for any services or amounts required to be reimbursed or otherwise paid to such employees.

(ii)       No material charges with respect to or relating to the Company or its Subsidiaries are pending or, to the knowledge of the Company, threatened to be brought before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, and the Company and its Subsidiaries have at all times been in material compliance with all federal and state Laws and regulations prohibiting discrimination in the workplace including, without limitation, Laws and regulations that prohibit discrimination and/or harassment on account of race, national origin, religion, gender or gender orientation, disability, age, workers’ compensation status or otherwise.

(iii)      In the three-year period prior to the date hereof, no Governmental Entity responsible for the enforcement of labor or employment Laws has notified the Company that it intends to conduct a material investigation with respect to or relating to the Company or its Subsidiaries and no such investigation is in progress.

(iv)      There are no material lawsuits, complaints, charges, controversies or other proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by or on behalf of any current or former employees, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract for employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(v)       Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any material order, writ, judgment, injunction, decree, stipulation, determination or award relating to employment or employment practices entered by or with any Governmental Entity.

(d)        Except as set forth in Section 5.15(d) of the Company Disclosure Letter, the Company and each of its Subsidiaries are and have been at all times in compliance with the notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) and any similar foreign, state or local Law relating to plant closings or layoffs.  As of the date hereof, within the last three years, the Company and its Subsidiaries have not effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar foreign, state or local Law.  Section 5.15(d) of the Company Disclosure Letter contains a true and complete list of the names and sites of employment or facilities of those individuals who suffered an “employment loss” (as defined in the WARN Act) at any site of employment or facility of the Company or any of its Subsidiaries during the 90-day period prior to the date of this Agreement.  Section 5.15(d) of the Company Disclosure Letter shall be updated immediately prior to the Closing with respect to the 90-day period prior to the Closing Date.

(e)        To the knowledge of the Company, (i) no current or former officer or employee of, or consultant to, the Company or any of its Subsidiaries is in material violation of any term of any Contract relating to trade secrets or proprietary information, non-competition, non-solicitation or unfair competition, and (ii) the continued employment or engagement of such individuals does not subject the Company or any of its Subsidiaries to any material liability with respect to the foregoing matters.  Except as set forth in Section 5.15(e) of the Company Disclosure Letter, to the knowledge of the Company, no key employee or group of key employees of the Company or any of its Subsidiaries has given notice in the two-month period prior to the date hereof of an intention to terminate his or her employment.

5.16         Intellectual Property.

(a)        Section 5.16(a) of the Company Disclosure Letter lists, as of the date hereof, (i) all of the registered and material unregistered trademarks, service marks, trade names, service names, brand names, likenesses and logos (collectively, “Trademarks”) that are used in the conduct of the business of the Company or any of its Subsidiaries, and (ii) all registered copyrights, material copyrightable works that are not registered, patents and Internet domain names used in the conduct of the business of the Company or its Subsidiaries (collectively with the Trademarks, the “Proprietary Rights”), as well as any applications for any Proprietary Rights.  Section 5.16(a) of the Company Disclosure Letter also sets forth: (i) for each patent the number, date of filing and title for each country in which such patent has been issued or filed, or, if applicable, the patent application number, date of filing and title for each country in which such application has been filed, (ii) for each registered trademark or trademark application, as applicable, the country of filing, the application serial number (where available) or registration number and, where applicable, the class of goods covered, and (iii) for each registered copyright, the number and date of registration and the title of the work for each country in which a copyright has been registered, as well as licenses granted to any third party to any of the foregoing and an indication of which of the foregoing are owned by the Company or any of its Subsidiaries.  True and correct copies of all patents (including all pending applications) owned, controlled or created by or on behalf of the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has any interest whatsoever have been provided to Purchaser or its Representatives.  The Company and each of its Subsidiaries are taking or have taken all measures that are reasonably required to maintain and to protect each item of Proprietary Rights that the Company or any of its Subsidiaries owns or uses.

(b)        Except as disclosed in Section 5.16(b) of the Company Disclosure Letter, the Company and its Subsidiaries have no obligation to compensate any Person for the use of any of the Proprietary Rights, or for the use of any names and likenesses, trade secrets, databases or customer or supplier information or other information currently used by the Company or any of its Subsidiaries (collectively, “Related Rights”) where the amount of such compensation for any of such Related Rights would reasonably be expected to exceed $25,000 in any fiscal year.  The Company and its Subsidiaries (including, for these purposes, their respective predecessors-in-interest) have not granted any Person any license, option or other rights to use in any manner any of such Proprietary Rights or Related Rights, whether requiring the payment of royalties or not.  The Company and its Subsidiaries have used commercially reasonable measures to protect the proprietary nature of the Proprietary Rights and maintain in confidence, and protect the proprietary nature of, the trade secrets and confidential information that they own or use.  With respect to each item of the Proprietary Rights, the Company and its Subsidiaries have not agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to such Proprietary Rights.  Except as disclosed in Section 5.16(b) of the Company Disclosure Letter, with respect to each item of the Related Rights, the Company and its Subsidiaries have not agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to such Related Rights where the amount of such indemnification would reasonably be expected to exceed $25,000 in any fiscal year.

(c)        The Company and its Subsidiaries own or control or have a valid right to use, free and clear of all Encumbrances (except for Permitted Encumbrances), each of the Proprietary Rights and Related Rights, and none of such Proprietary Rights or Related Rights will cease to be valid rights by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.  The Company and its Subsidiaries have not received any notice of invalidity or infringement of, misappropriation or other conflict with, any rights of others with respect to any of the Proprietary Rights or Related Rights except as listed in Section 5.16(c) of the Company Disclosure Letter.  Except for licenses of the Trademarks granted in the ordinary course of the day-to-day business of the Company and its Subsidiaries, (i) to the Company’s knowledge, no other Person has the right to use any of the Trademarks in the manner in which they are now being used either in identical form or in such near resemblance thereto as to be likely to cause confusion with such Trademarks or to cause a mistake or deceive, (ii) no other Person has notified the Company or any of its Subsidiaries in writing that it is claiming any ownership of or right to use the Proprietary Rights or Related Rights, and (iii) to the Company’s knowledge, no other Person is infringing upon any such Proprietary Rights or Related Rights in any way.  Except as set forth in Section 5.16(c) of the Company Disclosure Letter, none of the Company’s or any of its Subsidiaries’ conduct of the business as of the date hereof conflicts with, infringes upon or otherwise violates the intellectual property rights of any third party, and no action has been instituted against the Company and no notices have been received by the Company or any of its Subsidiaries for actions that are presently outstanding, alleging that the Company’s or any of its Subsidiaries’ conduct of the business infringes upon, misappropriates or otherwise violates any intellectual property rights of a third party and no such claim has been threatened.

(d)        Section 5.16(d) of the Company Disclosure Letter identifies each item of the Proprietary Rights and Related Rights that is owned by a Person other than the

Company or its Subsidiaries, and all licenses or other agreements pursuant to which the Company and its Subsidiaries use such items are listed in Section 5.16(d) of the Company Disclosure Letter.  With respect to each such item:

(i)        the license or other agreement covering such item is legal, valid, binding and enforceable and in full force and effect with respect to the Company and its Subsidiaries and the Company has made correct and complete copies of such license or other agreements available to Purchaser or its Representatives;

(ii)       each such license or other agreement, including licenses to all third-party software listed in Section 5.16(d) of the Company Disclosure Letter to which the Company and its Subsidiaries are party, other than generally commercially available software, is assignable by the Company or one of its Subsidiaries.  Except as disclosed in Section 5.16(d)(ii) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not conflict with, result in a violation or breach of, or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such license or other agreement.  None of such licenses or other agreements includes a change of control or similar restriction whereby a third party may terminate such license or other agreement or require a payment in connection with such change of control as a result of the transactions contemplated by this Agreement;

(iii)      none of the Company and its Subsidiaries is in breach of or default under any such license or agreement, and, to the Company’s knowledge, no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration thereunder; and

(iv)      any underlying item of the Proprietary Rights or Related Rights is not subject to any outstanding judgment, order, decree, stipulation or injunction.

(e)        The Company and its Subsidiaries are in compliance in all material respects with the Company’s and each of its Subsidiaries’ website privacy policies and contractual obligations relating to any personal data held by the Company or any of its Subsidiaries and legal obligations relating to any personal data held by the Company or any of its Subsidiaries.

(f)         Section 5.16(f) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) all Open Source Software used by the Company or its Subsidiaries, and (ii) which Contract (including the version thereof) governs the Company’s and its Subsidiaries’ use of such Open Source Software.  Except as disclosed in Section 5.16(f) of Company Disclosure Letter, (1) no Open Source Software (a) has been modified by the Company or any of its Subsidiaries, (b) has been embedded in or otherwise combined by the Company or any of its Subsidiaries with any other software, (c) has been distributed by the

Company or its Subsidiaries to any third parties, or (d) is material, individually or in the aggregate with any other software with which it is used, to the conduct of the business.

(g)        For purposes of this Agreement:

“Open Source Software” means all software that is distributed as “free software,” “open source software” or under a “copyleft” agreement or a similar licensing or distribution model or otherwise subject to the terms of any license which requires, as a condition on the use, copying, modification, and/or distribution of such software that such item, or other software incorporated into, derived from, or distributed with such item, (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributed at no or minimal charge.  “Open Source Software” includes, without limitation, software distributed under the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, BSD licenses, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License and the Apache License.

5.17         Material Contracts.

(a)        Section 5.17 of the Company Disclosure Letter sets forth a complete and accurate list of all notes, bonds, mortgages, indentures, deeds of trust, licenses, leases, agreements, contracts, commitments, arrangements, Permits, concessions, franchises, limited liability or partnership agreements and other instruments to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or restricted (“Contracts”) as of the date hereof (other than Leases set forth in Section 5.21(b) of the Company Disclosure Letter) of the following categories (collectively, and together with the Leases set forth in Section 5.21(b) of the Company Disclosure Letter, the “Material Contracts” and each a “Material Contract”):

(i)        Contracts requiring annual expenditures by or liabilities of any party thereto in excess of $1.0 million that have a remaining term in excess of 90 days or are not cancelable (without material penalty, cost or other liability) within 90 days;

(ii)       Contracts containing covenants limiting in any material respect the ability of the Company or any of its Subsidiaries or other affiliate of the Company (including Purchaser and its affiliates after the Effective Time) to engage in any line of business, conduct sales or marketing activities or otherwise compete with any Person, in any product line or line of business, or operate at any location or jurisdiction;

(iii)      credit agreements, loan agreements, notes, debentures, loans, agreements, indentures, evidences of indebtedness (including intercompany indebtedness) or other instruments and contracts providing for the borrowing or lending of money in, or pursuant to which there is outstanding, an amount in excess of $1.0 million, whether as borrower, lender or guarantor;

(iv)      joint venture, alliance or partnership agreements or joint development or similar agreements with any Third Party under which the

Company has or may in the future have an obligation to invest or pay in excess of $1.0 million, or can reasonably be expected to have an obligation, to make one or more capital contributions, investments or payments pursuant to the terms of any such agreement;

(v)       all licenses, sublicenses, consents, royalty and other agreements concerning Proprietary Rights or Related Rights which Proprietary Rights or Related Rights, as applicable, are material to the conduct of the business of the Company or any of its Subsidiaries;

(vi)      employment or severance contracts with current or former officers or directors, including, without limitation, change-in-control agreements;

(vii)     any Contract with any non-director, non-officer employee or consultant that would require the Company or any of its Subsidiaries to make any payments or enhance benefits, including accelerating vesting, in connection with the transactions contemplated by this Agreement, or upon termination of employment;

(viii)    Contracts with or for the benefit of any director of the Company or any Person other than a publicly traded entity in which any director has an equity interest or which is an employer of a director of the Company;

(ix)       Contracts with any Governmental Entity that have a remaining term in excess of one year or are not cancelable (without material cost, penalty or other liability) within 180 days;

(x)        Corporate marketing agreements (e.g., marketing agreements with airlines and credit card companies) which have provided in the preceding twelve months, or would be reasonably expected to provide in any twelve month period, revenues to the Company or any of its Subsidiaries in excess of $1.0 million;

(xi)       Contracts or commitments relating to affinity programs, Internet portals, or advertising agreements with Internet search engines;

(xii)      Contracts pending for the acquisition or sale, directly or indirectly (by merger or otherwise) of assets (whether tangible or intangible), in excess of $1.0 million in market or book value with respect to any Contract or the capital stock of another Person, in each case in an amount in excess of $1.0 million;

(xiii)     Contracts with the top twenty (20) florist customers of the Company and its Subsidiaries in fiscal 2007 (measured in terms of revenue);

(xiv)    Contracts that by their terms grant or benefit a right of first refusal or first offer or similar right;

(xv)     Contracts pursuant to which the Company or any of its Subsidiaries have continuing obligations to jointly develop with any third party any material Proprietary Rights or Related Rights;

(xvi)    Contracts the performance of which have required in the preceding twelve months, or which would be reasonably expected to require in any twelve month period, aggregate expenditures by the Company or any of its Subsidiaries in excess of $1.0 million;

(xvii)   Contracts that would be required to be filed or disclosed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act;

(xviii)  Contracts guaranteeing any obligation for borrowed money or otherwise or pursuant to which any Third Party has guaranteed any obligation of the Company or any of its Subsidiaries for borrowed money or otherwise;

(xix)     Contracts with consultants or contractors the performance of which have required in the preceding twelve months, or which would be reasonably expected to require in any twelve month period, aggregate expenditures by the Company or any of its Subsidiaries in excess of $1.0 million; or

(xx)      Contracts containing or otherwise providing for any material service level agreements or commitments imposed on the Company or any of its Subsidiaries.

(b)        True and complete copies of the written Material Contracts and descriptions of verbal Material Contracts, if any, have been delivered or made available to Purchaser.  As of the date hereof, each of the Material Contracts is a valid and binding obligation of the Company, each Subsidiary of the Company that is a party thereto, and, to the knowledge of the Company, the other parties thereto, enforceable against the Company and the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors’ rights generally and by general principles of equity.  From and after the date hereof, except as would not reasonably be expected to result in a Company Material Adverse Effect, each of the Material Contracts is a valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors’ rights generally and by general principles of equity.

(c)        Except as set forth in Section 5.17(c) of the Company Disclosure Letter, in the three-year period prior to the date hereof, neither the Company nor any of its

Subsidiaries is, or has received any notice that any other party is, in breach, default or violation (each a “Default”) (and no event has occurred or not occurred through the Company’s inaction or, to the knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a Default) of any term, condition or provision of any Material Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, except for Defaults that would not reasonably be expected to have a Company Material Adverse Effect.

(d)        In the three-year period prior to the date hereof, the Company has not received written notice of the termination of any Material Contract nor, to the knowledge of the Company, has any party threatened to terminate any Material Contract, except in each case for any such termination that would not reasonably be expected to have a Company Material Adverse Effect.

5.18         No Undisclosed Liabilities.  Except as disclosed in the Company’s audited financial statements (including in any notes related thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2007 and liabilities and obligations incurred under this Agreement or in connection with the transactions contemplated by this Agreement and the Ancillary Documents, the Company and its Subsidiaries do not have any liabilities of any kind (whether accrued, absolute, contingent or otherwise), which, individually or in the aggregate would be material to the Company and its Subsidiaries, taken as a whole, and that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or in the notes thereto).

5.19         Litigation.  All of the material actions, suits, claims, investigations, arbitrations or proceedings pending or, to the knowledge of the Company, threatened, as of the date hereof, against the Company or any of its Subsidiaries or to which any of their respective assets or properties is subject before any arbitrator or Governmental Entity are set forth in Section 5.19 of the Company Disclosure Letter.  There is no action, suit, claim, investigation, arbitration or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity that would be reasonably expected to have a Company Material Adverse Effect, and to the knowledge of the Company, there is no basis for any such action, suit, claim, investigation, arbitration or proceeding.  None of the Company, any of its Subsidiaries or any officer, director or employee of the Company or any of its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Entity from engaging in or continuing any conduct or practice in connection with the business or assets of the Company or any of its Subsidiaries nor, to the knowledge of the Company, is the Company, any of its Subsidiaries or any executive officer or director of the Company or any of its Subsidiaries under investigation by any Governmental Entity related to the conduct of the Company’s or any of its Subsidiaries’ business.  To the knowledge of the Company, there is not in existence any order, judgment or decree of any court or other tribunal or other agency that is applicable to the Company or any of its Subsidiaries enjoining or requiring the Company or any of its Subsidiaries to take any action of any kind with respect to its business, properties or assets or that would be reasonably expected to have a Company Material Adverse Effect.

5.20         Insurance.

(a)        Each of the Company and its Subsidiaries maintains insurance coverage (the “Insurance Policies”) with insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent and as management has determined is customary for business entities of similar size engaged in similar lines of business, and have public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any activities of the Company or any of its Subsidiaries or any properties owned, occupied or controlled by the Company or any of its Subsidiaries, in such amount as is reasonably prudent and as management has determined is customary for business entities of similar size engaged in similar lines of business.  Section 5.20 of the Company Disclosure Letter contains a complete and accurate list of all Insurance Policies of the Company and its Subsidiaries as of the date hereof, including the underwriter and the amounts of coverage, deductibles and self-insured retentions and a summary of all material exclusions.  Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full.  Except as set forth in Section 5.20 of the Company Disclosure Letter, none of the material Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement.  Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party.  No insurer under any Insurance Policy has by written notice to the Company canceled or generally disclaimed liability under any such policy or, to the knowledge of the Company, indicated any intent to do so or not to renew any such policy, in each case without any exception other than those that would not be reasonably expected to have a Company Material Adverse Effect.  In the three-year period prior to the date hereof, neither the Company nor any Company Subsidiary has received any written notice regarding any (i) cancellation or invalidation of any material insurance policy, (ii) refusal of any coverage or rejection of any material claim under any material insurance policy or (iii) material adjustment in the amount of premiums payable with respect to any material insurance policy.  All material claims under the Insurance Policies have been filed in a timely fashion.  To the knowledge of the Company, since the Company’s formation, there have been no historical gaps in insurance coverage of the Company or its Subsidiaries that presents a material risk to coverage under the Insurance Policies.

(b)        The Company has properly applied for and accurately completed its applications for and has, in force and effect and fully paid through June 30, 2008, no less than $25 million in claims made directors’ and officers’ insurance coverage (the “Current D&O Insurance”).  The Company, its directors and officers are all insureds under the Current D&O Insurance.  The Current D&O Insurance extends to “claims” for “wrongful acts” which may result in “loss” to (i) the Company’s directors and officers and/or (ii) the Company itself for “securities claims,” as those terms are commonly understood in the insurance industry, including coverage for all manner of investigations and proceedings including defense costs with respect thereto.  The Current D&O Insurance is not subject to any exclusions or restrictions which would limit or eliminate coverage (other than such as are normal and customary in directors’ and officers’ insurance policies for business entities of similar size engaged in similar lines of business) based upon, arising out of, and/or relating to any prior or pending act or omission.  The Current D&O Insurance does not contain any exclusion (other than such as are normal and customary in directors’ and officers’ insurance policies) applicable to the Merger and the transactions contemplated thereby.

5.21         Real Estate.

(a)        Section 5.21(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company and its Subsidiaries as of the date hereof (collectively, the “Owned Real Property”).  Except for Permitted Encumbrances and except as set forth on Section 5.21(a) of the Company Disclosure Letter, with respect to each such parcel of Owned Real Property, (i) the Owned Real Property is free and clear of all encumbrances; (ii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of the Owned Real Property; and (iii) there are no outstanding rights of first refusal or options to purchase the Owned Real Property.

(b)        Schedule 5.21(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all Leases, and (i) the Company or a Subsidiary of the Company has good and valid leasehold interests in the Leases, free and clear of all encumbrances and title defects, except for Permitted Encumbrances, (ii) all of the leases, licenses, tenancies, subleases and all other occupancy agreements (“Leases”) in which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (the leased and subleased space or parcel of real property thereunder being, collectively, the “Real Property”) are valid and binding on the Company or any of its Subsidiaries which is a party thereto and, to the knowledge of the Company, each other party thereto, (iii) each Lease is in full force and effect, (iv) neither the Company nor any of its Subsidiaries has received or has given any written notice of any material default thereunder, which default continues on the date of this Agreement, and (v) neither the Company (or any of its Subsidiaries), nor to the knowledge of the Company, any other party to any such Lease, is in material breach of or material default under the Leases, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or material default, result in a loss of any material rights or result in the creation of any lien (other than a Permitted Encumbrance) thereunder or pursuant thereto.  To the knowledge of the Company, except for Permitted Encumbrances, the Real Property is not subject to any leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of the Real Property, other than those set forth on Schedule 5.21(b) of the Company Disclosure Letter.

(c)        Except as would not reasonably be expected to have a Company Material Adverse Effect: (i) the Owned Real Property and the Real Property are used in the manner permitted by applicable zoning ordinances and planning laws, (ii) the Owned Real Property and the Real Property constitute all of the property owned and leased by the Company and its Subsidiaries to operate its business, (iii) all of the improvements on the Owned Real Property and the Real Property are in good condition and repair, without any structural defects of any kind, (iv) there are no patent or latent defects on the Owned Real Property or the Real Property, and (v) the Owned Real Property and the Real Property are served by water, sewer, electrical, telephone, drainage and other utilities required for normal operations of the Company’s and its Subsidiaries’ business.

(d)        There is no material (i) tax assessment pending or, to the knowledge of the Company, threatened with respect to any portion of the Owned Real Property or the Real Property except for real property Taxes due or payable in the ordinary course of business or (ii) condemnation or compulsory purchase proceedings pending or, to the knowledge of the Company, threatened with respect to any portion of the Owned Real Property or the Real Property.

5.22         Affiliate Transactions.  Except as set forth in Section 5.22 of the Company Disclosure Letter, and except for employment agreements with officers of the Company set forth in Section 5.17 of the Company Disclosure Letter, there are no Contracts with any (a) present or former officer or director of the Company or any of its Subsidiaries or any of their immediate family members (including their spouses) (as such term is defined in Item 404 of Regulation S-K), (b) record or beneficial owner of more than 5% of the Company Common Stock, or (c) any Person known by the Company’s executive officers to be an affiliate of any such officer, director or beneficial owner.

5.23         Fairness Opinion.  The Board has received the opinion of Goldman, Sachs & Co. (the “Financial Advisor”), dated the date of this Agreement, and subject to the qualifications stated therein, to the effect that, as of such date, the Merger Consideration to be received by the holders of shares of Company Common Stock is fair, from a financial point of view, to such holders.  As soon as practicable following the date of this Agreement, an executed copy of the aforementioned opinion will be made available to Purchaser.

5.24         Controls.

(a)        The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and its Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Sections 302 and 906 of Sarbanes-Oxley with respect to such reports.  For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in Sarbanes-Oxley.

(b)        The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act) (“internal controls”).  To the knowledge of the Company, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.  The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any “significant deficiency” (as defined in Rule 1-02(a)(4) of Regulation S-X) and any “material weakness” (as defined in Rule 1-02(a)(4) of Regulation S-X) known to the Company in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in a material respect the Company’s ability to record, process, summarize and report financial information and (ii) any material fraud known to the Company that involves management or other employees who have a significant role in internal controls.  The Company has made available to Purchaser a summary of any such disclosure regarding significant deficiencies, material weaknesses and fraud made by management to the Company’s auditors and audit committee since June 30, 2005.

5.25         Information Supplied.  None of the information supplied or to be supplied by the Company, any of its Subsidiaries or any of their respective affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in the Proxy/Prospectus or any other documents filed or to be filed with the SEC in connection with the transactions provided for herein (“Other Filings”), will, at the respective times such documents are filed, at the time the Registration Statement is declared effective, at the time of mailing of the Proxy Statement (or any amendment thereof or supplement thereto) to the holders of shares of Company Common Stock, as of the time of the Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication (it being understood that receiving and responding to comments from the SEC on the Proxy/Prospectus will not, in and of itself, constitute an admission that anything contained in the Proxy/Prospectus did not meet the requirements of this Section 5.25).  If, at any time prior to the Effective Time, any event or circumstance relating to the Company, any of its Subsidiaries or any of their respective affiliates, or any of their respective officers or directors, is discovered by any such Person which, pursuant to the Exchange Act, should be set forth in an amendment or supplement to the Proxy/Prospectus or any Other Filings, the Company shall promptly notify Purchaser in writing.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Purchaser for inclusion or incorporation by reference in, or omitted by Purchaser from, the Proxy/Prospectus or any Other Filings.

5.26         United Kingdom Data Protection.  Since November 1, 2004, no Subsidiary of the Company in the United Kingdom has been served by the UK Information Commissioner’s Office or a data subject (as defined in the Data Protection Act 1998) with any notice alleging non-compliance with the Data Protection Act 1998.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

Except as set forth in the disclosure letter, dated the date hereof, delivered by Purchaser and Merger Sub to the Company prior to the execution of this Agreement (the “Purchaser Disclosure Letter”) with specific reference to the particular Section or subsection of this Agreement to which the limitation set forth in such Purchaser Disclosure Letter relates (it being understood that any information set forth in a particular Section or subsection of the Purchaser Disclosure Letter shall be deemed to apply to and qualify each other Section or subsection thereof or hereof to the extent that it is reasonably apparent on its face that such information is relevant to such other Section or subsection thereof or hereof), Purchaser and Merger Sub hereby represent and warrant to the Company as follows:

6.1           Existence; Good Standing; Corporate Authority.  (a) Purchaser is a corporation duly organized and is validly existing and in good standing under the laws of the State of Delaware, (b) each Subsidiary of Purchaser is a corporation duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and (c) each of Purchaser and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other state of the United States or the laws of any foreign jurisdiction, if applicable, in which the character of the properties owned, licensed or leased by it or in which the transaction of its business makes such qualification necessary, except, in the case of the foregoing clauses (b) and (c), where the failure to be so licensed or qualified or to be in good standing, has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.  For purposes of this Agreement, “Purchaser Material Adverse Effect” means any change, circumstance, development, occurrence, event, fact or effect (each, a “Purchaser Effect”) that, when considered either individually or together with all other Purchaser Effects, is or is reasonably likely to be materially adverse to (i) the business, properties, assets, liabilities, consolidated results of operations or condition (financial or otherwise) of Purchaser and its Subsidiaries, taken as a whole or (ii) the ability of Purchaser or Merger Sub to consummate the transactions contemplated by this Agreement; provided, that any such Purchaser Effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Purchaser Material Adverse Effect has occurred or would reasonably be expected to occur:  (i) any conditions, developments or changes affecting the industries in which Purchaser and its Subsidiaries operate; (ii) any conditions affecting the United States general economy or the general economy in any geographic area in which Purchaser or its Subsidiaries operate or developments or changes therein; (iii) political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein; (iv) any conditions resulting from natural disasters; (v) compliance by Purchaser and its Subsidiaries with the covenants contained in this Agreement (provided that this clause shall not apply to Purchaser Effects resulting from compliance with Section 7.1(c)); (vi) the failure of the financial or operating performance of Purchaser or its Subsidiaries to meet internal projections or budgets for any period in and of itself (it being understood that any fact or development giving rise to or contributing to such failure may be the cause of a Purchaser Material Adverse Effect if not otherwise excluded pursuant to this definition); (vii) any action taken or omitted to be taken by or at the written request or with the written consent of the Company; (viii) any announcement of this Agreement or the transactions contemplated hereby, in each case, solely to the extent due to such announcement; (ix) changes in any Laws or accounting principles; or (x) any Purchaser Effects arising out of or resulting from any legal claims or other proceedings made by any of Purchaser’s stockholders (on their own behalf or on behalf of Purchaser) arising out of or related to this Agreement or the Merger; provided, however, that Purchaser Effects set forth in clauses (i), (ii), (iii), (iv) and (ix) above may be taken into account in determining whether there has been or is a Purchaser Material Adverse Effect if and only to the extent such Purchaser Effects have a disproportionate impact on Purchaser and its Subsidiaries, taken as a whole, relative to the other participants in the businesses in which Purchaser operates (after taking into account the size of Purchaser and its Subsidiaries relative to such other participants).  Each of Purchaser and its Subsidiaries has all requisite corporate power and authority to own, operate, license and lease its properties and carry on its business as now conducted, except where the failure to have such power and authority would not reasonably be expected to have a Purchaser Material Adverse Effect.  Purchaser has heretofore made available to the Company true and correct copies of the certificate of incorporation and bylaws or other governing instruments of Purchaser and Merger Sub as currently in effect.  The corporate records and minute books of Purchaser and Merger Sub reflect all material actions taken and authorizations made at meetings of such companies’ board of directors or any committees thereof and at any stockholders’ meetings thereof.

6.2           Authorization, Validity and Effect of Agreements.  Each of Purchaser, the Subsidiaries of Purchaser and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Documents to which it is or will be a party, the New Indenture, the Purchaser Notes and the Pledge Agreement (as defined in the Description of Notes) to the extent it is a party (together, the “Notes Documents”) and to consummate the transactions contemplated hereby and thereby to which it is or will be a party.  The execution and delivery of this Agreement, the Ancillary Documents and the Notes Documents by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby and thereby to which it is or will be a party have been duly and validly authorized by the respective boards of directors of Purchaser and Merger Sub and by Purchaser as the sole stockholder of Merger Sub and no other corporate proceedings on the part of Purchaser or Merger Sub or approvals from any holders of equity securities of Purchaser or any of its Subsidiaries are necessary to authorize this Agreement, the Ancillary Documents to which it is  or will be a party and the Notes Documents or to consummate the transactions contemplated hereby and thereby to which it is a party.  This Agreement has been, and the Notes Documents and any Ancillary Documents to which Purchaser or Merger Sub is or will be a party will have been at the time of execution, duly and validly executed and delivered by Purchaser and Merger Sub, and (assuming this Agreement, the Notes Documents and such Ancillary Documents each constitutes a valid and binding obligation of the Company or other Person party thereto) constitutes or, in the case of any such documents entered into after the date of this Agreement, will constitute, the valid and binding obligations of each of Purchaser and Merger Sub, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors’ rights generally and by general principles of equity.

6.3           Compliance with Laws.

(a)        Neither Purchaser nor any of its Subsidiaries is in material violation of any Laws of any Governmental Entity applicable to Purchaser or any of its Subsidiaries or any of their respective properties or assets.  To the knowledge of Purchaser, neither Purchaser nor any of its Subsidiaries is being investigated with respect to, and, to the knowledge of Purchaser, none of Purchaser nor any of its Subsidiaries has been threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not reasonably be expected to have a Purchaser Material Adverse Effect.

(b)        To Purchaser’s knowledge, none of Purchaser, any of its Subsidiaries or any of the directors, officers, agents or employees of Purchaser or any of its Subsidiaries has, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.  Neither Purchaser nor any of its Subsidiaries has participated in any boycotts.

6.4           Capitalization.

(a)        The authorized capital stock of Purchaser consists solely of 300,000,000 shares of Purchaser Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Purchaser Preferred Stock”).  As of the close of business on April 18, 2008, (i) 68,567,261 shares of Purchaser Common Stock were issued and outstanding (excluding shares held by Purchaser in its treasury), (ii) no shares of Purchaser Preferred Stock were outstanding, (iii) options to purchase an aggregate of 5,122,145 shares of Purchaser Common Stock were outstanding, (iv) no shares of Purchaser Common Stock were held by Purchaser in its treasury and (v) no shares of capital stock of Purchaser were held by Purchaser’s Subsidiaries.  Except as set forth in Section 6.4 of the Purchaser Disclosure Letter, Purchaser has no outstanding bonds, debentures, notes or other securities or obligations entitling the holders thereof to vote (or that are convertible into or exercisable or exchangeable for, or that evidence the right to subscribe for or acquire, securities having the right to vote) with the stockholders of Purchaser on any matter.  Except as set forth in Section 6.4 of the Purchaser Disclosure Letter or with respect to Purchaser Equity Compensation, since December 31, 2007, Purchaser has not (A) issued any shares of capital stock, restricted stock or other securities other than (x) shares of Purchaser Common Stock acquired upon the exercise of options to acquire Purchaser Common Stock or (y) shares of restricted stock or other securities granted pursuant to Purchaser’s 2001 Stock Incentive Plan, or (B) split, combined, converted or reclassified any of its shares of capital stock.  All issued and outstanding shares of Purchaser Common Stock are, and all shares of Purchaser Common Stock that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.  Except as set forth in this Section 6.4 and Section 6.5(a) of the Purchaser Disclosure Letter or with respect to Purchaser Equity Compensation, there are no other shares of capital stock, equity interests or voting securities of Purchaser or any of its material Subsidiaries, and no options, warrants, calls, subscriptions, convertible, exercisable or exchangeable securities or other rights, agreements or commitments that obligate Purchaser or any of its Subsidiaries to issue, transfer, grant, enter into or sell or cause to be issued, transferred, granted, entered into or sold any shares of capital stock of, or equity interests in or any security convertible into or exercisable or exchangeable for, or that evidence the right to subscribe for or acquire any capital stock or equity interest in, Purchaser or any of its Subsidiaries or any such option, warrant, call, subscription, security or other right, agreement or commitment or that give any person the right to receive any economic interest in Purchaser or any of its Subsidiaries.

(b)        Except as set forth in Section 6.4(b) of the Purchaser Disclosure Letter, there are no (i) outstanding agreements or other obligations of Purchaser or any of its Subsidiaries to repurchase, redeem or otherwise acquire (or cause to be repurchased, redeemed or otherwise acquired) any shares of capital stock of Purchaser or any of its Subsidiaries or (ii) voting trusts or other agreements or understandings to which Purchaser or any of its Subsidiaries or, to the knowledge of Purchaser, any of Purchaser’s directors or executive officers is a party with respect to the voting of capital stock of Purchaser or any of its Subsidiaries.  Purchaser has

made available to the Company a complete and accurate list of all outstanding options to acquire Purchaser Common Stock granted pursuant to any plan, program or arrangement of Purchaser as of the date hereof, which list sets forth the name of the holders thereof and, to the extent applicable, the exercise price or purchase price thereof, the number of shares of Purchaser Common Stock subject thereto, the governing plan, program or arrangement of Purchaser with respect thereto and the expiration date thereof.  No agreement or understanding requires consent or approval from the holder of any option to acquire Purchaser Common Stock to effectuate the terms of this Agreement.

6.5           No Violation.  Neither the execution and delivery by Purchaser and Merger Sub of this Agreement, the Notes Documents or any of the Ancillary Documents to which it is or will be a party nor the consummation by Purchaser or Merger Sub of the transactions contemplated hereby or thereby to which it is a party (including the pledge by Purchaser of the shares of capital stock owned by it of Classmates Media Corporation (“CMC”) to be created pursuant to the Pledge Agreement in favor of the Notes Trustee for the benefit of the holders of the Purchaser Notes) does or will (a) violate, conflict with or result in a breach of any provision of the respective certificates of incorporation or bylaws of Purchaser or Merger Sub; (b) violate, conflict with, result in a breach of a provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or result in the loss of a benefit under, result in the triggering of any payment, penalty or other obligations pursuant to any notes, bonds, mortgages, indentures, deeds of trust, licenses, leases, agreements, contracts, commitments, arrangements, Permits, concessions, franchises, limited liability or partnership agreements and other instruments to which Purchaser or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or restricted as of the date hereof (“Purchaser Contracts”); (c) result in the creation or imposition of any Encumbrance upon any of the properties of Purchaser or its Subsidiaries, except for any such matters referenced in clauses (b) and (c) with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained or with respect to any matters that would not reasonably be expected to have a Purchaser Material Adverse Effect and, except in the case of the Notes Documents, for the Encumbrances created thereby; (d) require any Consents with respect to any Governmental Entity, including any such Consent under the Laws of any foreign jurisdiction, other than (i) the filing of the Proxy/Prospectus with the SEC and the filing with the SEC of such other filings required under the Exchange Act, or the Securities Act, and applicable state blue-sky laws, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the effectiveness of the Registration Statement under the Securities Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “TIA”), (iii) the filing of a premerger notification and report form by Purchaser under the HSR Act, and the filing and receipt, termination or expiration, as applicable, of the Other Antitrust Filings and Consents, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (v) any filings required by the rules and regulations of The NASDAQ Global Select Market, (vi) the filings contemplated by Section 6.17 or as may be required in connection with the issuance or disposition of the Purchaser Notes or the Purchaser Common Stock by laws generally affecting the offering and sale of securities, and (vii) those Consents the failure of which to obtain or make would not reasonably be expected to have a Purchaser Material Adverse Effect; or (e) violate any

Laws applicable to Purchaser or any of its Subsidiaries or any of their respective assets or properties, except for violations that would not reasonably be expected to have a Purchaser Material Adverse Effect.  Neither the execution and delivery by Purchaser and Merger Sub of this Agreement, the Notes Documents or any of the Ancillary Documents to which it is a party nor the consummation by Purchaser and Merger Sub of the transactions contemplated hereby or thereby to which it is a party (including the pledge by Purchaser of the shares of capital stock owned by it of CMC to be created pursuant to the Pledge Agreement in favor of the Notes Trustee for the benefit of the holders of the Purchaser Notes) will require any Consent of any Person (other than any Governmental Entity) except (i) under those Purchaser Contracts set forth in Section 6.5 of the Purchaser Disclosure Letter, (ii) under those Purchaser Contracts that are not material Purchaser Contracts, the failure of which to make or obtain would not be reasonably expected to have a Purchaser Material Adverse Effect and (iii) for the filings contemplated by Section 6.17 or as may be required, in connection with the issuance or disposition of the Purchaser Notes or the Purchaser Common Stock, by laws generally affecting the offering and sale of securities.

6.6           Purchaser Reports.  Purchaser has timely filed or furnished all reports, schedules, forms, statements, prospectuses and other documents (including all exhibits, amendments and supplements thereto) required to be filed with, or furnished to, the SEC by Purchaser since December 31, 2005, and has previously made available to the Company true and complete copies of (i) the Annual Reports on Form 10-K for the fiscal years ended December 31, 2005, 2006 and 2007 filed by Purchaser with the SEC, (ii) information or proxy statements relating to all of Purchaser’s meetings of stockholders held or scheduled to be held since December 31, 2005, and (iii) each other registration statement, proxy or information statement, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed since December 31, 2007 by Purchaser with the SEC prior to the date hereof (all such documents, as amended or supplemented, including any information incorporated by reference therein, are referred to collectively as, the “Purchaser Reports”).  Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of Purchaser contained in the Purchaser Reports (or incorporated therein by reference) (i) were or, in the case of the Purchaser Reports filed or furnished on or after the date hereof, will be prepared in accordance with GAAP (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all material respects the consolidated financial position of Purchaser and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject in the case of interim unaudited financial statements to normal year-end audit adjustments, and (ii) complied or, in the case of Purchaser Reports furnished or filed on or after the date hereof, will comply, as to form as of their respective dates in all material respects with applicable rules and regulations (including accounting requirements) of the SEC.  As of their respective dates, each Purchaser Report was prepared in accordance with and complied (or, in the case of Purchaser Reports furnished or filed on or after the date hereof, will be prepared in accordance with and will comply) in all material respects with the requirements of Sarbanes-Oxley, as applicable, and the rules and regulations of the SEC promulgated thereunder, and the Purchaser Reports (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not (or, in the case of Purchaser Reports furnished or filed on or after the date hereof, will not), as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other Purchaser Reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Purchaser has made available to the Company copies of all material comment letters received by Purchaser from the SEC since January 1, 2005 and relating to any Purchaser Reports, together with all written responses of Purchaser thereto sent to the SEC.  As of the date hereof, (i) there are no material outstanding or material unresolved comments in comment letters received from the SEC staff with respect to the Purchaser Reports, and (ii) none of the Purchaser Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.  None of Purchaser’s Subsidiaries is required to file any forms, reports or other documents with the SEC.

6.7           Absence of Certain Changes.  From December 31, 2007 through the date hereof, Purchaser and each of its Subsidiaries have conducted their business in the ordinary course of such business consistent with past practices, except as contemplated by this Agreement in connection with the Merger and the transactions contemplated thereby.  From December 31, 2007 through the date hereof, neither Purchaser nor any of its Subsidiaries has engaged in any transaction or series of transactions material to Purchaser and its Subsidiaries in the aggregate, other than in the ordinary course of business consistent with past practice, and there have not been (a) any Purchaser Effects that constitute a Purchaser Material Adverse Effect; (b) except as set forth in Section 6.7 of the Purchaser Disclosure Letter, any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Purchaser; (c) any issuance by Purchaser, or agreement or commitment of Purchaser to issue, any shares of capital stock or securities convertible into or exercisable exchangeable for, or that evidence the right to subscribe for or acquire, shares of capital stock; (d) any repurchase, redemption or any other acquisition by Purchaser or its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Purchaser or its Subsidiaries; (e) any material change in accounting principles, practices or methods; (f) any revaluation by Purchaser or any of its Subsidiaries of any material amount of their assets, taken as a whole, including, without limitation, write-downs of inventory or write-offs of accounts receivable other than in the ordinary course of business consistent with past practices; (g) except as set forth in Section 6.7 of the Purchaser Disclosure Letter, any sale or other transfer of any material assets of Purchaser or any of its Subsidiaries; (h) any action of the type described in Section 7.1(c) or Section 7.1(d) that had such Section been in effect when such action was taken would be in violation of such Section; and (i) any agreement by Purchaser or its Subsidiaries to take any of the actions referred to in clauses (b) through (g) of this sentence.

6.8           No Undisclosed Liabilities.  Except as disclosed in Purchaser’s audited financial statements (including in any notes related thereto) included in Purchaser’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2007 and liabilities and obligations incurred under this Agreement or in connection with the transactions contemplated by this Agreement and the Ancillary Documents, Purchaser and its Subsidiaries do not have any liabilities of any kind (whether accrued, absolute, contingent or otherwise), which, individually or in the aggregate would be material to Purchaser and its Subsidiaries, taken as a whole, and that would be required by GAAP to be reflected on a consolidated balance sheet of Purchaser and its Subsidiaries (or in the notes thereto).

6.9           Litigation.  All of the material actions, suits, claims, investigations, arbitrations or proceedings pending or, to the knowledge of Purchaser, threatened, as of the date hereof, against Purchaser or any of its Subsidiaries or to which any of their respective assets or properties is subject before any arbitrator or Governmental Entity are set forth in Section 6.9 of the Purchaser Disclosure Letter.  There is no action, suit, claim, investigation, arbitration or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity that would be reasonably expected to have a Purchaser Material Adverse Effect, and to the knowledge of Purchaser, there is no basis for any such action, suit, claim, investigation, arbitration or proceeding.  None of Purchaser, any of its Subsidiaries or any officer, director or employee of Purchaser or any of its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Entity from engaging in or continuing any conduct or practice in connection with the business or assets of Purchaser or any of its Subsidiaries nor, to the knowledge of Purchaser, is Purchaser, any of its Subsidiaries or any executive officer or director of Purchaser or any of its Subsidiaries under investigation by any Governmental Entity related to the conduct of Purchaser’s or any of its Subsidiaries’ business.  To the knowledge of Purchaser, there is not in existence any order, judgment or decree of any court or other tribunal or other agency that is applicable to Purchaser or any of its Subsidiaries enjoining or requiring Purchaser or any of its Subsidiaries to take any action of any kind with respect to its business, properties or assets or that would be reasonably expected to have a Purchaser Material Adverse Effect.

6.10         Controls.

(a)        Purchaser has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to Purchaser and its Subsidiaries required to be disclosed by Purchaser in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to Purchaser’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of Purchaser required by Sections 302 and 906 of Sarbanes-Oxley with respect to such reports.

(b)        Purchaser has established and maintains internal controls.  To the knowledge of Purchaser, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of Purchaser’s financial statements for external purposes in accordance with GAAP.  Purchaser has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to Purchaser’s auditors and audit committee (i) any “significant deficiency” (as defined in Rule 1-02(a)(4) of Regulation S-X) and any “material weakness” (as defined in Rule 1-02(a)(4) of Regulation S-X) known to Purchaser in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in a material respect Purchaser’s ability to record, process, summarize and report financial information and (ii) any material fraud known to Purchaser that involves management or other employees who have a significant role in internal controls.  Purchaser has made available to the Company a summary of any such disclosure regarding significant deficiencies, material weaknesses and fraud made by management to Purchaser’s auditors and audit committee since December 31, 2005.

6.11         Financing.  Merger Sub has delivered to the Company (i) true, correct and complete signed counterpart(s) of the commitment letter of Wells Fargo Bank, N.A., dated the date hereof, and (ii) true, correct and complete (subject to fee amounts being redacted) signed counterparts of the related fee letter of Wells Fargo Bank, N.A., dated the date hereof, pursuant to which Wells Fargo Bank, N.A. has agreed, subject to the terms and conditions set forth therein, to provide up to an aggregate of $375.0 million of financing in connection with the transactions contemplated hereby and an additional $75.0 million of revolving credit ((i) and (ii) collectively, the “Financing Letters”).  The Financing Letters are in full force and effect as of the date hereof.  The Financing Letters are subject to no contingencies or conditions other than those set forth in the copies of the Financing Letters delivered to the Company.  Purchaser and Merger Sub have fully paid any and all commitment fees or other fees required by the Financing Letters to be paid by them on or prior to the date hereof.  As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Purchaser or Merger Sub under the Financing Letters.  As of the date hereof, subject to the satisfaction of the conditions set forth in Sections 8.1 and 8.3 (excluding Section 8.3(c)), neither Purchaser nor Merger Sub believes or has reason to believe that any of the conditions to the financing set forth in the Financing Letters required to be satisfied by Purchaser or Merger Sub will not be satisfied or that any portion of the financing to be made thereunder will not otherwise be made available to Purchaser or Merger Sub on the Closing Date.  Assuming the accuracy of the representations and warranties set forth in Section 5.4 and compliance by the Company and its Subsidiaries with their agreements set forth in Sections 7.1(a) and 7.1(b), and the satisfaction of the closing condition set forth in Section 8.3(d), the aggregate sources of funding identified in the Financing Letters and Additional Financing Letters (if applicable) as necessary to consummate the transactions contemplated by this Agreement, in the respective amounts referred to in the Financing Letters (including any direct or indirect equity contribution of Purchaser referred to therein) and the Additional Financing Letters (if applicable), together with the Net Proceeds (as defined in the Description of Notes) from the CMC IPO received by Purchaser (if applicable), would be sufficient to enable Merger Sub and the Company to pay the full Cash Merger Consideration, to make all other necessary cash payments by them in connection with the Merger upon the terms contemplated by this Agreement (including the payments required under Section 7.12 with respect to the Defeasance and/or Debt Tender Offer) and to pay all of the related fees and expenses, in each case as contemplated by the Financing Letters and Additional Financing Letters (if applicable).  The financing referred to in the Financing Letters is herein referred to as the “Financing.”

6.12         Purchaser-Owned Shares of Company Common Stock.  As of the date of this Agreement, Purchaser, Merger Sub and their respective Subsidiaries own no shares of Company Common Stock.

6.13         Interim Operations of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities (other than those incident to its formation and pursuant to this Agreement and the

Merger and the other transactions contemplated by this Agreement) and has conducted its operations only as contemplated hereby.

6.14         Brokers.  Other than J.P. Morgan Securities Inc., all of whose fees and expenses will be borne by Purchaser, neither Purchaser or Merger Sub has entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of Purchaser, Merger Sub or the Company or any of their respective affiliates to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

6.15         Information Supplied.  None of the information supplied or to be supplied by Purchaser, Merger Sub or any of their respective affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in the Proxy/Prospectus or any Other Filings, will, at the respective times such documents are filed, at the time the Registration Statement is declared effective, at the time of mailing of the Proxy Statement (or any amendment thereof or supplement thereto) to the holders of shares of Company Common Stock, as of the time of the Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication (it being understood that receiving and responding to comments from the SEC on the Proxy/Prospectus will not, in and of itself, constitute an admission that anything contained in the Proxy/Prospectus did not meet the requirements of this Section 6.15).  If, at any time prior to the Effective Time, any event or circumstance relating to Purchaser, Merger Sub or their respective affiliates, or any of their respective officers or directors, is discovered by Purchaser which, pursuant to the Exchange Act, should be set forth in an amendment or supplement to the Proxy/Prospectus or any Other Filings, Purchaser shall promptly notify the Company in writing.  Notwithstanding the foregoing, Purchaser makes no representation or warranty with respect to any information supplied by the Company or any of its Subsidiaries for inclusion or incorporation by reference in, or omitted by the Company from, the Proxy/Prospectus or any Other Filings.

6.16         Title to CMC Shares.  Purchaser owns of record and beneficially all of the shares of outstanding common stock of CMC (the “CMC Shares”) free and clear of any and all Encumbrances, except as imposed by applicable federal or state securities laws and except for Permitted Liens (as defined in the Description of Notes).

6.17         Pledge Agreement.  The Pledge Agreement will, as of the Closing, be effective to create in favor of the Notes Trustee for the benefit of the holders of the Purchaser Notes, a legal, valid and enforceable security interest in the CMC Shares and proceeds and products thereof (subject to Permitted Liens).  When any stock or other ownership certificates representing the CMC Shares are delivered to the Notes Trustee, the security interest of the Notes Trustee in the CMC Shares will constitute a first priority perfected security interest in all right, title and interest in the CMC Shares senior to all other Encumbrances (other than Permitted Liens that have priority by operation of law).

ARTICLE VII

COVENANTS

7.1           Interim Operations of the Company and Purchaser.

(a)        From and after the date of this Agreement to the Effective Time, subject to the penultimate sentence of Section 7.10(b), except as set forth in the Company Disclosure Letter, except as required by applicable Law, or except as required by this Agreement, unless Purchaser has consented in writing thereto (such consent not to be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to:

(i)        conduct their respective businesses and operations in its usual, regular and ordinary course of business consistent in all material respects with past practice;

(ii)       use their commercially reasonable efforts to (A) preserve intact their business organizations, (B) maintain in effect all existing material qualifications, licenses, Permits, approvals and other authorizations referred to in Section 5.1 and Section 5.12, (C) keep available the services of the officers and key employees of the Company and each Subsidiary, and (D) preserve existing relationships with and goodwill of any Governmental Entity, distributors, creditors, licensors, licensees, customers and suppliers and those Persons having business relationships with them; and

(iii)      promptly deliver to Purchaser copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

(b)        Without limiting the generality of the foregoing, subject to the penultimate sentence of
Section 7.10(b), except as set forth in the Company Disclosure Letter, except as required by applicable Law, or except as required by this Agreement, from and after the date of this Agreement to the Effective Time, unless Purchaser has consented in writing thereto (such consent not to be unreasonably withheld or delayed), the Company shall not, and shall not permit any of its Subsidiaries to:

(i)        propose to its stockholders any amendment to, or amend, its certificate of incorporation or bylaws or comparable governing instruments;

(ii)       grant, issue, sell, pledge, encumber, transfer, deliver or register for issuance or sale any shares of capital stock or other ownership interest in the Company (other than issuances of Company Common Stock pursuant to the exercise of Options outstanding on the date hereof in accordance with their terms in effect on the date hereof) or any of its Subsidiaries, or any securities convertible into or exercisable or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible, exercisable or exchangeable securities; or accelerate any right to convert, exercise or exchange or acquire any securities of the Company (other than Options pursuant to Sections 4.2(d) and 7.8(a) and restricted shares of Company Common Stock pursuant to Section 7.8(b) or any of its Subsidiaries for any such shares or ownership interest;

(iii)      effect any stock split, combination, reclassification or conversion or exchange of any of its capital stock or otherwise change its capitalization as it exists on the date hereof;

(iv)      directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any shares of its capital stock or capital stock of any of its Subsidiaries, other than by repurchasing restricted stock or upon the cashless exercise of options, or make any capital contributions to, or investments in, any other Person, except capital contributions to, or investments in, the Company or a wholly-owned Subsidiary;

(v)       sell, lease, license, encumber or otherwise dispose of any of its assets (including Proprietary Rights of the Company or its Subsidiaries or capital stock of any of its Subsidiaries), except in the ordinary course of business consistent with past practice (excluding capital stock of its Subsidiaries), or create, subject to or assume any Encumbrance on any of its material assets, tangible or intangible, outside of the ordinary course of business consistent with past practice, in each case other than Permitted Encumbrances;

(vi)      merge with or acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) in one transaction or a series of related transactions any Person, any equity interests or other securities of any Person, any division or business of any Person or all or substantially all of the assets of any Person;

(vii)     incur or assume any indebtedness for borrowed money, issue or sell any debt securities of the Company or any of its Subsidiaries or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (except wholly owned Subsidiaries of the Company), except for the incurrence of indebtedness for working capital purposes in the ordinary course of business under the Company’s or its Subsidiaries’ existing credit facilities, in each case as in effect on the date hereof, and capital expenditures made in accordance with the Company’s or its Subsidiaries’ previously adopted capital budgets, in each case as in effect on the date hereof, copies of which have been provided to Purchaser;

(viii)    subject to Section 7.12, make or forgive any loans, advances or capital contributions to, or investments in, any Person (other than the Company or its Subsidiaries) in excess of $200,000 individually or $1,000,000 in the aggregate, or redeem, repurchase, defease, cancel or otherwise acquire any indebtedness of the Company or any of its Subsidiaries (other than at stated maturity and other than the making of any required amortization payments and mandatory prepayments, in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof);

(ix)       (A) enter into any new employment, severance, consulting, salary continuation agreements or any other similar agreements with any newly hired employees other than in the ordinary course of business or enter into any of the foregoing with any existing employees or alter or amend in any way, except as may be required by Law or pursuant to any Contract or commitment in existence as of the date hereof, in each case as in effect on the date hereof, any compensation, benefits, rights or entitlements due to employees other than increases in the ordinary course of business consistent with past practice; (B) except as required by Law or any existing Company Employee Plan or Material Contract, in each case as in effect on the date hereof, or in the ordinary course of business consistent with past practice, increase the amount of compensation of, or grant new incentive awards to any director, officer or employee of the Company or any of its Subsidiaries other than annual restricted stock granted to directors; (C) except as required by Law, adopt any additional plan that would constitute a Company Employee Plan if in effect on the date hereof; or (D) except as required by any existing Company Employee Plan or agreement thereunder, in each case as in effect on the date hereof, provide for the payment of any amounts as a result of the consummation of the transactions contemplated by this Agreement;

(x)        (A) at any time within the 90 day period before the Effective Time, without complying fully with the notice and other requirements of the WARN Act and any similar foreign, state or local Law relating to plant closings and layoffs, effectuate (i) a “plant closing” (as defined in the WARN Act) affecting any single site of employment or one or more facilities or operating units within any single site of employment of the Company or any of its Subsidiaries; or (ii) a “mass layoff” (as defined in the WARN Act) at any single site of employment or one or more facilities or operating units within any single site of employment of the Company or any of its Subsidiaries or (B) nor shall the Company or any of its Subsidiaries otherwise terminate or lay off employees in such numbers as to give rise to liability under any applicable Laws respecting the payment of severance pay, separation pay, termination pay, pay in lieu of notice of termination, redundancy pay, or the payment of any other compensation, premium or penalty upon termination of employment, reduction of hours, or temporary or permanent layoffs; for purposes of the WARN Act and this Agreement, the Effective Time is and shall be the same as the “effective date” within the meaning of the WARN Act;

(xi)       make any material changes in the type or amount of their insurance coverage or permit any material insurance policy naming the Company or any of its Subsidiaries as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business;

(xii)      except as required by changes in applicable Law or GAAP, change any accounting methods, principles or practices used by the Company or its Subsidiaries, in each case, as concurred by its independent public accountants;

(xiii)     settle, compromise, dismiss, discharge or otherwise dispose of any litigation, investigation, arbitration or proceeding other than those that (x) involve the payment of monetary damages not in excess of $2.0 million in the aggregate and do not involve any material injunctive or other non-monetary relief or impose material restrictions on the business or operations of the Company or its Subsidiaries, and (y) provide for a complete release of the Company and its Subsidiaries of all claims and do not provide for any admission of liability by the Company or any of its Subsidiaries;

(xiv)    (A)  make any material Tax election or take any position on any Company Return filed on or after the date of this Agreement or adopt any method therein that is materially inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position or election is pursuant to applicable Law or the Code, (B) enter into any settlement or compromise of any material Tax liability, (C) file any amended Company Return that would result in a material change in Tax liability, taxable income or loss, (D) change any annual Tax accounting period, (E) enter into any closing agreement relating to any material Tax liability, or (F) give or request any waiver of a statute of limitation with respect to any Company Return;

(xv)     make any capital expenditures or enter into any new line of business involving capital expenditures, in each case, in excess of $6.0 million;

(xvi)    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization or restructuring the corporate structure of any of its Subsidiaries (other than the Merger);

(xvii)   enter into any contract or agreement other than in the ordinary course of business consistent with past practice that (i) would be material to the Company and its Subsidiaries, taken as a whole, (ii) has a term in excess of one year and (iii) is not cancellable (without material cost, penalty or liability) within one year;

(xviii)  except as required by applicable Law or GAAP, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner, or writing-off notes or accounts receivable in any material manner;

(xix)     permit to lapse any registrations or applications for material Proprietary Rights owned by the Company or any of its Subsidiaries;

(xx)      prior to the date that is 180 days after the date of this Agreement, declare or set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of capital stock of the Company;

(xxi)     except as contemplated by this Agreement, amend, alter or modify the terms of any currently outstanding rights, warrants or options to acquire or purchase any capital stock of, or ownership interest in, the Company, or any securities convertible into or exchangeable for such capital stock or ownership interest;

(xxii)    except in the ordinary course of business consistent with past practice or as otherwise contemplated by the penultimate sentence of Section 7.10(b), amend, modify or terminate any Material Contract, or otherwise waive, release or assign any material rights, claims or benefits of the Company or any Subsidiary thereunder; or

(xxiii)   authorize or agree in writing or otherwise to take any of the foregoing actions.

(c)        From and after the date of this Agreement to the Effective Time, except as set forth in the Purchaser Disclosure Letter, except as required by applicable Law, or except as required by this Agreement, unless the Company has consented in writing thereto (such consent not to be unreasonably withheld or delayed), Purchaser shall, and shall cause each of its Subsidiaries to:

(i)        conduct their respective businesses and operations in its usual, regular and ordinary course of business consistent in all material respects with past practice;

(ii)       use their commercially reasonable efforts to (A) preserve intact their business organizations and (B) maintain in effect all existing material qualifications and licenses, including those referred to in Section 6.1; and

(iii)      promptly deliver to the Company copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

(d)        Without limiting the generality of the foregoing, except as set forth in the Purchaser Disclosure Letter, except as required by applicable Law, or except as required by this Agreement, from and after the date of this Agreement to the Effective Time, unless the Company has consented in writing thereto (such consent not to be unreasonably withheld or delayed), Purchaser shall not, and shall not permit any of its Subsidiaries to:

(i)        propose to its stockholders any amendment to, or amend, its certificate of incorporation or bylaws or comparable governing instruments;

(ii)       grant, issue, sell, pledge, encumber, transfer, deliver or register for issuance or sale any shares of capital stock or other ownership interest in Purchaser or any of its Subsidiaries, or any securities convertible into or exercisable or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible, exercisable or exchangeable securities; or accelerate any right to convert, exercise or exchange or acquire any securities of Purchaser or any of its Subsidiaries for any such shares or ownership interest; provided, that nothing in this Section 7.1(d)(ii) shall restrict the issuances of Purchaser Common Stock pursuant to the exercise of options to acquire Purchaser Common Stock outstanding on the date hereof in accordance with their terms in effect on the date hereof or other issuances or grants of securities to management or employees of Purchaser or any of its Subsidiaries after the date hereof pursuant to benefit plans, including, without limitation, employee stock compensation plans, of Purchaser or its Subsidiaries or otherwise approved by the Board of Directors of Purchaser or a compensation committee of Purchaser or any of its Subsidiaries (collectively, “Purchaser Equity Compensation”);

(iii)      except in the ordinary course of business and except with respect to Purchaser Equity Compensation, amend, alter or modify the terms of any currently outstanding rights, warrants or options to acquire or purchase any capital stock of, or ownership interest in, Purchaser, or any securities convertible into or exchangeable for such capital stock or ownership interest;

(iv)      effect any stock split, combination, reclassification or conversion or exchange of any of its capital stock or otherwise change its capitalization as it exists on the date hereof;

(v)       except pursuant to repurchase programs in effect on the date hereof, directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any shares of its capital stock or capital stock of any of its Subsidiaries, other than by repurchasing restricted stock or upon the cashless exercise of options;

(vi)      merge with or acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) in one transaction or a series of related transactions any Person, any equity interests or other securities of any Person, any division or business of any Person or all or substantially all of the assets of any Person, other than any such acquisitions where the total consideration does not exceed $50 million in the aggregate for all such acquisitions;

(vii)     except as required by changes in applicable Law or GAAP, change any accounting methods, principles or practices used by Purchaser or its Subsidiaries, in each case, as concurred by its independent public accountants;

(viii)    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Purchaser or any of its material Subsidiaries or alter through merger, liquidation, reorganization or restructuring the corporate structure of any of its material Subsidiaries (other than the Merger);

(ix)       except for quarterly dividends not in excess of $0.20 per share declared and paid by Purchaser in the ordinary course of business consistent with past practice, declare or set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of capital stock of Purchaser;

(x)       after the date the definitive Proxy/Prospectus is mailed to the stockholders of the Company, consummate a CMC IPO;

(xi)       except for the incurrence of unsecured Indebtedness (as defined in the Description of Notes) not to exceed $5.0 million, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (including Acquired Debt (as defined in the Description of Notes)), and Purchaser will not issue any Disqualified Stock (as defined in the Description of Notes) and will not permit any of its Subsidiaries to issue any shares of preferred stock;

(xii)      directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined in the Description of Notes) of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens (as defined in the Description of Notes) and Purchaser may not grant any Liens pursuant to clause (1) of the definition of Permitted Liens unless (a) such Liens shall be shared on an equal and ratable basis with the holders of the Purchaser Notes  or (b) such Liens are in respect of the securities or intercompany notes of any Subsidiary of Purchaser other than CMC; or

(xiii)     authorize or agree in writing or otherwise to take any of the foregoing actions.

7.2           Stockholder Meeting; Proxy Statement.

(a)        The Company, Purchaser and Merger Sub shall use their respective reasonable best efforts to take or cause to be taken such actions as may be required to be taken under the Exchange Act, the Securities Act and any other federal securities laws, and under any applicable state or foreign securities or blue sky Laws and the rules of the New York Stock

Exchange and The NASDAQ Global Select Market in connection with the Merger and the other transactions contemplated hereby and by the Ancillary Documents.

(b)        The Company shall (i) duly call and hold a meeting of its holders of Company Common Stock (the “Stockholder Meeting”) as promptly as practicable for the purpose of obtaining the Stockholder Approval and the Company shall use reasonable best efforts to hold the Stockholder Meeting as soon as practicable after the Registration Statement is declared effective by the SEC, (ii) through the Board include the Company Recommendation in the Proxy Statement and (iii) use reasonable best efforts to solicit from its stockholders proxies in favor of the Stockholder Approval; provided, that with respect to the foregoing clauses (ii) and (iii), if the Board or any committee thereof makes an Adverse Recommendation Change in accordance with Section 7.10(d) the Company shall not be required to comply with the foregoing clauses (ii) or (iii).  The Company shall keep Purchaser updated with respect to proxy solicitation results as reasonably requested by Purchaser.

(c)        As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and file with the SEC a proxy statement relating to the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) relating to the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, (ii) Purchaser shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereof or supplements thereto, the “Registration Statement”; the prospectus contained in the Registration Statement together with the Proxy Statement, the “Proxy/Prospectus”), in which the Proxy Statement shall be included, in connection with the registration under the Securities Act of (A) the issuance of shares of Purchaser Common Stock to be issued to the stockholders of the Company as the Stock Merger Consideration and (B) the issuance of the Purchaser Notes (if any) and the guarantees thereof by certain Subsidiaries of the Purchaser (if any) to be issued to the stockholders of the Company as the Notes Merger Consideration and (iii) each of Purchaser and the Company shall prepare and file with the SEC any Other Filings as and when required or requested by the SEC; provided, however, that prior to the filing of the Proxy/Prospectus (i) the Company shall consult with Purchaser and Merger Sub with respect to the Proxy Statement and shall afford Purchaser and Merger Sub and their counsel reasonable opportunity to comment thereon and (ii) Purchaser and Merger Sub shall consult with the Company with respect to the Registration Statement and shall afford the Company and its counsel reasonable opportunity to comment thereon.  Each of Purchaser and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective, the Proxy Statement to be cleared by the SEC and the New Indenture (if applicable) to be qualified under the TIA as promptly as practicable after such filings and to keep the Registration Statement effective as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, and, prior to the effective date of the Registration Statement, Purchaser shall take all actions required to be taken by it under any applicable federal securities Laws and shall use its reasonable best efforts to take all actions required to be taken by it under any applicable state or foreign securities or blue sky Laws in connection with the issuance of shares of Purchaser Common Stock and the Purchaser Notes (if any) in the Merger.  Prior to the Closing, Purchaser will (i) provide the Company with a CUSIP number for the Purchaser Notes, if applicable, (ii) cause the Purchaser Notes, if applicable, to be rated with the appropriate nationally recognized securities rating agencies and (iii) take such other steps required to permit the Purchaser Notes, if applicable, to be deposited with the Depository Trust Company.  Each of Purchaser and the Company shall furnish all information which is required under applicable Law and which the other may reasonably request in connection with such actions and the preparation of the Registration Statement, the Proxy Statement and any Other Filings.  As promptly as reasonably practicable after the Registration Statement shall have become effective and the Proxy Statement shall have been cleared by the SEC, and if Purchaser delivers a Substitution Notice to the Company, in no event later than 105 days after the date hereof, the Company shall mail or otherwise make available in accordance with the Securities Act and the Exchange Act the Proxy/Prospectus to its stockholders; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing or otherwise making available to the Company’s stockholders the Proxy/Prospectus based on the date set for the Stockholder Meeting; provided, further, that in no event shall the Company mail or otherwise make available in accordance with the Securities Act and the Exchange Act the definitive Proxy/Prospectus to its stockholders prior to the 105th day after the date hereof without the prior written consent of the Purchaser if the Purchaser notifies the Company in writing that it is actively pursuing Additional Financing.  Subject to the provisions of Sections 7.2(f) and 7.10(d), the Company Recommendation, together with copies of the opinion referred to in Section 5.23, shall be included in the Proxy Statement.  Each of Purchaser and the Company shall promptly notify the other of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, the suspension of the qualification of the Purchaser Common Stock or the Purchaser Notes (if any) issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment or supplement of the Proxy Statement, the Registration Statement or any Other Filings or the receipt of oral or written comments thereon of the SEC or requests by the SEC for additional information and will promptly supply the other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement, the Registration Statement, any Other Filings or the Merger.

(d)        Subject to the provisions of Section 7.2(e), if at any time prior to the Effective Time any event or circumstance relating to the Company or Purchaser, or any of their respective Subsidiaries, or their respective officers or directors, or any of their holders of capital stock, is discovered by a party which is required by applicable Law to be set forth in an amendment of or a supplement to the Registration Statement, Proxy Statement or any Other Filings such party shall promptly prepare and file with the SEC (and if applicable mail to the Company’s stockholders) such amendment or supplement.

(e)        No filing of, amendment of or supplement to, or response to any comments of the SEC with respect to, the Proxy Statement shall be made by the Company, no filing of, amendment or supplement to, or response to any comments of the SEC with respect to, the Registration Statement shall be made by Purchaser, and no filing of, amendment or supplement to, or response to any comments of the SEC with respect to any Other Filings shall be made by the Company or Purchaser, in each case, unless the party intending to make such filing or response has given the other party a reasonable opportunity to review and comment on the proposed filing or response and has considered in such document or response comments reasonably proposed by the other party.  All documents that either the Company or Purchaser is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and other applicable Law.

(f)         Notwithstanding anything to the contrary in this Agreement, none of the parties hereto shall be required to comply with any of the covenants, obligations or agreements in Section 7.2(b) or the obligation to mail or otherwise make available the Proxy/Prospectus under Section 7.2(c), or to take any of the actions contemplated by Section 7.2(b) or actions relating to the mailing or other distribution of the Proxy/Prospectus contemplated by Section 7.2(c) pursuant to any other covenant, obligation or agreement in this Agreement during the pendency of an Adverse Recommendation Change due to an Intervening Event unless Purchaser determines in good faith, after consultation with the Company, that such Intervening Event is reasonably expected to be cured prior to the End Date.

7.3           Efforts and Assistance; HSR Act.

(a)        Subject to the terms and conditions hereof, and other than with respect to those matters governed by Section 7.5 hereof, which shall be governed by Section 7.5 hereof, each party will use its reasonable best efforts to take, or cause to be taken, all actions, to file, or caused to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Documents as promptly as practicable, including, without limitation, negotiating mutually acceptable forms of Note Documents consistent with the terms and provisions set forth in the Description of Notes and obtaining all necessary consents, waivers, approvals, authorizations, Permits or orders from all Governmental Entities or other third parties; provided, however, that no representation, warranty, covenant or agreement of the Company herein shall be breached or not satisfied as a result of the failure to obtain any such consents, waivers, approvals, authorizations, Permits or orders.  Each party shall also refrain from taking, directly or indirectly, any action which would materially impair such party’s ability to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.  Without limiting the foregoing, the Company shall use its reasonable best efforts to (i) take all action necessary or desirable so that no fair price, moratorium, control share acquisition or other anti-takeover laws and regulations or similar laws or regulations are or become applicable to the Merger or any of the other transactions contemplated by this Agreement and the Ancillary Documents and (ii) if any fair price, moratorium, control share acquisition or other anti-takeover law or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents may be consummated as promptly as practicable on the terms contemplated in this Agreement and/or the Ancillary Documents, as the case may be, and otherwise to minimize the effect of such statute or regulation on the Merger and such other transactions.

(b)        The Company, Purchaser and Merger Sub shall cooperate with one another in determining whether any action by or in respect of, or filing, including, without limitation, any Regulatory Filing, with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required pursuant to the terms of any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.  Each of the Company, Purchaser and Merger Sub will, and will cause its respective Subsidiaries, if any, to take all reasonable actions necessary to attempt to obtain (and will cooperate with each other in obtaining) any consent, approval, waiver, authorization, order or approval of, or any exemption by, (i) any Governmental Entity or (ii) other public or private Third Party requested by Purchaser or the Company in writing to the other, in each case solely to the extent required to be obtained or made by the Company, Purchaser and Merger Sub or any of their respective Subsidiaries in connection with the Merger or the transactions contemplated by this Agreement or the Ancillary Documents; provided, however, that no representation, warranty, covenant or agreement of the Company herein shall be breached or not satisfied as a result of the failure to obtain any such consent, approval, waiver, authorization, order, approval or exemption.

(c)        The Company, Purchaser and Merger Sub shall furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any Governmental Entity in connection with the transactions contemplated by this Agreement.  The Company, Purchaser and Merger Sub shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to the other and each of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Third Party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

(d)        If required, each of the Company, Purchaser and Merger Sub shall take all reasonable action necessary to file as soon as practicable, but in no event later than the 10th business day following the date hereof, notifications under the HSR Act and any other applicable Law governing antitrust or competition matters, including, without limitation, Foreign Antitrust Laws, and respond as promptly as practicable to any inquiries from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters related to the Merger or the other transactions contemplated by this Agreement and the Ancillary Documents and use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 7.3 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act; provided that and notwithstanding the foregoing, nothing in this Agreement will require Purchaser, any of its subsidiaries, Merger Sub or the Surviving Corporation to take or refrain from taking any action that would (A) restrict, prohibit or limit the ownership or operation by Purchaser or Merger Sub or their Subsidiaries of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or compel Purchaser or Merger Sub or any of their respective subsidiaries to dispose of or hold separately all or any material portion of the business or assets of Purchaser and its Subsidiaries (including the Surviving Corporation) taken as a whole, or impose any material limitation, restriction or prohibition on the ability of Purchaser and its Subsidiaries (including the Surviving Corporation) taken as a whole to conduct its business or own such assets, or (B) impose material limitations on the ability of Purchaser or the Merger Sub to consummate the Merger or the transactions contemplated hereby.  Without limiting the foregoing, the parties shall request and shall use their respective reasonable best efforts to obtain early termination of the waiting period under the HSR Act.  No party shall voluntarily extend any waiting period under the HSR Act or enter into any agreement with any Governmental Entity to delay or not to consummate the Merger or any of the other transactions contemplated by this Agreement except with the prior written consent of the other party (such consent not to be unreasonably withheld or delayed and which reasonableness shall be determined in light of each party’s obligation to do all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement).

7.4           Publicity.  The initial press release relating to this Agreement shall be a joint press release and thereafter, so long as this Agreement is in effect, the Company and Purchaser shall consult with each other before issuing any press release or otherwise making public statements with respect to this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and shall not issue any such press release or make any similar public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed, except as the disclosing party may determine to be required by applicable Law or any listing agreement with the New York Stock Exchange, The NASDAQ Global Select Market or any other national securities exchange.

7.5           Further Action.

(a)        At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

(b)        Each of Purchaser and Merger Sub shall, and shall cause each of its Representatives and affiliates to, use its reasonable best efforts to close concurrently with the Closing, debt financing on terms and conditions described in the Financing Letters and, if applicable, any Additional Financing Letters and/or, if applicable, any Alternative Financing Letters, including using reasonable best efforts to (i) maintain in effect the Financing Letters and, if applicable, any Additional Financing Letters and/or, if applicable, any Alternative Financing Letters and negotiate and enter into definitive agreements contemplated by the Financing Letters and/or, if applicable, any Alternative Financing Letters and Additional Financing Letters on terms and conditions contained therein (as such terms may be altered in accordance with any “flex” provisions in the related fee letters (the “Flex”)) (the “Definitive Financing Agreements”), (ii) comply on a timely basis with obligations under the Financing Letters and, if applicable, any Additional Financing Letters and/or, if applicable, any Alternative Financing Letters to assist the arrangers of the Financing in accordance with the terms set forth and contemplated therein (including seeking rating agency ratings to the extent required), (iii) satisfy on a timely basis all conditions and other requirements to the consummation of the Financing and, if applicable, any Additional Financing and/or, if applicable, any Alternative Financing applicable to Purchaser and Merger Sub in the Financing Letters, the Alternative Financing Letters (if applicable), the Additional Financing Letters (if applicable) and the Definitive Financing Agreements that are within their respective control; provided, however, that for the avoidance of doubt, in no event shall financial tests applicable to Purchaser or the Company, as the case may be, under the Financing Letters and, if applicable, any Additional Financing Letters and/or, if applicable, any Alternative Financing Letters be deemed to be within the control of such party, and (iv) cause the lenders and other Persons providing the Financing and, if applicable, any Additional Financing and/or, if applicable, any Alternative Financing to provide such Financing in accordance with the terms of the Definitive Financing Agreements if all conditions to the Definitive Financing Agreements have been satisfied or upon funding and consummation of this Agreement will be satisfied; provided, however, that in no event shall Purchaser or any of its affiliates be required to make an equity contribution (including cash and/or common equity or other equity securities of Purchaser or any of its Subsidiaries) to Merger Sub or any other direct or indirect Subsidiary of Purchaser in excess of $203.0 million, excluding the proceeds of the Additional Financing (if any) which proceeds (if any) shall be used to fund a portion of the Cash Merger Consideration (and related fees and expenses, including, without limitation, fees and expenses of the nature set forth in Section 7.5(b) of the Purchaser Disclosure Letter).  Purchaser shall, upon the written request of the Company, inform the Board on a reasonably current basis and in reasonable detail of the status of its efforts to comply with the terms of, and satisfy the conditions contemplated by, the Financing Letters and, if applicable, any Additional Financing Letters, and/or, if applicable, any Alternative Financing Letters in accordance with this Section 7.5(b) and shall not, and shall not permit Merger Sub to, amend or modify the terms of the Financing Letters (including all exhibits, annexes, schedules, fee letters and other ancillary documents) to increase the conditionality of the Financing Letters in a manner that would adversely impact the ability of Purchaser to consummate the transactions provided for herein or the likelihood of the consummation of the Merger without obtaining the prior written consent of the Company.  Purchaser shall give the Board prompt written notice of any material breach by any party to the Financing Letters, any termination of any of the Financing Letters or any other circumstance, event or condition (other than in respect of the Company and its affiliates) that would reasonably be likely to prevent, delay or impede the consummation of the financing contemplated by the Financing Letters.  In the event that all or any portion of the financing contemplated by the Financing Letters becomes unavailable on the terms and conditions set forth in the Financing Letters (as such terms may be altered in accordance with the Flex), Purchaser shall notify the Company and use reasonable best efforts to arrange as promptly as practicable following the occurrence of such event and after giving the Company prior written notice, alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement on terms that (as determined in the reasonable judgment of Purchaser and Merger Sub) are no less favorable to Purchaser and Merger Sub (including with respect to conditionality, required equity contributions (including cash and/or common equity or any other equity securities of Purchaser or any of its Subsidiaries), pricing and required guarantees by Purchaser and its Subsidiaries) than the terms set forth in the Financing Letters and would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement (the “Alternative Financing”).  Purchaser shall deliver to the Company true and complete copies of all agreements pursuant to which it has received commitments for the Alternative Financing (the “Alternative Financing Letters”), after which the covenants provided with respect to the Financing Letters in this Section 7.5(b) shall be applicable with respect to the Alternative Financing Letters.  In the event that Purchaser or Merger Sub enters into any Additional Financing Letters, Purchaser promptly shall deliver to the Company true and complete copies of such agreements, after which the covenants provided with respect to the Financing Letters in this Section 7.5(b) shall be applicable with respect to the Additional Financing Letters.  If the

Additional Financing becomes unavailable for any reason (an “Additional Financing Termination”), Purchaser shall immediately notify the Company in writing and the parties hereto shall use their reasonable best efforts to take all actions necessary to enable Purchaser to issue the Purchaser Notes in substitution for the Additional Financing, including preparing and filing any required amendments to the Proxy/Prospectus, mailing or making available to the stockholders of the Company any required amendments to the Proxy/Prospectus and changing the date of the Stockholder Meeting as advisable or required, in each case to the extent that the parties reasonably believe that the transactions contemplated by this Agreement can be consummated by the End Date.

(c)        The Company shall, and shall cause its Subsidiaries to, and use commercially reasonable best efforts to cause its and their respective Representatives to, cooperate in connection with the arrangement of the Financing (and, if applicable, any Additional Financing and/or, if applicable, any Alternative Financing) as may be reasonably requested by Purchaser (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries) including by (i) participating in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies; (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing (and, if applicable, any Additional Financing and/or, if applicable, any Alternative Financing); (iii) furnishing Purchaser and its financing sources with historical financial information, business and financial projections and similar information regarding the Company and its Subsidiaries, including all historical financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in private placements under Rule 144A of the Securities Act and of the type customarily included in syndicated loan transactions (including monthly financial statements as described in Section 7.9(b) hereof), to use in connection with the Financing or any Alternative Financing or any Additional Financing, including such information as requested to determine whether the Company and its Subsidiaries satisfy any applicable financial tests or other conditions set forth in the Financing Letters and, if applicable, any Additional Financing Letters and/or, if applicable, the Alternative Financing Letters (in each case within the time frames specified therein); (iv) using commercially reasonable efforts to obtain customary accountants’ comfort letters, legal opinions, surveys, affidavits, title policies and commitments, pay-off letters and title insurance as may be reasonably requested by Purchaser or the lenders under the Financing Letters and, if applicable, the Additional Financing Letters and/or, if applicable, the Alternative Financing Letters; (v) executing and delivering such definitive financing documents as may be reasonably requested by Purchaser, and taking all necessary corporate actions in connection therewith, provided, however, that, except for the execution of a supplemental indenture to the Indenture, no officer, director or employee of the Company or any of its Subsidiaries shall be required to execute any definitive financing documents, including any registration statements to be filed with the SEC or any pledge or security documents, unless such documents provide that they either are not effective or are not operative until, or substantially concurrently with, the Effective Time; (vi) taking all other customary actions reasonably requested by Purchaser in connection with the Financing and any Alternative Financing and any Additional Financing; and (vii) facilitating the pledge of collateral and the perfection of the security interests therein; provided, however, that notwithstanding the foregoing, (x) neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee in connection with the financing contemplated by the Financing Letters or any Alternative Financing or any Additional Financing prior to the Closing Date, and (y) none of the Company or any of its Subsidiaries shall be required to indemnify any Person in connection with the financing contemplated by the Financing Letters or any Alternative Financing or any Additional Financing prior to the Closing Date (it being understood that upon Closing, none of the aforementioned restrictions in clauses (x) and (y) shall apply).  Purchaser shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs, fees and expenses incurred by the Company or any of its Subsidiaries in connection with such cooperation.  Purchaser and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, each of its Subsidiaries, and the Representatives of the Company from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the financing contemplated by the Financing Letters and any Alternative Financing and any Additional Financing and any information utilized in connection therewith.  The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing and, if applicable, any Additional Financing and/or, if applicable, any Alternative Financing, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the reputation of the Company or its Subsidiaries or any of their respective marks.  All non-public or otherwise confidential information regarding the Company and its Subsidiaries obtained by Purchaser or its Representatives pursuant to this Section 7.5 shall be kept confidential pursuant to the Confidentiality Agreement, except for disclosure to potential lenders and/or investors as required or deemed by Purchaser to be reasonably advisable in connection with the Financing and, if applicable, any Additional Financing and/or, if applicable, the Alternative Financing, subject to customary confidentiality provisions included in the documentation for such financing or otherwise.  Notwithstanding anything to the contrary in this Agreement, the covenants, obligations and agreements of the Company in this Section 7.5(c) and Section 7.9 shall be the only covenants, obligations or agreements by the Company relating to the Financing or the Alternative Financing or any Additional Financing.

7.6           Insurance; Indemnity.

(a)        The Company will purchase from an insurer reasonably acceptable to Purchaser a six-year pre-paid noncancellable directors’ and officers’ insurance policy covering the current and all former directors or officers of the Company and its Subsidiaries, and their heirs and representatives, with respect to acts or failures to act prior to the Effective Time, in a single aggregate amount over the six-year period immediately following the Closing Date equal to the policy limits for the Company’s and its Subsidiaries’ current directors’ and officers’ insurance policies as in effect on the date hereof; provided, however, that the Company shall not be required to obtain a policy providing such coverage except to the extent that such coverage can be provided at a total cost of no greater than 300% of the annual premium paid for such insurance in 2007 (the “Cap”), and, if equivalent coverage cannot be obtained, or can be obtained only by paying a total premium in excess of the Cap, the Company shall only be required to obtain as much coverage as can be obtained by paying a total premium equal to the Cap.

(b)        The Surviving Corporation shall honor all of the Company’s obligations to indemnify and hold harmless, to the extent not paid by insurance, the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent, subject to applicable Law, provided under the DGCL and the Company’s certificate of incorporation and bylaws in each case as in effect on the date hereof, regardless of whether such certificate of incorporation or bylaws are hereafter amended, and such obligations shall survive the Merger and continue in full force and effect from the Effective Time until six years after the Effective Time.  The Surviving Corporation shall periodically advance expenses as incurred with respect to the foregoing, until six years after the Effective Time, to the fullest extent permitted under applicable Law, provided, that the person to whom the expenses are advanced provides an undertaking reasonably acceptable to the Surviving Corporation to repay such advance if it is ultimately determined that such person is not entitled to reimbursement of such expenses.

(c)        From and after the Effective Time, Purchaser shall, until six years after the Effective Time, indemnify and hold harmless, to the extent not paid by insurance or by the Surviving Corporation pursuant to its obligation to provide indemnification under Section 7.6(b), to the fullest extent permitted under applicable Law, each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any Subsidiary, and their heirs and representatives (collectively, “Indemnified Parties”), against all losses, claims, damages, liabilities, reasonable costs or expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (collectively, “Losses”) from any claims, actions, suits, proceedings, arbitrations, investigations or audits (collectively, “Litigation”) arising before or after the Effective Time as a result of or pertaining to acts or omissions, or alleged acts or omissions, by them to the extent attributable to their capacities as such, which acts or omissions occurred prior to the Effective Time (including the transactions provided for herein and in the Voting and Support Agreement); provided, however, that in no event shall Purchaser be required to indemnify any Indemnified Parties for Losses arising out of such Indemnified Parties’ gross negligence, wanton malfeasance, willful or illegal conduct or conduct that was intentionally injurious to the Company.  Without limiting the foregoing, Purchaser shall, to the extent not advanced by the Surviving Corporation pursuant to Section 7.6(b), periodically advance expenses as incurred with respect to the foregoing, until six years after the Effective Time, to the fullest extent permitted under applicable Law provided that the person to whom the expenses are advanced provides an undertaking reasonably acceptable to the Surviving Corporation to repay such advance if it is ultimately determined that such person is not entitled to reimbursement of such expenses.

(d)        If, after the Effective Time, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties or assets to any Person, then, in each such case, proper provisions shall be made so that successors and assigns of Purchaser or the Surviving Corporation, as case may be, shall assume all of the obligations set forth in this Section 7.6.  The provisions of this Section 7.6 are intended for the benefit of and, as of the Effective Time, shall be enforceable by each person who is now or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, an officer, director or similar person of the Company or any of its Subsidiaries.

(e)        If any obligation to indemnify described in Section 7.6(a) (each, an “Action”) arises or occurs, the Surviving Corporation shall control the defense of such Action with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to any Indemnified Party seeking indemnification pursuant to Section 7.6(c), provided that the Indemnified Party shall be permitted to participate in the defense of such Action through counsel selected by the Indemnified Party, at the Indemnified Party’s expense.  Notwithstanding the foregoing, if there is any actual or potential conflict between the Surviving Corporation and any Indemnified Party or there are additional defenses available to any Indemnified Party, such Indemnified Party shall be permitted to participate in the defense of such Action with counsel selected by the Indemnified Party, at the Surviving Corporation’s expense; provided, however, that the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single Action except to the extent that two or more of such Indemnified Parties have conflicting interests in the outcome of such Action.  The Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

7.7           Employee Benefit Plans.

(a)        From and after the Effective Time, Purchaser shall and shall cause the Surviving Corporation and its Subsidiaries to honor all obligations and provide all other benefits under the Company Employee Plans and compensation, employment, change in control and severance arrangements and agreements, including all benefits or other amounts earned or accrued to the extent vested or that become vested in the ordinary course through the Effective Time, in accordance with their terms as in effect immediately prior to the Effective Time.  Notwithstanding the foregoing, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any Company Employee Plan or any employee benefit plan maintained by Purchaser, or shall limit the right of Purchaser, the Surviving Corporation or its Subsidiaries to amend, terminate or otherwise modify any Company Employee Plan or any other employee benefit plan following the Effective Time in accordance with such plan’s amendment procedures and requirements of Law.  During the one year period following the Effective Time, Purchaser shall, or shall cause the Surviving Corporation to, provide to the employees of the Company and its Subsidiaries who are employed at the Effective Time and who remain employed with the Surviving Corporation or any Subsidiary of Purchaser (“Company Employees”) compensation and employee benefits that, with respect to each employee, are substantially comparable in the aggregate to the compensation and benefits provided to such employee under the Company Employee Plans immediately prior to the Effective Time.

(b)        Purchaser shall, or shall cause the Surviving Corporation or Purchaser’s or the Surviving Corporation’s Subsidiaries, as applicable, to, give Company Employees full credit for such Company Employees’ service with the Company and its Subsidiaries immediately prior to the Effective Time to the same extent such service was counted under similar Company Employee Plans for purposes of eligibility, vesting, or eligibility for retirement (but not for benefit accrual) and determination of the level of benefits (including, for purposes of vacation and severance), but not for purposes of benefit accruals, under any benefit plans made generally available to employees or officers or any class or level of employees or officers maintained by Purchaser, the Surviving Corporation or any of their respective

Subsidiaries in which a Company Employee participates; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.

(c)        Purchaser shall, or shall cause the Surviving Corporation or Purchaser’s or the Surviving Corporation’s Subsidiaries, as applicable, to, (i) waive any preexisting condition limitations otherwise applicable to Company Employees and their eligible dependents under any plan of Purchaser or any Subsidiary of Purchaser that provides health benefits in which Company Employees may be eligible to participate following the Closing, other than any limitations that were in effect with respect to such employees as of the Effective Time under the analogous Company Employee Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Company Employees and their eligible dependents under the health plans in which they participated immediately prior to the Effective Time during the portion of the calendar year prior to the Effective Time in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Purchaser, the Surviving Corporation or any of their respective Subsidiaries in which they are eligible to participate after the Effective Time in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company Employee and his or her eligible dependents on or after the Effective Time, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Employee Plan prior to the Effective Time.

(d)        No provision of this Agreement shall (i) create any right in any employee of the Company or any of its Subsidiaries to continued employment by Purchaser, the Company, or any respective Subsidiary or preclude the ability of Purchaser, the Company, or any respective Subsidiary to terminate the employment of any employee for any reason, (ii) require Purchaser, the Company, or any respective Subsidiary to continue any Company Employee Plans or prevent the amendment, modification or termination thereof after the Effective Time, or (iii) confer upon any Company Employee any rights or remedies under or by reason of this Agreement.

7.8           Options.

(a)        Prior to the Effective Time, the Board or an appropriate committee of the Board administering the Stock Option Plans shall adopt such resolutions or take such actions as required to (i) permit any Options outstanding prior to the Effective Time that are not exercisable or Vested Options to become exercisable and Vested Options immediately prior to the Effective Time and (ii) permit the treatment of all Vested Options as of the Effective Time as provided in ARTICLE IV including, without limitation, the termination of Options pursuant to Section 4.2(e).  Any such action taken by the Company pursuant to the terms of this Section 7.8 shall be effected concurrent with the consummation of the transactions contemplated by this Agreement and shall be carried out in accordance with the terms of the Stock Option Plan and applicable Law.

(b)        Except as set forth in Section 7.8(b) of the Company Disclosure Letter, prior to the Effective Time, the Board shall adopt such resolutions or take such other actions as are required to cause all unvested restricted shares of Company Common Stock to become vested immediately prior to the Effective Time.  Effective as of the Effective Time, all such restricted shares shall be automatically converted into the right to receive the Merger Consideration on the terms and conditions set forth in Section 4.2(b).

7.9           Access to Information.

(a)        The Company shall, and shall cause each of its Subsidiaries and shall instruct the respective Representatives of the Company and its Subsidiaries to, afford to Purchaser and to the officers, employees, accountants, counsel, financial advisors, financing sources and other Representatives of Purchaser, reasonable access during normal business hours during the period prior to the Effective Time, upon prior notice, to their respective offices, properties, books, contracts, commitments, personnel, records and other documents as Purchaser may reasonably request and, during such period, the Company shall, and shall cause its respective Subsidiaries and shall instruct the respective Representatives of the Company and its Subsidiaries to, furnish promptly to Purchaser (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) reasonably available financial and operating data or information that Purchaser may reasonably request.  The Company shall instruct its officers, employees, accountants, counsel, financial advisors and other Representatives to cooperate with reasonable requests of Purchaser in its investigation.  Except as required by applicable Laws, each of the parties hereto will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors, financing sources and other Representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated October 30, 2007 previously entered into by Purchaser and the Company (the “Confidentiality Agreement”).  Notwithstanding the foregoing, none of the Company, any Subsidiary of the Company or any of their Representatives shall be required to provide access to or disclose information where such access or disclosure (a) the Company reasonably determines would cause the loss of any the attorney-client privilege of the Company or any Subsidiary of the Company or (b) would contravene any Law or order of any Governmental Entity.

(b)        The Company shall provide unaudited consolidated balance sheets and related statements of income, stockholder’s equity and cash flows of the Company and its Subsidiaries for each calendar month following the date hereof, up to and including the month ended at least 30 days prior to the Effective Time and after the most recently completed fiscal quarter of the Company for which unaudited financial statements have been prepared.

(c)        Purchaser shall give prompt notice to the Company of any facts, events or notice received by Purchaser which in any such case may be reasonably expected to cause, individually or in the aggregate, the Financing to be unavailable by the End Date (as hereinafter defined).  Upon discovery, the Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause, individually or in the aggregate, any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or any condition to the obligations of such party to effect the transactions contemplated by this Agreement not to be satisfied by the

End Date, (ii) any failure of the Company or Purchaser, as the case may be, to materially comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause, individually or in the aggregate, the failure by such party to materially comply with or satisfy, any covenant or agreement to be complied with or satisfied by it hereunder or any condition to the obligations of such party to effect the transactions contemplated by this Agreement not to be satisfied by the End Date, (iii) any notice or other communication from any Governmental Entity or other Third Party alleging that the consent of such Governmental Entity or Third Party is or may be required in connection with the transactions contemplated by this Agreement or any Ancillary Document, (iv) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, or affecting such party or any of its subsidiaries or any of their respective properties or assets or business which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated hereby or by the Ancillary Documents, and (v) the occurrence of any event, development or circumstance which has had or would be reasonably expected to result in a Company Material Adverse Effect or Purchaser Material Adverse Effect, as applicable; provided, however, that the delivery of any notice pursuant to this Section 7.9(c) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or otherwise affect the remedies available hereunder to the party giving or receiving such notice, and the failure to deliver any such notice shall not affect any of the conditions set forth in ARTICLE VIII below, and provided, further, that the delivery of any notice pursuant to this Section 7.9(c) shall not cause the failure of any condition set forth in ARTICLE VIII below to be satisfied nor shall the delivery of any such notice be deemed an admission that any condition in ARTICLE VIII below, is not or will not be satisfied.

7.10         Acquisition Proposals; Board Recommendation.

(a)        The Company shall immediately terminate, and shall instruct its and its Subsidiaries’ officers, directors, employees, attorneys, accountants, advisors, representatives and agents (“Representatives”) to immediately terminate, all existing discussions or negotiations, if any, with any Person conducted heretofore with respect to an Acquisition Proposal.  The term “Acquisition Proposal” means any inquiry, offer or proposal (whether or not in writing) (other than an offer or proposal by or on behalf of Purchaser or its affiliates) for, or any indication of interest in: (i) a transaction (or series of transactions) pursuant to which any Person or group of Persons acquires or would acquire, directly or indirectly, beneficial ownership of more than 15% of the outstanding voting power or shares of capital stock of the Company or any of its Subsidiaries, whether from the Company or pursuant to a tender offer, exchange offer or otherwise; (ii) any transaction (or series of transactions) which would result in any Person (or group of Persons) other than Purchaser, Merger Sub or any of their affiliates (any such Person, a “Third Party”) acquiring 15% or more of the fair market value of the assets (including, without limitation, the capital stock of any Subsidiary of the Company), net income, net revenues or cash flow of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction (whether by a merger, consolidation, business combination, reorganization, share exchange, sale or purchase of assets, recapitalization, liquidation, dissolution, purchase of securities, acquisition of stock of a Subsidiary of the Company or otherwise); or (iii) any combination of the foregoing.

(b)        From the date of this Agreement until the Effective Time, the Company shall not, and the Company shall cause its Subsidiaries and its and their Representatives not to, (i) solicit or initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any proposal, inquiry, offer or request that constitutes, or that is reasonably likely to lead to, an Acquisition Proposal, (ii) enter into, participate in, continue or engage in discussions or negotiations with any Person regarding an Acquisition Proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal, or (iii) except as provided in this Section 7.10 and subject to compliance herewith, approve or recommend, or publicly propose to approve or recommend, or enter into any agreement or agreement in principle regarding an Acquisition Proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal; provided, however, that prior to obtaining the Stockholder Approval, in response to a bona fide written Acquisition Proposal that was not initiated or solicited by the Company or its Subsidiaries or any of its or their Representatives after the date hereof that the Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation and with outside legal counsel, constitutes, or could reasonably be expected to lead to, a Superior Proposal, the Company may, subject to compliance with this Section 7.10 and notwithstanding any other term or provision of this Agreement to the contrary, furnish information and/or draft agreements with respect to the Company and the Company Subsidiaries to the Person making such Acquisition Proposal (and its officers, directors, employees, attorneys, accountants, consultants, legal counsel, advisors, agents and other representatives) pursuant to a customary confidentiality agreement no less restrictive in any material respect to such Person than the Confidentiality Agreement (except that such confidentiality agreement shall not be required to include any provision limiting the ability of the other party thereto to make an Acquisition Proposal to the Company or its Board) and which agreement does not prohibit compliance by the Company with its obligations under this Section 7.10 to provide notices and other information to Purchaser; provided further, that the Company shall promptly provide to Purchaser any information concerning the Company and any of its Subsidiaries which was not previously provided to Purchaser (but in no event later than 24 hours after the Company provided such information to such other party).  Notwithstanding anything in this Agreement to the contrary, the Company may (i) permit an Acquisition Proposal to be made under a standstill or confidentiality agreement, and (ii) waive any provision thereof in connection with an Acquisition Proposal or to permit an Acquisition Proposal to be made, in each case if the Board determines in good faith, after consultation with its outside counsel, that such action is necessary for the Board to comply with its fiduciary duties imposed by Delaware law.  For purposes of this Agreement, a “Superior Proposal” means any bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 50.01% for purposes of this definition) not solicited or initiated in violation of this Section 7.10, that is on terms that the Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, is more favorable to the holders of the Company Common Stock, from a financial point of view, than the transactions contemplated by this Agreement, taking into account all relevant aspects of such offer (in comparison with the terms of the Agreement and any revised offer by Purchaser), including financial considerations (including additional transaction costs and the effect of the payment of the Termination Fee, expenses or amounts payable hereunder), the Person or group of Persons making such offer, and the likelihood that the proposed transaction would be consummated substantially in accordance with its terms (taking into account all financing, regulatory, legal and other aspects of the proposal).

(c)        The Company shall promptly advise Purchaser, telephonically and in writing, of the Company’s receipt of any Acquisition Proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal (in each case within 24 hours after receipt thereof).  The Company shall promptly provide Purchaser, in writing and in reasonable detail (within such 24 hour time frame), with a summary of the terms and conditions of any such Acquisition Proposal, or proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal.  The Company shall promptly inform Purchaser of any material change in any of the price, form of consideration or other meaningful terms or conditions of any such Acquisition Proposal or proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal, and the current status of any discussions or negotiations related thereto.  The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing such information to Purchaser.  Promptly upon determination by the Board that an Acquisition Proposal constitutes a Superior Proposal, the Company shall deliver to Purchaser a written notice advising it that the Board has so determined, specifying in reasonable detail the terms and conditions of such Superior Proposal.

(d)        Except as provided in the next sentence and in Section 7.10(e), neither the Board nor any committee thereof shall (x) withdraw or modify, or publicly propose to withdraw or modify, the Company Recommendation, (y) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any of the actions referred to in the foregoing clauses (x) or (y), whether taken by the Board or a committee thereof, an “Adverse Recommendation Change”) or (z) enter into any letter of intent, agreement, or understanding or agreement in principle regarding or to implement an Acquisition Proposal (an “Acquisition Agreement”), other than a confidentiality agreement that the Company is permitted to enter into under Section 7.10(b).  The Board or any committee thereof shall prior to obtaining the Stockholder Approval, (i) be permitted to make an Adverse Recommendation Change with respect to a Superior Proposal (provided that at the time such action is taken such Superior Proposal has not been withdrawn), or (ii) terminate this Agreement in accordance with Section 9.1(f) and enter into any Acquisition Agreement with respect to a Superior Proposal if, but only if, the Board and the Company have prior thereto complied, in the case of clause (i), with the following clauses (A) through (C), and, in the case of clause (ii), the following clauses (A) through (D): (A) the Board has determined in good faith, after consultation with its outside legal counsel, that such action is necessary for the Board to comply with its fiduciary duties imposed by Delaware law, (B) the Company has given Purchaser and Merger Sub four business days’ prior written notice (the “Notice Period”) of its intention to take such action, which notice shall attach the most recent draft of any agreement with respect to, and specify the terms and conditions of any such Superior Proposal (including the identity of the Person or group of Persons making the Superior Proposal) and any material modifications to any of the foregoing, and during the Notice Period, the Company shall, and shall direct its financial advisors and outside counsel to, negotiate with Purchaser in good faith (to the extent Purchaser desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute (in the judgment of the Board, after consultation with a financial advisor of nationally recognized reputation and with outside legal counsel), a Superior

Proposal, and if during the Notice Period any revisions are made to the Superior Proposal and the Board in its good faith judgment determines, after consultation with a financial advisor of nationally recognized reputation and with outside legal counsel, that such revisions are material (it being understood that any change in the purchase price or form of consideration in such Superior Proposal shall be deemed a material revision), the Company shall deliver a new written notice to Purchaser and shall comply with the requirements of this Section 7.10(d) with respect to such new written notice except that the new Notice Period shall be three business days, (C) the Company has complied in all material respects with its other obligations under this Section 7.10, and (D) simultaneously with entering into any such Acquisition Agreement, the Company shall pay Purchaser the Termination Fee in accordance with Section 9.2(b).  Nothing in this Section 7.10 shall prohibit the Company or the Board from taking and disclosing to the stockholders of the Company a position with respect to an Acquisition Proposal by a Third Party to the extent the Company determines to be required under Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; provided, that unless and until this Agreement is terminated in accordance with Section 9.1 hereof, nothing in this sentence shall affect the obligations of the Company or the rights of Purchaser or Merger Sub under any other provision of this Agreement.

(e)        In addition, and notwithstanding any provision to the contrary in this Agreement, at any time prior to the Stockholder Approval the Board may, in response to a fact, event, change, development or set of circumstances with respect to or otherwise affecting Purchaser or any of its Subsidiaries or its or their business, properties, assets, liabilities, results of operation or condition (financial or otherwise) occurring or arising after the date hereof that is materially adverse to Purchaser and its Subsidiaries taken as a whole and that was not known to the Board prior to the execution of this Agreement (such fact, event, change, development or set of circumstances, an “Intervening Event”), make an Adverse Recommendation Change if the Board determines in good faith, after consultation with its outside legal counsel, that, in light of such Intervening Event, such action is necessary for the Board to comply with its fiduciary duties imposed by Delaware law; provided that no fact, event, change, development or set of circumstances shall constitute an Intervening Event if such fact, event, change, development or set of circumstances resulted from or arose out of  any action taken or omitted to be taken by the Purchaser or any of its Subsidiaries at the written request or with the written consent of the Company given after the date hereof; provided, further, that the Board shall not be entitled to exercise its right to make an Adverse Recommendation Change pursuant to this Section 7.10(e) unless the Company has (A) given Purchaser and Merger Sub at least four business days’ prior written notice advising Purchaser and Merger Sub that the Board intends to take such action and specifying the facts underlying the Board’s determination that an Intervening Event has occurred, and the reasons for the Adverse Recommendation Change, in reasonable detail, and (B) during such four business day period, if requested by Purchaser, engaged in good faith negotiations with Purchaser to amend this Agreement in such manner that obviates the need for such an Adverse Recommendation Change as a result of the Intervening Event.  For the avoidance of doubt, (i) in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or the consequences thereof constitute an Intervening Event and (ii) the Board has considered and understands that the announcement of both this Agreement and the transactions contemplated hereby (and limited to the announcement of both this Agreement and the transactions contemplated hereby) could affect the value of the Stock Merger Consideration.

7.11         Transfer Taxes.  Purchaser and the Company shall cooperate in the preparation, execution and filing of all returns, applications, questionnaires or other documents, regarding any real property transfer, stamp, recording, documentary, gains, sales, use, value added, stock transfer or other taxes and any other fees and similar taxes which become payable in connection with the Merger (collectively, “Transfer Taxes”).  From and after the Effective Time, the Surviving Corporation shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Company Common Stock, all Transfer Taxes.

7.12         Treatment of 7.75% Senior Subordinated Notes.

(a)        Without limiting the obligations set forth in Section 7.5, Purchaser and Merger Sub shall, subject to compliance of the Company and its Subsidiaries with their obligations under Section 7.12(b), substantially concurrently with the Closing, (i) cause the defeasance of the 7.75% Senior Subordinated Notes due 2014 (the “Notes”) issued pursuant to the Indenture, dated as of February 6, 2004, as supplemented by a First Supplemental Indenture thereto, dated as of February 24, 2004, and as supplemented by a Second Supplemental Indenture thereto, dated as of February 14, 2005, by and among FTD, Inc. (as successor to Nectar Merger Corporation), the guarantors party thereto (including the Company), and U.S. Bank National Association, as trustee (the “Indenture”) pursuant to the defeasance provisions of the Indenture (the “Defeasance”); or, in Purchaser’s discretion, (ii) fund the purchase of all of the Notes validly tendered and not withdrawn pursuant to an offer to purchase by the Company (the “Offer”), and a related consent solicitation by the Company (the “Consent Solicitation” and, together with the Offer, the “Debt Tender Offer”) and, to the extent any Notes are not validly tendered or are withdrawn in connection with the Debt Tender Offer, cause the Defeasance of such Notes; provided that the closing of the Debt Tender Offer shall be conditioned on the occurrence of the Closing, and the parties shall use reasonable best efforts to cause the Debt Tender Offer and Defeasance (as applicable) to close on the Closing Date.

(b)        In addition, without limiting the obligations set forth in Section 7.5, the Company shall, and shall cause its Subsidiaries and their respective Representatives to, provide all cooperation reasonably requested by Purchaser and to take all actions reasonably requested by Purchaser that are necessary, appropriate or desirable to facilitate (and, to the extent reasonably requested by Purchaser, not take or fail to take any actions that would impair, prevent or are contrary to) such Defeasance or such commencement and consummation of the Debt Tender Offer, including, executing officers certificates and, in the case of the Debt Tender Offer, executing a supplemental indenture to the Indenture at such time as requested by Purchaser or Merger Sub, amending the terms and provisions of the Indenture as reasonably requested by Purchaser and as set forth in the Debt Tender Offer documents sent to holders of Notes (which amendment may include the elimination of all or substantially all of the covenants contained in such Notes or the Indenture, in each case, which can be eliminated or released, as applicable, upon the approval of the holders of the principal amount of Notes which properly delivered consents in the Consent Solicitation), which supplemental indenture may be effective but shall not become operative until the consummation of the Debt Tender Offer in connection with the Closing, using all reasonable efforts to cause the trustee under the Indenture to enter into such supplemental indenture prior to or substantially simultaneously with the Closing and irrevocably taking all corporate actions necessary for such Defeasance and Debt Tender Offer; provided that Purchaser shall be responsible for depositing, or causing to be deposited, with the trustee under the Indenture sufficient funds to effect such Defeasance and for providing, or causing to be provided, immediately available funds for the full payment (including any applicable premiums or consent solicitation fees, and all related fees and expenses) at the Closing Date of all Notes properly tendered and not withdrawn (or consents received and not withdrawn) required pursuant to the terms of such Debt Tender Offer.

7.13         FIRPTA Certificate.  At Closing, the Company shall have delivered to Purchaser a copy of a notice to the Internal Revenue Service prepared in accordance with the requirements of Treasury Regulation Section 1.897-2 (h)(2) in substantially the form of Exhibit B hereto (the “FIRPTA Certificate”) that the Company shall have delivered to the Internal Revenue Service.  The Company’s obligation to deliver the FIRPTA Certificate shall not be considered an obligation under this Agreement for purposes of Section 8.3(a)(i), but if the FIRPTA Certificate is not delivered, Purchaser shall withhold from the Merger Consideration and pay over to the appropriate taxing authorities any amounts required to be withheld as permitted under Section 4.3(o).

7.14         Stock Exchange Listing. Purchaser shall use its reasonable best efforts to cause the Purchaser Common Stock to be issued in connection with the Merger to be authorized for listing on The NASDAQ Global Select Market, subject to official notice of issuance, prior to the Closing Date.

7.15         Section 16 Matters.  Prior to the Effective Time, each of the Company and Purchaser shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Common Stock or acquisitions of Purchaser Common Stock (including, in each case, derivative securities) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or any employee or director of the Company who may become an officer or director of Purchaser to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VIII

CONDITIONS

8.1           Conditions to Each Party’s Obligation to Effect the Merger.  The obligations of the Company, Purchaser and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

(a)        the Stockholder Approval shall have been obtained;

(b)        any applicable waiting period or required approval under the HSR Act, or any other similar applicable Laws, including Foreign Antitrust Laws required prior to the completion of the Merger shall have expired or been earlier terminated or received;

(c)        no Governmental Entity of competent authority or jurisdiction shall have issued any Laws or taken any other action then in effect, which restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger or the issuance of the Stock

Merger Consideration or the Notes Merger Consideration; provided, however, that the parties hereto shall use their respective reasonable best efforts to have any such Law or other legal restraint vacated provided, further, that the right to assert this condition shall not be available to any party whose breach of any provision of this Agreement results in the imposition of any such action, or the failure of such action to be resolved or lifted, as applicable;

(d)        (i) the Registration Statement shall have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC and not concluded or withdrawn and (ii) the New Indenture shall have been qualified under the TIA; and

(e)        the shares of Purchaser Common Stock issuable pursuant to Section 4.2(b) and Section 4.2(d) shall have been approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance.

8.2           Conditions to Obligations of the Company.

(a)        The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver of the following further conditions: (i) Purchaser and Merger Sub shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time, (ii) the representations and warranties of Purchaser and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and the Closing Date as if made at and as of such dates (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), disregarding for these purposes any exception in such representations and warranties relating to materiality or a Purchaser Material Adverse Effect, except for such failures to be true and correct which do not result in a Purchaser Material Adverse Effect; provided that the representations and warranties with respect to the New Indenture, the Notes Documents and the Purchaser Notes set forth in Section 6.2, Section 6.5, Section 6.16, and Section 6.17 shall be true and correct in all material respects as of the date of this Agreement and the Closing Date as if made at and as of such dates, and (iii) the Company shall have received a certificate signed by the Chief Executive Officer or President of each of Purchaser and Merger Sub to the foregoing effect; and

(b)        since the date of this Agreement, subject to the matters described in the Purchaser Disclosure Letter, there shall not have occurred any Purchaser Effects which constitute or have resulted in a Purchaser Material Adverse Effect.

8.3           Conditions to Obligations of Purchaser and Merger Sub. The obligations of Purchaser and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

(a)        (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and the Closing Date as if made at and as of such dates

(except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), disregarding for these purposes any exception in such representations and warranties relating to materiality or a Company Material Adverse Effect, except for such failures to be true and correct which do not result in a Company Material Adverse Effect and (iii) Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect;

(b)        since the date of this Agreement, subject to the matters described in the Company Disclosure Letter, there shall not have occurred any Company Effects which constitute or have resulted in a Company Material Adverse Effect;

(c)        Purchaser shall have received (i) the proceeds of the Financing (or if such Financing shall not have been consummated, Purchaser shall have received the Proceeds of the Alternative Financing) (or would have received such proceeds assuming the issuance of the Purchaser Notes or Purchaser’s receipt of the proceeds from the Additional Financing, if applicable) and (ii) if applicable, the proceeds of any Approved Additional Financing;

(d)        Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company demonstrating in reasonable detail that the Company Closing Net Debt does not exceed $286.0 million.  The term “Company Closing Net Debt” means the difference between (A) the sum of (i) the aggregate balance sheet amount of all Indebtedness (as defined in the Existing Credit Agreement) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of the close of business on the day immediately preceding the Closing Date, (ii) accrued but unpaid interest in respect of such Indebtedness as of the close of business on the day immediately preceding the Closing Date, and (iii) the Letter of Credit Usage (as defined the Existing Credit Agreement) as of the close of business on the day immediately preceding the Closing Date (excluding letters of credit used solely to purchase inventory in the ordinary course of business consistent with past practices), and (B) the aggregate amount of cash of the Company that is available to repay the amounts referenced in clause (A) above as of the close of business on the day immediately preceding the Closing Date.  The term “Existing Credit Agreement” means the First Amended and Restated Credit Agreement dated as of August 7, 2006 among FTD, Inc., the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent; and

(e)        holders of not more than 10% of the Company Common Stock shall have exercised dissenters’ rights under the DGCL.

ARTICLE IX

TERMINATION; AMENDMENT; WAIVER

9.1           Termination.  This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by written notice, whether before or after the Stockholder Approval shall have been obtained:

(a)        by mutual written agreement of Purchaser and the Company, in each case duly authorized by their respective boards of directors;

(b)        by either Purchaser or the Company, if:

(i)        the Merger shall not have been consummated on or before 180 days following the date of the execution of this Agreement (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Merger to occur on or before the End Date;

(ii)       there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or any ruling, judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining the Company or Merger Sub from consummating the Merger is entered and the ruling, judgment, injunction, order or decree shall have become final and nonappealable and, prior to that termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, any such Law, ruling, judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the imposition of such ruling, judgment, injunction, order or decree or the failure of such ruling, judgment, injunction, order or decree to be resisted, resolved or lifted, as applicable; or

(iii)      at the Stockholder Meeting or any adjournment or postponement thereof at which this Agreement has been voted upon, the Stockholder Approval shall not have been obtained;

(c)        by the Company, if Purchaser or Merger Sub shall have breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in this Agreement which breach or failure to perform would cause any of the conditions set forth in Section 8.2(a) not to be satisfied, and such condition shall either be incapable of being satisfied by the End Date or such breach or failure to perform is not cured within thirty days after notice from the party wishing to terminate; provided, however, that the Company shall not also then be in material breach of this Agreement;

(d)        by Purchaser, if the Company shall have breached any of its representations, warranties, or failed to perform any of its covenants or agreements set forth in this Agreement which breach or failure to perform would cause any of the conditions set forth in Section 8.3(a) not to be satisfied, and such condition is either incapable of being satisfied by the End Date or such breach or failure to perform is not cured within thirty days after notice from the party wishing to terminate; provided, however, that Purchaser or Merger Sub shall not also then be in material breach of this Agreement;

(e)        by Purchaser, if (i) there shall have occurred an Adverse Recommendation Change or the Board shall fail to include the Company Recommendation in the Proxy Statement, in each case due to an Intervening Event, (ii) there shall have occurred an Adverse Recommendation Change or the Board shall have failed to include the Company Recommendation in the Proxy Statement, in each case with respect to a Superior Proposal, or (iii) the Board shall approve or recommend that the stockholders of the Company tender their Company Common Stock in any tender or exchange offer that is an Acquisition Proposal (other than by Purchaser, Merger Sub or their affiliates); and

(f)         by the Company, if, prior to the obtaining of the Stockholder Approval; (i) the Company has received a Superior Proposal in accordance with Section 7.10; (ii) the Board has determined in good faith, after consultation with its outside legal counsel, that such action is necessary for the Board to comply with its fiduciary duties imposed by Delaware law; (iii) the Company has complied with its obligations under Section 7.10(d)(ii)(B) and has complied in all material respects with its other obligations under Section 7.10; and (iv) simultaneously with such termination, the Company shall have paid Purchaser the Termination Fee in accordance with Section 9.2.  The term “Termination Fee” means a cash amount equal to $11.75 million.

The party desiring to terminate this Agreement pursuant to Sections 9.1(b) through 9.1(f) shall give written notice of such termination to the other party in accordance with Section 10.2; provided, that no such termination by the Company pursuant to Section 9.1(f) shall be effective unless and until the Company shall have paid the Termination Fee, if any, required to be paid by it pursuant to Section 9.2(b).

9.2           Effect of Termination.

(a)        In the event of termination of this Agreement by either the Company or Purchaser as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or Purchaser or their respective Subsidiaries, officers or directors except (i) with respect to Section 7.4, the penultimate sentence of Section 7.9(a), this Section 9.2, Purchaser’s obligations under the third sentence of Section 7.5(c) and ARTICLE X and (ii) with respect to any liabilities for damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement or any Ancillary Document.

(b)                        (i)  Notwithstanding any other provision of this Agreement, the Company and Purchaser agree that if (i) this Agreement is terminated pursuant to Section 9.1(e)(ii) or Section 9.1(e)(iii) then the Company shall immediately pay to Purchaser the Termination Fee, and (ii) this Agreement is terminated pursuant to Section 9.1(f), then the Company shall simultaneously with such termination pay to Purchaser the Termination Fee, which in each case shall be the sole and exclusive remedy of Purchaser and Merger Sub under this Agreement.

(ii)       Subject to and without duplication of Section 9.2(b)(iii), the Company and Purchaser agree that if this Agreement is terminated pursuant to Section 9.1(e)(i) then the Company shall pay to Purchaser an amount equal to the reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Purchaser and its affiliates on or prior to the termination of this Agreement in an amount up to but not greater than $3.75 million (the “Purchaser Expenses”) within one business day after such termination, which shall be the sole and exclusive remedy of Purchaser and Merger Sub under this Agreement.

(iii)      If this Agreement is terminated by Purchaser or the Company pursuant to Section 9.1(b)(iii) or by the Purchaser pursuant to Section 9.1(e)(i) and prior to such termination an Acquisition Proposal shall have been received by the Company and publicly announced and not withdrawn or abandoned, then the Company shall pay or cause to be paid to Purchaser in immediately available funds the Purchaser Expenses within one business day after such termination, and if, within 12 months following any such termination of this Agreement (a) an Acquisition Proposal is consummated (and, provided, that in the case of a termination of this Agreement by the Purchaser pursuant to Section 9.1(e)(i), at least one of the parties to such Acquisition Proposal that is consummated is the same as, or an affiliate of, a party to the Acquisition Proposal that had been received by the Company and not withdrawn or abandoned prior to such termination), or (b) in the case of a termination of this Agreement by Purchaser or the Company pursuant to Section 9.1(b)(iii), the Company enters into a definitive agreement providing for an Acquisition Proposal, then the Company shall pay or cause to be paid to Purchaser in immediately available funds an amount equal to the Termination Fee within one business day after the Company enters into such definitive agreement, in the case of a termination of this Agreement by Purchaser or the Company pursuant to Section 9.1(b)(iii), or within one business day after such transaction is consummated, whichever is earlier; provided, however, that set-off against the Termination Fee owed under this Section 9.2(b)(iii) shall be the amount of all Purchaser Expenses paid by the Company.  The payment of the Purchaser Expenses and, if applicable, the Termination Fee, pursuant to this Section 9.2(b)(iii) shall be the sole and exclusive remedy of Purchaser and Merger Sub under this Agreement.  For purposes of this Section 9.2(b)(iii), each reference to “Acquisition Proposal” shall be deemed a reference to an “Acquisition Proposal” as defined herein, provided that each reference to fifteen percent (15%) in the definition thereof shall be replaced with fifty percent (50%).

(iv)      For the avoidance of doubt, in no event shall the Company be obligated to pay the Termination Fee or the Purchaser Expenses on more than one occasion.

(c)        Each of Purchaser and the Company acknowledges that the agreements set forth in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Purchaser and Merger Sub would not enter into this Agreement.  Accordingly, if the Company fails to timely pay any amount due pursuant to this Section 9.2, and, in order to obtain the payment, Purchaser commences a suit which results in a judgment against the Company for the payment set forth in this Section 9.2, the Company shall pay to Purchaser its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment.

ARTICLE X

GENERAL PROVISIONS

10.1         Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  This Section 10.1 shall not limit any agreement of the parties (for avoidance of doubt, excluding any representation or warranty provided by a party) that by its terms contemplates performance after the Effective Time.

10.2         Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and shall be deemed given and received when sent by facsimile transmission (with a confirmatory copy sent by overnight courier), one business day after being delivered to an overnight courier service (with proof of service), hand delivery, or three business days after being mailed by certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Purchaser or Merger Sub: United Online, Inc. 21301 Burbank Boulevard Woodland Hills, CA 91367 Facsimile: (818) 287-3110 Attention: General Counsel		If to the Company: FTD Group, Inc. 3113 Woodcreek Drive Downers Grove, IL 60515-5420 Facsimile: (630) 719-6183 Attention: Jon Burney, Vice President and General Counsel
With a copy to:		With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP		Latham & Watkins LLP
300 South Grand Avenue, Suite 3400		885 Third Avenue
Los Angeles, CA 90071		New York, NY 10022
Facsimile:	(213) 687-5600	Facsimile:	(212) 751-4864
Attention:	Brian J. McCarthy	Attention:	Howard A. Sobel
	David C. Eisman		John Giouroukakis

or to such other address or facsimile number as any party shall specify by written notice so given.

10.3         Amendment.  Any provision of this Agreement may be amended prior to the Effective Time, if, and only if, the amendment is in writing and signed by the Company, Purchaser and Merger Sub.

10.4         Extension; Waiver.  At any time prior to the Effective Time, any party hereto may with respect to any other party hereto, to the extent permitted by applicable law, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties of such party contained herein or in any document delivered pursuant hereto or (c) waive compliance by any other party hereto with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties against whom such extension or waiver is to be effective.  No such extension or waiver shall be deemed or construed as a continuing extension or waiver on any occasion other than the one on which such extension or waiver was granted or as an extension or waiver with respect to any provision of this Agreement not expressly identified in such extension or waiver on the same or any other occasion.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

10.5         Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser and Merger Sub may assign all or any of their respective rights hereunder and thereunder to any affiliate, provided that no such assignment shall relieve Purchaser of its obligations hereunder.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 7.6 above (which third party beneficiary rights shall not arise until the Effective Time), nothing in this Agreement, expressed or implied (including Section 7.7), is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.6         Entire Agreement.  This Agreement, the Confidentiality Agreement, the Voting and Support Agreement, the Company Disclosure Letter, the Purchaser Disclosure Letter, the Exhibits hereto, the Ancillary Documents and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

10.7         Fees and Expenses.  Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses except that Purchaser and the Company shall equally share all fees and expenses, other than attorneys’, accountants’, financial advisors’ and consultants’ fees and expenses (which shall be paid by the party incurring the same), incurred for filing, mailing and printing the Proxy/Prospectus.

10.8         Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of laws.

Each of the Company, Purchaser and Merger Sub hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle and of the United States of America located in the District of Delaware (collectively, the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

10.9         Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.10       Headings.  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

10.11       Interpretation.  In this Agreement (including Exhibit A to this Agreement, the Company Disclosure Letter and the Purchaser Disclosure Letter), unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  As used in this Agreement, (a) the words “Subsidiary”, “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act, (b) “Person” means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity, (c) “business day” means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close, (d) “knowledge” means the actual knowledge, after due inquiry, of any executive officer of the Company or Purchaser, as the case may be, (e) references to “the date hereof” shall mean as of the date of this Agreement; (f) the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement; (g) “foreign law” shall mean any and all non U.S. law; (h) references to Articles, Sections, Exhibits, the Preamble and Recitals are references to articles, sections, exhibits, the preamble and recitals of this Agreement, and the descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement; (i) “or” is disjunctive but not necessarily exclusive; and (j) terms used herein that are defined in GAAP have the meanings ascribed to them therein.

10.12       Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.13       Enforcement of Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.  The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party’s reasonable and documented attorneys’ fees and out-of-pocket disbursements, and court costs.  Additionally, each party hereto irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor.  Notwithstanding anything to the contrary herein and for the avoidance of doubt, this Section 10.13 does not supersede or modify the exclusive remedy provisions set forth in ARTICLE IX in respect of the subject matter covered thereby.

10.14       Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

10.15       Obligation of Purchaser.  Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Merger Sub to take such action.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

UNITED ONLINE, INC.

By:	/s/ Mark R. Goldston
Name: Mark R. Goldston
	Title:	Chairman, President and
Chief Executive Officer

UNOLA CORP.

By:	/s/ Mark R. Goldston
Name: Mark R. Goldston
	Title:	Chairman, President and
Chief Executive Officer

FTD GROUP, INC.

By:	/s/ Michael J. Soenen
Name: Michael J. Soenen
	Title:	Chairman, Chief Executive Officer and
President

Exhibit A

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of April 30, 2008 (this “Agreement”), by and among Green Equity Investors IV, L.P. (“GEI”), FTD Co-Investment, LLC (“LLC” and, together with GEI, the “Principal Stockholders”), and United Online, Inc., a Delaware corporation (“Purchaser”).

RECITALS

As of the date hereof, GEI owns 9,183,539 shares of the Common Stock, par value $0.01 per share (the “Company Common Stock”), of FTD Group, Inc., a Delaware corporation (the “Company”);

As of the date hereof, LLC owns 93,256 shares of Company Common Stock;

Purchaser proposes to enter into a transaction with the Company, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of the date hereof, by and among Purchaser, UNOLA Corp., a Delaware corporation and a wholly owned Subsidiary of Purchaser, and the Company (the “Merger Agreement”); and

As a condition to its willingness to enter into the Merger Agreement, Purchaser has required that the Principal Stockholders execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions.  For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2. Representations of the Principal Stockholders.   Each Principal Stockholder hereby represents and warrants to Purchaser as follows:

(a) Such Principal Stockholder is the beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, but without regard to any conditions (including the passage of time) to the acquisition of such shares) of, and has good and valid and marketable title to, the number of shares of Company Common Stock described in the Recitals as owned by it.  With respect to either Principal Stockholder, all of such shares are collectively referred to herein as the “Shares.”

(b) Such Principal Stockholder is not the beneficial owner of any shares of Company Common Stock or other voting securities or instruments of the Company, other than the applicable Shares.

(c) Such Principal Stockholder is a limited partnership or limited liability company, duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  Other than as required or permitted by this Agreement, such Principal Stockholder has the power and authority (corporate or other) to vote the Shares.

(d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite partnership or limited liability company action on the part of such Principal Stockholder and no other proceedings on the part of such Principal Stockholder are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Principal Stockholder and this Agreement constitutes a valid and binding agreement of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(e) Other than as required or permitted by this Agreement, the applicable Shares are now and shall at all times during the term of this Agreement be owned of record by such Principal Stockholder (or by a nominee or custodian for the account of such Principal Stockholder), free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever (other than transfer restrictions imposed by generally applicable securities Laws) with respect to the ownership, transfer or voting of such Shares, and there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any of such Shares other than this Agreement.

(f) The execution and delivery of this Agreement by such Principal Stockholder, the consummation by such Principal Stockholder of the transactions contemplated hereby and the performance by such Principal Stockholder of its obligations hereunder shall not (including with notice or lapse of time or both):

(i) require any consent, approval, order, authorization or permit of, or registration, filing with or notification to, any governmental body, court, agency, official or regulatory or other authority, whether federal, state, local or foreign (each, a “Governmental Entity”) or other party and except for the filing with the Securities and Exchange Commission (the “Commission”) of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby;

(ii) contravene or conflict with the certificate of formation, limited partnership agreement or limited liability company agreement of such Principal Stockholder;

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(iii) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Principal Stockholder is a party or by which such Principal Stockholder or any of its assets is bound; or

(iv) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to such Principal Stockholder in such a manner as would, individually or in the aggregate, or reasonably be expected to materially impair the ability of such Principal Stockholder to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

(g) Such Principal Stockholder acknowledges receipt and review of the Merger Agreement and understands the terms and conditions thereof.  Such Principal Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing.  Such Principal Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon such Principal Stockholder’s execution, delivery and performance of this Agreement.

(h) Such Principal Stockholder hereby waives, and agrees not to assert or perfect, any dissenters’ rights or any similar rights that it may have by virtue of ownership of the Shares.

(i) As of the date hereof, there is no action, suit, investigation or proceeding pending, or, to the knowledge of such Principal Stockholder, threatened, against or affecting, such Principal Stockholder or any of its properties or assets (including the Shares) that could reasonably be expected to impair the ability of such Principal Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

3. Agreement to Vote Shares. During the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms (except as provided in the last sentence of this Section 3), each Principal Stockholder agrees to: (i) appear, or cause the record holder of any Shares on the applicable record date (each a “Record Holder”) to appear (in person or by proxy), at any annual or special meeting of the stockholders of the Company for the purpose of obtaining a quorum, or, if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company, such Principal Stockholder agrees to execute or cause all Record Holders to execute such consent, and (ii) vote (or, if requested, execute consents or proxies with respect to), or cause each Record Holder to vote (or, if requested, execute consents or proxies with respect to), the Shares and any New Shares (as defined in Section 8 hereof): (A) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (B) against any Acquisition

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Proposal; (C) against any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Principal Stockholder under this Agreement; (D) against any liquidation, dissolution, recapitalization, extraordinary dividend or significant corporate reorganization of the Company or any of its subsidiaries; (E) except as otherwise agreed to in writing in advance by Purchaser, against any other action, proposal, transaction or agreement that would reasonably be expected to compete or interfere with, or would reasonably be expected to delay, discourage, adversely affect or inhibit the timely consummation of, the Merger; and (F) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders.  Each Principal Stockholder agrees not to enter into any agreement, letter of intent, agreement in principle or understanding whatsoever with any Person that would reasonably be expected to violate, conflict or interfere with the provisions of this Agreement or that would reasonably be expected to delay, discourage, adversely affect or inhibit the timely consummation of the Merger.  Notwithstanding the foregoing, each Principal Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Shares with respect to any matter not covered by this Section 3 in any manner it deems appropriate, provided that such vote (or execution of consents or proxies with respect thereto) would not reasonably be expected to (i) violate or conflict with the provisions of this Agreement or (ii) materially impair the ability of such Principal Stockholder to perform its obligations under this Agreement.  Notwithstanding the foregoing or anything to the contrary contained herein, the obligations of the Principal Stockholders under this Section 3 shall be suspended during the pendency of an Adverse Recommendation Change due to an Intervening Event (provided that such obligations shall be reinstated at such time, if any, that the Board or a committee thereof withdraws the Adverse Recommendation Change or approves or recommends the Merger Agreement subsequent to the Adverse Recommendation Change).

4. Representations of Purchaser.  Purchaser hereby represents and warrants to the Principal Stockholders as follows:

(a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Purchaser and is a valid and binding agreement of Purchaser enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

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(c) The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not and shall not (including with notice or lapse of time or both):

(i) contravene or conflict with the certificate of incorporation or the bylaws of Purchaser;

(ii) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets may be bound;

(iii) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Purchaser in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Purchaser to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

(iv) require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Entity or other party.

(d) Purchaser does not, and will not at any time during the term of this Agreement, directly or indirectly, own, beneficially or of record, any shares of Company Common Stock.

5. No Solicitations.  Subject to Section 12 hereof, each Principal Stockholder, in its capacity as a beneficial owner of Shares and New Shares, agrees that it shall not, (a) solicit or initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any proposal, inquiry, offer or request that constitutes, or that is reasonably likely to lead to, an Acquisition Proposal, (b) enter into, participate in, continue or engage in discussions or negotiations with any Person regarding an Acquisition Proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal, or (c) approve or recommend, or publicly propose to approve or recommend, or enter into any agreement or agreement in principle regarding an Acquisition Proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal.

6. Transfer and Encumbrance.

(a) Subject to the terms of this Agreement, during the term of this Agreement, each Principal Stockholder agrees not to, directly or indirectly, transfer, sell, offer, hypothecate, assign, gift, pledge or otherwise dispose of or encumber (“Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or New Shares or such Principal Stockholder’s voting or economic interest therein.  Subject to the terms of this Agreement, during the term of this Agreement, each Principal Stockholder agrees not to (i) grant any proxies, options or rights of first offer or refusal with respect to any of the Shares or New Shares, (ii) permit

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any such Shares or New Shares to be, or become subject to, any pledges, liens, preemptive rights, security interests, claims, charges or other encumbrances or arrangements or (iii) enter into any voting agreement, voting trust or other voting arrangement with respect to any of the Shares or New Shares.  Notwithstanding the foregoing, each Principal Stockholder may take any action described in the first sentence of this Section 6(a) or clause (ii) of the second sentence of this Section 6(a), so long as such Principal Stockholder provides Purchaser with prior written notice and the other party (a “transferee”) to such Transfer executes this Agreement (or a joinder thereto in a form reasonably satisfactory to Purchaser) and agrees to be bound by its terms; provided, however, that notwithstanding such Transfer or arrangement, such Principal Stockholder shall continue to be liable for any breach by such transferee of its agreements and covenants under this Agreement.

(b) Any attempted Transfer of the Shares or the New Shares or any interest therein, or any other attempted action or arrangement, in violation of this Section 6 shall be null and void.

7. Additional Covenant of Principal Stockholders.  The Principal Stockholders shall notify Purchaser of any development occurring after the date of this Agreement that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties set forth in Section 2 hereof.

8. Additional Purchases.  Each Principal Stockholder agrees that it will notify Purchaser in the event (a) any shares of Company Common Stock or other voting securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares of such Principal Stockholder or otherwise; (b) such Principal Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or other voting securities of the Company after the execution of this Agreement; or (c) such Principal Stockholder acquires the right to vote or share in the voting of any shares of Company Common Stock or other voting securities of the Company after the execution of this Agreement (such additional Company Common Stock and other voting securities of the Company, collectively, the “New Shares”).  Each Principal Stockholder agrees that any New Shares acquired or purchased by such Principal Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares, and that it shall vote any such New Shares in the same manner as the Shares.

9. Irrevocable Proxies.  Each Principal Stockholder hereby irrevocably appoints Purchaser, or any nominee of Purchaser, with full power of substitution, its proxy with full power and authority, in the event that such Principal Stockholder shall at any time fail to perform its obligations under Section 3 hereof, to vote or act by consent in respect of such Principal Stockholder’s Shares exclusively as provided in Section 3 hereof.  Each proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest in accordance with Section 212 of the Delaware General Corporation Law.  Notwithstanding the foregoing or anything to the contrary contained herein, each proxy granted to Purchaser under this Section 9 shall be suspended during the pendency of an Adverse Recommendation Change due to an Intervening Event (provided that such proxy shall be reinstated at such time, if any,

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that the Board or a committee thereof withdraws the Adverse Recommendation Change or approves or recommends the Merger Agreement subsequent to the Adverse Recommendation Change).

10. Covenants of the Principal Stockholders.

(a) Each Principal Stockholder agrees that it shall not seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by such Principal Stockholder.

(b) Each Principal Stockholder will, in its capacity as a beneficial owner of Shares and New Shares, (1) use reasonable best efforts to cooperate with the Company and Purchaser in connection with the Merger, (2) provide any information reasonably requested by the Company or Purchaser for any regulatory application or filing made, or approval sought, for the Merger (including, without limitation, the Proxy/Prospectus and any Other Filings), and (3) to the extent required by law, consent to and authorize the publication and disclosure by Purchaser of such Principal Stockholder’s identity and the holding of Shares and New Shares, and the nature of its commitments, arrangements and understandings under this Agreement.

11. Fees and Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial consultants, investment bankers, accountants and counsel.

12. Fiduciary Duties.  Nothing contained herein shall limit or affect any actions taken by a Principal Stockholder or any person or entity controlling or under the control of a Principal Stockholder of the types described in the first proviso of the first sentence of Section 7.10(b) of the Merger Agreement in response to an Acquisition Proposal, to the extent that the Company is permitted to take such actions under the aforementioned proviso, nor shall anything contained herein limit or affect any actions taken by any person in his or her capacity as a director of the Company, and none of such actions taken in accordance with the provisions of this Section 12 or in accordance with the provisions of the Merger Agreement shall constitute or be deemed to constitute a breach of this Agreement.

13. Specific Performance.  Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or in damages.  Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages.  Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

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14. Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable; and, other than in respect of Section 6, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  This Agreement shall not be assignable without the written consent of the other parties hereto, except that Purchaser may assign all or any of its respective rights hereunder to any affiliate, provided that no such assignment shall relieve Purchaser of its obligations hereunder.

15. Termination.  This Agreement will terminate on the earlier of (a) the mutual agreement of Purchaser and GEI, (b) the Effective Time, (c) the termination of the Merger Agreement pursuant to its terms, and (d) the execution by the Company of any amendment, supplement, waiver or modification to the Merger Agreement that has not previously been approved in writing by GEI.

16. Entire Agreement.  This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

17. Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of laws.  Each of the Principal Stockholders and the Purchaser hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle and of the United States of America located in the District of Delaware (collectively, the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and shall be deemed given and received when sent by facsimile transmission (with a confirmatory copy sent by overnight courier), one business day after being delivered to an overnight courier service (with proof of service), hand delivery, or three business days after being mailed by certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Purchaser: United Online, Inc. 21301 Burbank Boulevard Woodland Hills, CA 91367 Facsimile: (818) 287-3110 Attention: General Counsel	If to GEI or LLC, to: Green Equity Investors IV, L.P. 11111 Santa Monica Blvd. Suite 2000 Los Angeles, CA 90025 Attention: Timothy Flynn Facsimile: 310-954-0404

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With a copy to:		With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP		Latham & Watkins LLP
300 South Grand Avenue, Suite 3400		885 Third Avenue
Los Angeles, CA 90071		New York, NY 10022
Facsimile:	(213) 687-5600	Facsimile: (212) 751-4864
Attention:	Brian J. McCarthy	Attention: Howard A. Sobel
David C. Eisman

or to such other address or facsimile number as any party shall specify by written notice so given.

19. Severability.  This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect.  If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

20. Waiver.  The parties hereto may, to the extent permitted by applicable Law, subject to Section 21 hereof, (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

21. Modification.  No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

22. Counterparts.  This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

23. Headings.  All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

24. No Agency.  Nothing herein shall be deemed to create any agency or partnership relationship between the parties hereto.

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[Signature Page Follows]

10

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

GREEN EQUITY INVESTORS IV, L.P.

By:	GEI Capital IV, LLC, its General Partner

	By:	/s/ Timothy J. Flynn
Name: Timothy J. Flynn
Title: Senior Vice President

FTD CO-INVESTMENT, LLC

By:	Leonard Green & Partners, L.P., its Manager
By:	LGP Management, Inc., its General Partner

	By:	/s/ Timothy J. Flynn
Name: Timothy J. Flynn
Title: Senior Vice President

UNITED ONLINE, INC.

By:	/s/ Mark R. Goldston
Name: Mark R. Goldston
Title: Chairman, President and Chief
Executive Officer

[Signature Page to Voting and Support Agreement]

Exhibit B

FTD GROUP, INC.

3113 Woodcreek Drive

Downers Grove, Illinois 60515

[DATE]

Director

IRS Philadelphia Service Center

P.O. Box 21086, Drop Point 8731, FIRPTA Unit

Philadelphia, PA 19114-0586

Re:                             Notice Required Under Treasury Regulation Section 1.897-2(h)(2)

Dear Sir/Madam:

Pursuant to Treasury Regulation section 1.897-2(h)(2), enclosed herewith is a signed copy of the “Statement of Non-U.S. Real Property Holding Corporation Status Pursuant to Treasury Regulation section 1.897-2(h)”, dated [     ] (the “Statement”).  The Statement is provided by FTD GROUP, INC., a Delaware corporation (“COMPANY”) at the request of UNITED ONLINE, INC., a Delaware corporation ( “PURCHASER”), in connection with the acquisition of stock of COMPANY by PURCHASER.  In addition, pursuant to Treasury Regulation section 1.897-2(h)(2) notice of the Statement is provided to the Internal Revenue Service hereunder.

1.                                       This notice is provided pursuant to the requirements of Treasury Regulation section 1.897-2(h)(2).

2.                                       The following information relates to the corporation providing the notice:

Name:	FTD Group, Inc.
Address:	3113 Woodcreek Drive
Downers Grove, Illinois 60515

                                                Taxpayer Identification Number:  87-0719190

3.                                       The attached Statement was not requested by a foreign interest holder.  It was voluntarily provided by COMPANY in response to a request from PURCHASER in accordance with Treasury Regulation section 1.1445-2(c)(3)(i).  The following information relates to PURCHASER, which requested this Statement:

Name:	United Online, Inc.
Address:	21301 Burbank Boulevard
Woodland Hills, California 91367

                                                                                                Taxpayer Identification Number:  77-0575839

4.                                       The interest in question (stock of COMPANY) is not a U.S. real property interest within the meaning of section 897(c)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).  COMPANY is not, and has not been during the five (5) years preceding this statement, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

Under penalties of perjury, I declare that I have examined the above notice (including the Statement attached hereto) and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of COMPANY.

Sincerely,

FTD GROUP, INC.
a Delaware corporation

By:
Title:

Date: [      ]

STATEMENT OF NON-U.S. REAL PROPERTY HOLDING CORPORATION STATUS
PURSUANT TO TREASURY REGULATION SECTION 1.897-2(h)

Pursuant to that certain Agreement and Plan of Merger by and among UNITED ONLINE, INC., a Delaware corporation (“PURCHASER”), UNOLA Corp., a Delaware corporation (“MERGER SUB”), and FTD GROUP, INC., a Delaware corporation (“COMPANY”), dated as of [     ], PURCHASER shall acquire all of the stock of COMPANY.

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. Real Property interest must withhold tax if the transferor is a foreign person.  To inform PURCHASER that withholding of tax is not required upon the acquisition of all of the outstanding stock of  COMPANY by reason of the Merger, the undersigned hereby certifies the following:

1.                                       The stock of COMPANY does not constitute a U.S. Real Property Interest as that term is defined in section 897(c)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).  COMPANY is not, and has never been, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the 5 preceding years.

2.                                       COMPANY’s Federal Employer Identification Number is:  87-0719190

3.                                       COMPANY’s office address is: 3113 Woodcreek Drive, Downers Grove, Illinois 60515

This statement and certification is made in accordance with the requirements of Treasury Regulation section 1.897-2(h)(2).  A copy of this statement together with a notice to the Internal Revenue Service prepared in accordance with the requirements of Treasury Regulation section 1.897-2(h)(2) will be delivered by COMPANY to the Internal Revenue Service in accordance with the requirements of such Regulation.

Under penalties of perjury, I declare that I have examined this statement and certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of COMPANY.

FTD GROUP, INC.

Dated: [ ]	By:
Name:
Title:

Exhibit C

DESCRIPTION OF NOTES

In this description, the word “UOL” refers only to United Online, Inc. or its successors, and not to any of its Subsidiaries.

UOL will issue the notes under an indenture among itself, the Guarantors and a trustee to be selected by UOL that is reasonably acceptable to FTD.  The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.  The Collateral Documents referred to below under the caption “—Security” define the terms of the security arrangements that will secure the notes.

The following description is a summary of the material provisions of the indenture and the Collateral Documents.  It does not summarize those agreements in their entirety.  Certain defined terms used in this description but not defined herein will have the meanings assigned to them in the indenture and the Collateral Documents.

The registered holder of a note will be treated as the owner of it for all purposes.  Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•      will be general obligations of UOL;

•      will be secured (equally and ratably with any Secured Senior Debt) by a first priority pledge of the Capital Stock of CMC directly or indirectly, owned by UOL, as set forth under “Security” below;

•      will be secured (equally and ratably with any Secured Senior Debt) by other collateral that may be pledged to secure such Secured Senior Debt; provided that the notes will not be secured by Capital Stock of any Subsidiary of UOL other than CMC or pledges of or Liens upon any intercompany notes of CMC, UOL or any other Subsidiary of UOL;

•      will be pari passu in right of payment with all existing and future Senior Debt of UOL;

•      will be senior in right of payment to any future Subordinated Indebtedness of UOL; and

•      will be unconditionally guaranteed by the Guarantors.

The Note Guarantees

The notes will be guaranteed by each of UOL’s current and future Domestic Subsidiaries, other than Intermediate Co., Merger Co., FTD and their respective Subsidiaries.

Each Guarantee of the notes:

•      will be a general obligation of the Guarantor;

•      will be pari passu in right of payment with all existing and future Senior Debt of that Guarantor; and

•      will be senior in right of payment to any future Subordinated Indebtedness of that Guarantor.

As of the date of the indenture, all of UOL’s Subsidiaries, other than Intermediate Co., Merger Co., FTD and their respective Subsidiaries, will be “Restricted Subsidiaries,” and CMC will be a direct or indirect Wholly Owned Restricted Subsidiary of UOL, except in the event of a CMC IPO or a transaction of the type described in clause 2(b) of the first paragraph under the caption “—Repurchase at the Option of Holders—Asset Sales,” or the issuance of Equity Interests of CMC in accordance with clause 8(b) of the second paragraph of the definition of “Asset Sale.”  However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” UOL will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.”  In addition, CMC and its Subsidiaries will automatically become Unrestricted Subsidiaries upon consummation of a CMC IPO.  Unrestricted Subsidiaries will not be subject to any of the covenants or defaults in the indenture.  Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

UOL will issue $100 million in aggregate principal amount of notes.  UOL may not issue additional notes under the indenture.  UOL will issue notes in denominations of $1.00 and integral multiples of $1.00 in excess of $1.00.  The notes will mature on the fifth anniversary of the date of the indenture.

Interest on the notes will accrue at the rate of 13.0% per annum and will be payable quarterly in arrears on                     ,                     ,                      and                     , commencing on                     , 2008.  Interest on overdue principal and interest will accrue at a rate that is 1% higher than the interest rate on the notes.  UOL will make each interest payment to the holders of record on the immediately preceding                     ,                     ,                      and                     .

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

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Methods of Receiving Payments on the Notes

If (a) any holder has requested payment by mail or (b) a holder of at least $100,000 in principal amount of notes has given wire transfer instructions to UOL, then UOL will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions.  All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless UOL elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar.  UOL may change the paying agent or registrar without prior notice to the holders of the notes, and UOL or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture.  The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes.  Holders will be required to pay all taxes due on transfer.  UOL will not be required to transfer or exchange any note selected for redemption.  Also, UOL will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes will be guaranteed by each of UOL’s current and future Domestic Subsidiaries, other than Intermediate Co., Merger Co., FTD and their respective Subsidiaries.  These Note Guarantees will be joint and several obligations of the Guarantors.  The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.

A Guarantor will not, directly or indirectly, consolidate or merge with or into another Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, other than UOL or another Guarantor, unless:

(1)           immediately after such transaction, no Default or Event of Default exists; and

(2)           either:

(a)           the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Guarantor under its Note Guarantee, the indenture and appropriate Collateral Documents pursuant to agreements reasonably satisfactory to the trustee; or

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(b)           the transaction is otherwise permitted by the indenture.

The Note Guarantee of a Guarantor will be released:

(1)           in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) UOL or a Restricted Subsidiary of UOL that is a Guarantor, if the sale or other disposition is otherwise permitted by the indenture;

(2)           in connection with any sale or other disposition of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) UOL or a Restricted Subsidiary of UOL, if:

(a)           the sale or disposition is otherwise permitted by the indenture; and

(b)           that Guarantor ceases to be a Restricted Subsidiary upon completion of such sale or disposition;

(3)           if UOL designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or, in the case of CMC and its Subsidiaries, upon consummation of a CMC IPO; or

(4)           upon legal or covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Security

The notes will be secured (equally and ratably with any Secured Senior Debt) by a first priority pledge of the Capital Stock of CMC directly or indirectly owned by UOL.  If any Restricted Subsidiary of UOL owns Capital Stock of CMC, such Restricted Subsidiary will be required to pledge such Capital Stock of CMC on the same equal and ratable basis as the pledge by UOL of the Capital Stock of CMC owned by UOL described herein.  The notes are also required to be secured, together with any Secured Senior Debt of UOL, equally and ratably by first priority Liens on the Collateral granted to the collateral trustee for the benefit of the holders of the Secured Senior Debt (and the Note Guarantees of any Guarantor granting Liens on Collateral to secure such Guarantor’s obligations in respect of Secured Senior Debt are required to be to secured equally and ratably by first priority Liens on such Collateral), subject to Permitted Liens and excluding (i) Liens in respect of the Capital Stock of any Subsidiary of UOL other than CMC and (ii) Liens in respect of intercompany notes of CMC, UOL or any other Subsidiary of UOL.  To the extent that the Secured Senior Debt is secured by the Capital Stock of any Subsidiary of UOL other than CMC or by intercompany notes of CMC, UOL or any Subsidiary of UOL, the holders of the notes will not have any rights with respect to such Capital Stock or intercompany notes.  The Collateral in respect of which Liens are granted to the collateral trustee to secure both the notes and the Note Guarantee, on the one hand, and the Secured Senior Debt, on the other hand, is referred to as the “Joint Collateral.”  The Joint Collateral shall not include pledges of or Liens upon the Capital Stock of any Subsidiary of UOL

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other than CMC or pledges of or Liens upon any intercompany notes of CMC, UOL or any other Subsidiary of UOL.  “Secured Senior Debt Collateral” shall mean assets securing the Secured Senior Debt, which assets do not secure the notes and the Note Guarantees.

On the date of the indenture, UOL and the trustee will enter into a pledge agreement defining the terms of the pledge of the Capital Stock of CMC directly or indirectly owned by UOL that secures the notes (provided that if Secured Senior Debt is to be incurred on the date of the indenture, such pledge agreement will instead be entered into directly by the collateral trustee).  Upon the incurrence by UOL or any Guarantor of Secured Senior Debt, the trustee will assign its pledge to a collateral trustee pursuant to documentation in respect of such assignment attached to the indenture.  Concurrently therewith, UOL, the Guarantors granting Liens on Collateral, representatives of the holders of Secured Senior Debt, the trustee and a collateral trustee to be selected by UOL and reasonably acceptable to the trustee and such representatives, will enter into Collateral Documents defining the terms of the Liens granted on the Joint Collateral.  The Liens created by the Collateral Documents will secure the payment and performance when due of all of the Obligations of UOL and the Guarantors under the Secured Senior Debt, all Obligations of UOL (to the extent granting such Liens) under the indenture and the notes and all Obligations of the Guarantors (to the extent granting such Liens) under the Note Guarantees, as provided in the Collateral Documents.  If additional Collateral is to be provided in the future to secure the notes or the Note Guarantees, UOL or any or all of the Guarantors, as the case may be, the trustee, the collateral trustee and the representatives of the holders of the Secured Senior Debt will enter into such additional Collateral Documents as UOL may request from time to time.

The trustee and collateral trustee shall execute all Collateral Documents requested by UOL if such Collateral Documents collectively provide for (i) an equal and ratable first priority Lien (subject to Permitted Liens) on the Joint Collateral to secure the payment and performance when due of all of the Obligations of UOL and the Guarantors granting such Liens under the Secured Senior Debt, the indenture, the notes and the Note Guarantees, (ii) allocation of the proceeds of the Joint Collateral on an equal and ratable basis in accordance with the outstanding principal amounts of the notes and the Secured Senior Debt (including letters of credit, but subject to payment of expenses, of collection and of other Collateral maintenance and enforcement costs), (iii) all instructions with respect to enforcement of remedies in respect of the Capital Stock of CMC directly or indirectly owned by UOL and, except as provided below or as otherwise provided in the indenture, any release of the Liens thereon to be provided by the holders of more than 50% of the outstanding principal amount of the notes, (iv) all required instructions with respect to all other Joint Collateral (including, without limitation, in connection with the enforcement of remedies with respect thereto or any release of the Liens thereon) to be provided by the holders of more than 50% of the outstanding principal amount of the Secured Senior Debt (including unfunded commitments that remain in effect) or the representative thereof, or as otherwise specified in documents governing Secured Senior Debt, (v) no limitations on the ability of the trustee to accelerate the notes or the Note Guarantees or on the ability of the collateral trustee to exercise remedies against the Capital Stock of CMC directly or indirectly owned by UOL on behalf of the holders of the notes or the trustee (in each case, following the occurrence and during the continuance of an Event of Default and in accordance with the indenture), and (vi) no limitations on the ability of the holders of the Secured Senior Debt (or representatives thereof) to accelerate the Secured Senior Debt or on the ability of the

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collateral trustee to exercise remedies against the other Joint Collateral following the occurrence and during the continuance of an event of default under the Secured Senior Debt in accordance with the documentation in respect of the Secured Senior Debt.

The Collateral Documents will provide that all remedies with respect to Secured Senior Debt Collateral will be exercised as determined by holders of the Secured Senior Debt and all proceeds relating thereto will be applied solely to the satisfaction of the Secured Senior Debt and payment of related expenses.  The trustee will not be a party to or have rights with respect to the documentation relating to the Secured Senior Debt Collateral.

The Collateral Documents will set forth rights of holders of Secured Senior Debt to provide debtor-in-possession financing, permit the use of cash collateral, and secure Liens on the Joint Collateral as security therefor with priority to the Liens in favor of the collateral trustee and the Secured Senior Debt.  The Collateral Documents will also contain other provisions consistent with the provisions of the indenture described in this section entitled “—Security” relating to the rights of the holders of the notes and the holders of the Secured Senior Debt with respect to the Joint Collateral, following the commencement of an insolvency proceeding.

UOL will be entitled to receive all cash dividends made upon or with respect to the Capital Stock of CMC directly or indirectly owned by UOL and pledged by UOL, and to exercise any voting and other consensual rights pertaining to the Capital Stock of CMC directly or indirectly owned by UOL and pledged by UOL until (i) the occurrence and continuation of an Event of Default and (ii) notice from the trustee that UOL is not permitted to receive dividends or exercise such rights (provided that no such notice shall be required in the context of an insolvency Event of Default).

Upon the occurrence and during the continuance of an Event of Default and after the giving of notice by the collateral trustee of its intent to exercise such remedies (provided that no such notice shall be required in the context of an insolvency Event of Default):

(1)           all rights of UOL to exercise such voting or other consensual rights will cease, and all such rights will become vested in the trustee or the collateral trustee, as the case may be, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights;

(2)           all rights of UOL to receive cash dividends made upon or with respect to the Capital Stock of CMC directly or indirectly owned by UOL will cease and such cash dividends will be paid to the trustee or the collateral trustee, as the case may be; and

(3)           the trustee or the collateral trustee, as the case may be, may sell the Collateral or any part of the Collateral in accordance with the terms of Collateral Documents.  In the event any Secured Senior Debt is outstanding, the trustee or the collateral trustee, as the case may be, in accordance with the Collateral Documents will distribute all funds realized with respect to the Joint Collateral for the benefit of the holders of the notes and the holders of the Secured Senior Debt (subject to payment of enforcement and administrative costs).  In the event no Secured Senior Debt is outstanding, the trustee will distribute all funds realized with respect to the Collateral for the benefit of the holders of the notes (subject to

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payment of enforcement and administrative costs) until the notes have been repaid in full, with any excess funds to be distributed in accordance with the Collateral Documents.

Prior to execution of the collateral trust agreement or other intercreditor agreement, the trustee will determine, in accordance with the indenture, the circumstances and manner in which the Collateral will be disposed of following the occurrence and during the continuance of an Event of Default, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following the occurrence and during the continuance of an Event of Default.  Upon execution of the collateral trust agreement or other intercreditor agreement, the collateral trustee will determine the circumstances and manner in which the Collateral will be disposed of following the occurrence of an Event of Default, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the security documents and whether to foreclose on the Collateral following an Event of Default (based on instructions from the trustee, in the case of the Collateral consisting of Capital Stock of CMC and, in all other cases, based on instructions from the holders of Secured Senior Debt or their representative).

Under the Collateral Documents, if the collateral trustee at any time receives written notice that any event has occurred that constitutes an Event of Default under the indenture or any Secured Senior Debt document entitling the collateral trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to the trustee under the indenture and each representative of the Secured Senior Debt.  Thereafter, the collateral trustee shall await direction by (i) in the case of the Capital Stock of CMC directly or indirectly owned by UOL, holders of the notes as required under the indenture and (ii) in the case of all other Collateral (including all other Joint Collateral) subject to the Collateral Documents, holders of the Secured Senior Debt in accordance with the documentation in respect of the Secured Senior Debt, and will act, or decline to act, as directed by the applicable holders under clause (i) or (ii) above, in the exercise and enforcement of the collateral trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Collateral Documents or applicable law and, following the initiation of such exercise of remedies, the collateral trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by the applicable holders under clause (i) or (ii) above.

Notwithstanding anything to the contrary expressed or implied herein, the Liens securing the notes and Note Guarantees will be released without any act by or notice to the holders of the notes:

(1)           upon the full and final payment and performance of all Obligations of UOL under the indenture and the notes;

(2)           if, and to the extent, the Capital Stock of CMC directly or indirectly  owned by UOL is sold in accordance with the terms of the indenture;

(3)           with respect to Collateral other than Capital Stock of CMC owned by UOL, (i) in the event the holders of Secured Senior Debt release their Lien on such Collateral or the Secured Senior Debt is paid in full, (ii) as provided in the Collateral

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Documents relating to such Collateral or the agreements governing such Secured Senior Debt or (iii) upon the sale or disposition of such Collateral to a Person other than UOL or a Guarantor in accordance with the terms of the indenture; and

(4)           upon legal or covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

The trustee and the collateral trustee are authorized to release the Liens securing the Collateral pursuant to any of the foregoing and as otherwise set forth in the Collateral Documents, and will be obligated to execute such documents and instruments as UOL may require to effectuate any such release.

To the extent applicable, UOL will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the security documents, to be complied with.  Any certificate or opinion required by TIA § 314(d) may be made by an officer of UOL except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee.  Notwithstanding anything to the contrary in this paragraph, UOL will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to one or a series of released Collateral.

Redemption of Notes

Optional Redemption

UOL may redeem all or a part of the notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) upon not less than 30 nor more than 60-days notice (except as otherwise provided under the caption “—Selection and Notice,” below), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period ending on the anniversary of the date of the indenture in the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2009	100%
2010	106%
2011	103%
2012 and thereafter	100%

Unless UOL defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

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Mandatory Redemption

Within one business day following consummation of a CMC IPO, UOL shall deposit with the trustee an amount in cash equal to the lesser of (i) $50 million and (ii) the then-outstanding principal amount of notes plus accrued interest to the date of redemption, and will direct the trustee to issue a notice to the holders of notes for the redemption of the maximum principal amount of notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be redeemed with respect to such amount deposited, at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, subject to the right of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.  Such redemption shall be required no later than 45 days following consummation of a CMC IPO.  Unless UOL defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements.

Notices of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance or a satisfaction and discharge of the indenture.  Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed.  A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note.  Notes called for redemption become due on the date fixed for redemption.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require UOL to repurchase all or any part (equal to $1.00 or an integral multiple of $1.00 in excess thereof) of that holder’s notes for an amount in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Offer”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, UOL will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the payment date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

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On the Change of Control Payment Date, UOL will, to the extent lawful:

(1)           accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the paying agent an amount for the payment of all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

(3)           deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by UOL.

The paying agent will promptly mail to each holder of notes properly tendered and accepted for payment in the Change of Control Offer payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.  UOL will publicly announce the results of the Change of Control Offer within 90 days after the Change of Control Payment Date.  The provisions described above that require UOL to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable.

UOL will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by UOL and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Redemption of Notes—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Notes purchased by UOL pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of UOL.  Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

UOL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to any Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the indenture, UOL will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

This Change of Control provision is a result of negotiations between UOL and FTD.  UOL has no present intention to engage in a transaction involving a Change of Control,

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although it is possible that UOL could decide to do so in the future.  Subject to the limitations discussed below, UOL could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect UOL’s capital structure or credit rating.

Future Indebtedness of UOL may contain prohibitions on certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control.  Moreover, the exercise by the holders of their right to require UOL to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on UOL.  Finally, UOL’s ability to pay cash to the holders upon a repurchase may be limited by UOL’s then-existing financial resources.  There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” of the assets of UOL and its Subsidiaries taken as a whole.  Although there is a developing body of case law interpreting the phrase “substantially all,” under New York law, which governs the indenture, there is no precise established definition of the phrase.  Accordingly, the ability of a holder of notes to require UOL to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of UOL and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Excess Cash Flow Offer

If the Excess Cash Flow of UOL for any Excess Cash Flow Period is greater than zero, UOL will make an offer (an “Excess Cash Flow Offer”) to all holders of notes to purchase the maximum principal amount of notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of such Excess Cash Flow for such Excess Cash Flow Period, for an amount in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date; provided that the maximum principal amount of notes required to be purchased in such Excess Cash Flow Offer (the “Required Amount”) shall be (a) for the Excess Cash Flow Period ending on September 30, 2009, the lesser of (i) $20 million and (ii) the amount of Excess Cash Flow for such Excess Cash Flow Period, and (b) for any Excess Cash Flow Period ending after September 30, 2009, the lesser of (i) $10 million and (ii) the amount of Excess Cash Flow for such Excess Cash Flow Period; provided, further, that UOL may, in its sole discretion, increase the amount of any such Excess Cash Flow Offer (the amount of such increase, the “Optional Amount,” and together with the Required Amount, the “Total Amount”).  If an Excess Cash Flow Offer is required to be made, UOL will mail a notice to each holder (x) on or before May 15 following any Excess Cash Flow Period ending on March 31 of the same year, and (y) on or before November 15 following any Excess Cash Flow Period ending on September 30 of the same year, offering to repurchase notes on the payment date specified in the notice (the “Excess Cash Flow Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

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On the Excess Cash Flow Payment Date, UOL will, to the extent lawful:

(1)           accept for payment all notes or portions of notes properly tendered pursuant to the Excess Cash Flow Offer (up to the Total Amount);

(2)           deposit with the paying agent an amount for the payment of all notes or portions of notes properly tendered pursuant to the Excess Cash Flow Offer (up to the Total Amount plus accrued and unpaid interest on the notes so accepted); and

(3)           deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by UOL.

The paying agent will promptly mail to each holder of notes properly tendered and accepted for payment in the Excess Cash Flow Offer payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.  UOL will publicly announce the results of the Excess Cash Flow Offer within 90 days after the related Excess Cash Flow Payment Date.

If any Excess Cash Flow remains after consummation of an Excess Cash Flow Offer, UOL may use that Excess Cash Flow for any purpose not otherwise prohibited by the indenture.  If the aggregate principal amount of notes tendered pursuant to an Excess Cash Flow Offer exceeds the amount of such Excess Cash Flow Offer, the trustee will select the notes to be purchased on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements.

UOL will not be required to make an Excess Cash Flow Offer if notice of redemption has been given pursuant to the indenture as described above under the caption “—Redemption of Notes—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

UOL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to any Excess Cash Flow Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Excess Cash Flow Offer provisions of the indenture, UOL will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

Asset Sales

UOL will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           UOL (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests

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issued or sold or otherwise disposed of (as determined in good faith by UOL’s Board of Directors); and

(2)           (a)           at least 75% of the consideration therefor received in the Asset Sale by UOL or such Restricted Subsidiary is in the form of cash or Cash Equivalents, provided that the amount of:

(i)            any liabilities, as shown on UOL’s most recent consolidated balance sheet, of UOL or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases UOL or such Restricted Subsidiary from or indemnifies against further liability; or

(ii)           any securities, notes or other obligations received by UOL or any such Restricted Subsidiary from such transferee that are converted by UOL or such Restricted Subsidiary into cash within 90 days following the receipt thereof, to the extent of the cash received in that conversion, shall be deemed to be Cash Equivalents for the purposes of this provision; or

(b)           with respect to any Asset Sale that involves the issuance or transfer (including in any merger or consolidation) of Capital Stock of a Restricted Subsidiary, the consideration received therefor is in the form of (i) Capital Stock of another Person, or (ii) cash or Cash Equivalents, and any combination thereof, and, after giving effect to any such acquisition of Capital Stock, such other Person (A) is or becomes a Wholly Owned Restricted Subsidiary of (x) UOL or (y) a Restricted Subsidiary of UOL that is a Guarantor, and (B) is or becomes a Guarantor.

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Any Net Proceeds from Asset Sales that are not in the form provided in clause (2)(b)(i) of the first paragraph of this covenant will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10 million, UOL will, within 15 days thereof, make an offer (an “Asset Sale Offer”) to all holders of notes to purchase the maximum principal amount of notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of the Excess Proceeds in an amount equal to:

(1)           the Excess Proceeds, multiplied by

(2)           a fraction (a) the numerator of which is equal to the outstanding principal amount of the notes and (b) the denominator of which is equal to the outstanding principal amount of notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed or tendered for in connection with the Asset Sale (such product, the “Excess Proceeds Amount”), for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the holders of notes on the relevant record date to receive interest due.  If an Asset Sale Offer is required to be made, UOL will mail a notice to each holder, offering to repurchase notes on the payment date specified in the notice (an “Asset Sale Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, UOL may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture.  In addition, if holders of pari passu Indebtedness do not accept any such offers, UOL may use such amounts for any purpose not prohibited by the indenture.  If the aggregate principal amount of notes tendered pursuant to an Asset Sale Offer exceeds the Excess Proceeds Amount, the trustee will select the notes to be purchased on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

On the Asset Sale Payment Date, UOL will, to the extent lawful:

(1)           accept for payment all notes or portions of notes properly tendered (up to the Excess Proceeds Amount) pursuant to the Asset Sale Offer;

(2)           deposit with the paying agent an amount for the payment of all notes or portions of notes properly tendered (up to the Excess Proceeds Amount plus accrued and unpaid interest on the notes so accepted) pursuant to the Asset Sale Offer; and

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(3)           deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by UOL.

The paying agent will promptly mail to each holder of notes properly tendered and accepted for payment in the Asset Sale Offer payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.  UOL will publicly announce the results of the Asset Sale Offer within 90 days after the Asset Sale Payment Date.

UOL will not be required to make an Asset Sale Offer if notice of redemption has been given pursuant to the indenture as described above under the caption “—Redemption of Notes—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

UOL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to any Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer provisions of the indenture, UOL will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

Subordinated Debt Issuances

Within 90 days following consummation of any Subordinated Debt Issuance, UOL (or the applicable Restricted Subsidiary, as the case may be) may apply the Net Proceeds from such Subordinated Debt Issuance to acquire all or substantially all of the assets of, or any Capital Stock of, a Person, if, after giving effect to any such acquisition of Capital Stock, the Person is or becomes a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor.

Within 95 days following the consummation of such Subordinated Debt Issuance, UOL will make an offer (a “Debt Repurchase Offer”) to all holders of notes to purchase the maximum principal amount of notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of any Net Proceeds of such Subordinated Debt Issuance remaining after the acquisitions permitted by the first paragraph of this covenant in an amount equal to:

(1)           the Net Proceeds, multiplied by

(2)           a fraction (a) the numerator of which is equal to the outstanding principal amount of the notes and (b) the denominator of which is equal to the outstanding principal amount of notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed or tendered for in connection with the Subordinated Debt Issuance (such product, the “Debt Repurchase Amount”),

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for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the holders of notes on the relevant record date to receive interest due.  If a Debt Repurchase Offer is required to be made, UOL will mail a notice to each holder, offering to repurchase notes on the payment date specified in the notice (a “Debt Repurchase Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

If any Net Proceeds remain after consummation of a Debt Repurchase Offer, UOL may use those Net Proceeds for any purpose not otherwise prohibited by the indenture.  In addition, if holders of pari passu Indebtedness do not accept any such offers, UOL may use such amounts for any purpose not prohibited by the indenture.  If the aggregate principal amount of notes tendered pursuant to a Debt Repurchase Offer exceeds the Debt Repurchase Amount, the trustee will select the notes to be purchased on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements.  Upon completion of each Debt Repurchase Offer, the amount of Net Proceeds will be reset at zero.

On the Debt Repurchase Payment Date, UOL will, to the extent lawful:

(1)           accept for payment all notes or portions of notes properly tendered (up to the Debt Repurchase Amount) pursuant to the Debt Repurchase Offer;

(2)           deposit with the paying agent an amount for the payment of all notes or portions of notes properly tendered (up to the Debt Repurchase Amount plus accrued and unpaid interest on the notes so accepted) pursuant to the Debt Repurchase Offer; and

(3)           deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by UOL.

The paying agent will promptly mail to each holder of notes properly tendered and accepted for payment in the Debt Repurchase Offer payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.  UOL will publicly announce the results of the Debt Repurchase Offer within 90 days after the Debt Repurchase Payment Date.

UOL will not be required to make a Debt Repurchase Offer if notice of redemption has been given pursuant to the indenture as described above under the caption “—Redemption of Notes—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

UOL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to any Debt Repurchase Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Debt Repurchase Offer provisions of the indenture, UOL will comply with the applicable

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securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

Equity Issuances

Within 90 days following consummation of any Equity Issuance, UOL may apply the Net Proceeds from such Equity Issuance:

(1)           to acquire all or substantially all of the assets, or any Capital Stock, of a Person, if, after giving effect to any such acquisition of Capital Stock, the Person is or becomes a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor; or

(2)           to acquire other assets that are not classified as current assets under GAAP; provided that such assets must be held by a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor.

Within 95 days following the consummation of such Equity Issuance, UOL will make an offer (an “Equity Repurchase Offer”) to all holders of notes to purchase the maximum principal amount of notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) up to 50% of any Net Proceeds of such Equity Issuance remaining after the acquisitions permitted by the first paragraph of this covenant in an amount equal to:

(1)           50% of the Net Proceeds remaining after such acquisitions permitted by the first paragraph of this covenant, multiplied by

(2)           a fraction (a) the numerator of which is equal to the outstanding principal amount of the notes and (b) the denominator of which is equal to the outstanding principal amount of notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed, prepaid or tendered for in connection with the Equity Issuance (such product, the “Equity Repurchase Amount”), for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the holders of notes on the relevant record date to receive interest due.  If an Equity Repurchase Offer is required to be made, UOL will mail a notice to each holder, offering to repurchase notes on the payment date specified in the notice (an “Equity Repurchase Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

If any Net Proceeds remain after consummation of an Equity Repurchase Offer, UOL may use those Net Proceeds for any purpose not otherwise prohibited by the indenture.  In addition, if holders of pari passu Indebtedness do not accept any such offers, UOL may use such amounts for any purpose not prohibited by the indenture.  If the aggregate principal amount of notes tendered pursuant to an Equity Repurchase Offer exceeds the Equity Repurchase Amount, the trustee will select the notes to be purchased on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements.  Upon completion of each Equity Repurchase Offer, the amount of Net Proceeds will be reset at zero.

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On the Equity Repurchase Payment Date, UOL will, to the extent lawful:

(1)           accept for payment all notes or portions of notes properly tendered (up to the Equity Repurchase Amount) pursuant to the Equity Repurchase Offer;

(2)           deposit with the paying agent an amount for the payment of all notes or portions of notes properly tendered (up to the Equity Repurchase Amount plus accrued and unpaid interest on the notes so accepted) pursuant to the Equity Repurchase Offer; and

(3)           deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by UOL.

The paying agent will promptly mail to each holder of notes properly tendered and accepted for payment in the Equity Repurchase Offer payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.  UOL will publicly announce the results of the Equity Repurchase Offer within 90 days after the Equity Repurchase Payment Date.

UOL will not be required to make an Equity Repurchase Offer if notice of redemption has been given pursuant to the indenture as described above under the caption “—Redemption of Notes—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

UOL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to any Equity Repurchase Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Equity Repurchase Offer provisions of the indenture, UOL will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

Certain Covenants

Restricted Payments

UOL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of UOL’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving UOL or any of its Restricted Subsidiaries) or to the direct or indirect holders of UOL’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of UOL and other than dividends or distributions payable to UOL or a Restricted Subsidiary of UOL);

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(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving UOL) any Equity Interests of UOL or any direct or indirect parent of UOL;

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of UOL or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness payable to UOL or any of its Wholly Owned Restricted Subsidiaries that is a Guarantor), except a payment of interest or principal at the Stated Maturity thereof; or

(4)           make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)           at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available immediately prior to such Restricted Payment, UOL’s Total Indebtedness Leverage Ratio is less than 1.0 to 1.0; and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by UOL and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (12), (13) and (14) of the next succeeding paragraph) is less than the sum, without duplication, of:

(a)           100% of the Excess Cash Flow of UOL for the period (taken as one accounting period) beginning on the first day of the first month commencing after the date of the indenture to the end of UOL’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if Excess Cash Flow for such period is a deficit, less 100% of such deficit); plus

(b)           100% of the aggregate net cash proceeds received by UOL since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of UOL or from the issue or sale of convertible or exchangeable Disqualified Stock of UOL or convertible or exchangeable debt securities of UOL, in each case that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of UOL); plus

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(c)           to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise cancelled, liquidated or repaid for cash, the initial amount of such Restricted Investment (or if less, the amount of cash received upon repayment or sale); plus

(d)           to the extent that any Unrestricted Subsidiary of UOL (excluding Intermediate Co. and its Subsidiaries and, after a CMC IPO, CMC and its Subsidiaries) designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of UOL’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(e)           to the extent of any Restricted Investment made after the date of the indenture made in an entity that subsequently becomes a Wholly Owned Restricted Subsidiary that is a Guarantor and such Restricted Investment remains outstanding, the aggregate amount of such Restricted Investment; plus

(f)            $40 million.

The preceding provisions will not prohibit:

(1)           the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)           the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of UOL) of, Equity Interests of UOL (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to UOL; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for the purpose of clause 3(b) of the preceding paragraph;

(3)           the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of UOL or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)           the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of UOL to the holders of its Equity Interests on a pro rata basis;

(5)           so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of UOL or

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any Restricted Subsidiary of UOL held by any current or former officer, director or employee of UOL or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5 million;

(6)           the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)           payments required to be made under the Tax Sharing Agreements or other similar tax sharing agreements with any Subsidiary of UOL on terms no less favorable to UOL in any material respect, taken as a whole, than the FTD Tax Sharing Agreement as in effect as of the date of the indenture;

(8)           payments made in connection with the acquisition by UOL of FTD, including, without limitation, payments made concurrently with the issuance of the notes (including, without limitation, fees and expenses), and payments following the issuance of the notes, including, without limitation, payments in connection with any appraisal or dissenter’s rights exercised by the former stockholders of FTD;

(9)           payments of cash, dividends, distributions, advances or other Restricted Payments by UOL or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(10)         so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions “—Change of Control” or “—Asset Sales”; provided that all notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(11)         so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments made prior to September 30, 2009 in an aggregate amount not to exceed $20 million since the date of the indenture; provided that at the time of any such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the end of the most recently ended four full fiscal quarters for which internal financial statements are available immediately prior to such Restricted Payment, UOL’s Total Indebtedness Leverage Ratio is greater than 1.0 to 1.0 and less than 1.25 to 1.0;

(12)         cash payments in respect of purchases of options to purchase Capital Stock of UOL acquired substantially concurrently with and in connection with an offering of convertible debt securities of UOL in an amount not to exceed 15% of the gross proceeds to UOL of such convertible debt securities (determined net of concurrent sales of any warrants with

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respect to (or options to acquire) UOL’s Capital Stock) and subsequent acquisitions of Capital Stock by UOL pursuant to the exercise of such options;

(13)         acquisitions of Capital Stock of a Restricted Subsidiary of UOL to the extent such Restricted Subsidiary becomes a Wholly Owned Restricted Subsidiary that is a Guarantor promptly following such acquisition; and

(14)         effective repurchases of restricted stock or restricted stock units from employees for the purposes of satisfying withholding tax obligations.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by UOL or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  For the avoidance of doubt, the distribution of Capital Stock of any Unrestricted Subsidiary (including CMC or any of its Subsidiaries after a CMC IPO) to stockholders of UOL shall constitute a Restricted Payment.  If, pursuant to the definition of “Fair Market Value,” the Board of Directors is required to determine the Fair Market Value of any assets or securities that are required to be valued by this covenant, such determination by the Board of Directors must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

UOL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and UOL will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that:

(a)           UOL and the Guarantors may incur Senior Debt or Guarantor Senior Debt (including Acquired Debt) if on the date of such incurrence, after giving effect to such incurrence on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Senior Debt Leverage Ratio is less than 1.5 to 1.0; provided that the Senior Debt and Guarantor Senior Debt incurred pursuant to this clause (a) (including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (a)) shall not, without duplication, exceed $60 million at any time outstanding; and

(b)           UOL and the Guarantors may incur Subordinated Indebtedness (including Acquired Debt) if the Consolidated Interest Coverage Ratio for UOL’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Subordinated Indebtedness is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the Net Proceeds therefrom), as if the additional Subordinated Indebtedness had been incurred at the beginning of such four-quarter period; provided that (i) Subordinated Indebtedness incurred pursuant to this clause (b) (including all Permitted Refinancing Indebtedness incurred to renew,

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refund, refinance, replace, defease or discharge any Subordinated Indebtedness incurred pursuant to this clause (b)), shall not exceed $100 million at any time outstanding and (ii) the Stated Maturity of such Subordinated Indebtedness with respect to the principal amount thereof shall not in any event be earlier than the 91st day following the final maturity of the notes.

This covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           (a) the incurrence by UOL and its Restricted Subsidiaries of up to $5 million of unsecured Indebtedness existing on the date of the indenture and (b) other Indebtedness existing on the date of the indenture; provided that Indebtedness incurred under this sub-clause (b) shall be deemed to have been incurred on the day after the date of the indenture for purposes of this covenant;

(2)           the incurrence by UOL and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture;

(3)           the incurrence by UOL or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (which may be within 90 days of the date of acquisition or completion of such design, construction, installation or improvement) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of UOL or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3), not to exceed $20 million at any time outstanding;

(4)           the incurrence by UOL or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the Net Proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under clauses (1), (2) or (4) of this paragraph;

(5)           the incurrence by UOL or any of its Restricted Subsidiaries of intercompany Indebtedness between or among UOL and any of its Restricted Subsidiaries; provided, however, that:

(a)           if UOL or any Guarantor is the obligor on such Indebtedness and the payee is not UOL or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of UOL, or the Note Guarantee, in the case of a Guarantor; and

(b)           (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than UOL or a Restricted Subsidiary of UOL and (ii) any sale or other transfer of any

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such Indebtedness to a Person that is not either UOL or a Restricted Subsidiary of UOL,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by UOL or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6)           the issuance by any of UOL’s Restricted Subsidiaries to UOL or to any of its Wholly Owned Restricted Subsidiaries that are Guarantors of shares of preferred stock; provided, however, that:

(a)           any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than UOL or a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor; and

(b)           any sale or other transfer of any such preferred stock to a Person that is not either UOL or a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (6);

(7)           the incurrence by UOL or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(8)           the Guarantee by UOL or any of the Guarantors of Indebtedness of UOL or a Guarantor that was permitted to be incurred by another provision of this covenant; provided that if the other Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(9)           the incurrence by UOL or any of its Restricted Subsidiaries of Indebtedness in respect of (including the issuance of letters of credit to secure obligations or insurance related thereto) workers’ compensation claims or reimbursement type obligations regarding workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance obligations, bankers’ acceptances, performance, bid, appeal and surety bonds and completion guarantees in the ordinary course of business, or maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities;

(10)         the incurrence by UOL or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(11)         the incurrence by UOL or any of its Restricted Subsidiaries of additional unsecured Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any

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time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11), not to exceed $15 million;

(12)         the Guarantee by any Restricted Subsidiary of UOL that is not a Guarantor of Indebtedness of another Restricted Subsidiary of UOL that is not a Guarantor;

(13)         the incurrence by UOL or any of its Restricted Subsidiaries of Indebtedness in respect of the financing of insurance premiums; and

(14)         the incurrence of Indebtedness arising from agreements of UOL or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the Merger or any other acquisition or disposition of any business, assets or a Subsidiary of UOL in accordance with the terms of the indenture, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, UOL will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in the Consolidated Interest Expense of UOL as accrued.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.  Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that UOL or any Restricted Subsidiary may incur pursuant to this covenant shall

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not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)           the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)           the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)           in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)           the Fair Market Value of such assets at the date of determination; and

(b)           the amount of the Indebtedness of the other Person.

Liens

UOL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

UOL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to UOL or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to UOL or any of its Restricted Subsidiaries;

(2)           make loans or advances to UOL or any of its Restricted Subsidiaries; or

(3)           sell, lease or transfer any of its properties or assets to UOL or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)           agreements governing Existing Indebtedness and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

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(2)           the indenture, the notes, the Note Guarantees and the Collateral Documents;

(3)           applicable law, rule, regulation or order;

(4)           any agreement or other instrument governing Indebtedness or Capital Stock of a Person acquired by UOL or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred by the terms of the indenture;

(5)           customary nonassignment provisions in contracts and licenses entered into in the ordinary course of business;

(6)           Indebtedness incurred pursuant to clause (3) of the second paragraph of the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock” that imposes restrictions on the property purchased, leased, constructed, designed, improved, installed or otherwise financed as described in clause (3) of the preceding paragraph;

(7)           any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)           Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)           Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)         provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of UOL’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11)         restrictions on cash or other deposits or net worth imposed by customers under contracts or imposed by landlords, utilities or other similar entities, entered into in the ordinary course of business;

(12)         agreements governing Indebtedness incurred by UOL or its Restricted Subsidiaries in accordance with the indenture (other than Subordinated Indebtedness);

(13)         agreements governing Subordinated Indebtedness; provided that such agreements are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the indenture;

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(14)         any Restricted Investment not prohibited by the covenant described under “—Restricted Payments” and any Permitted Investment; and

(15)         any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph of this covenant by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) of the second paragraph of this covenant; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of UOL, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, the subordination of loans or advances made to UOL or a Restricted Subsidiary of UOL to other Indebtedness incurred by UOL or any such Restricted Subsidiary of UOL shall not be deemed a restriction on the ability to make loans or advances.

Merger, Consolidation or Sale of Assets

UOL will not, directly or indirectly, consolidate or merge with or into another Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of UOL and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)           either (a) UOL is the surviving Person or (b) the Person formed by or surviving any such consolidation or merger (if other than UOL) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that in the case where the surviving Person is not a corporation, a co-obligor of the notes is a corporation;

(2)           the Person formed by or surviving any such consolidation or merger (if other than UOL) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of UOL under the notes, the indenture and the Collateral Documents pursuant to agreements reasonably satisfactory to the trustee;

(3)           immediately after such transaction, no Default or Event of Default exists; and

(4)           UOL or the Person formed by or surviving any such consolidation or merger (if other than UOL), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, have a Consolidated Interest Coverage Ratio equal to or greater than 2.0 to 1.0.

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This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)           any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among UOL and its Wholly Owned Restricted Subsidiaries that are Guarantors; or

(2)           except for clauses (1) and (2) of the first paragraph of this covenant, a merger of UOL with an Affiliate solely for the purpose of reincorporating UOL in another jurisdiction.

Transactions with Affiliates

UOL will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of UOL, involving consideration in excess of $1 million (each, an “Affiliate Transaction”), unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to UOL or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by UOL or such Restricted Subsidiary with an unrelated Person; and

(2)           UOL delivers to the trustee:

(a)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors of UOL set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of UOL; and

(b)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, an opinion as to the fairness to UOL or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)           any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by UOL or any of its Restricted Subsidiaries in the ordinary course of business and payments or issuances of Equity Interests pursuant thereto;

(2)           transactions between or among UOL and/or its Restricted Subsidiaries;

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(3)

transactions with a Person (other than an Unrestricted Subsidiary of UOL) that is an Affiliate of UOL solely because UOL owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	any issuance of Equity Interests (other than Disqualified Stock) of UOL to Affiliates of UOL;

(5)	Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” and Permitted Investments;

(6)	loans or advances to employees in the ordinary course of business not to exceed $5 million in the aggregate at any one time outstanding;

(7)

the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of UOL or any of its Restricted Subsidiaries;

(8)

the Tax Sharing Agreements or other similar tax sharing agreements of UOL entered into with any Subsidiary of UOL on terms no less favorable to UOL in any material respect, taken as a whole, than the FTD Tax Sharing Agreement in effect as of the date of the indenture and all payments required to be made under the Tax Sharing Agreements (and such other similar agreements);

(9)

transactions in which UOL or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an independent financial advisor of national standing stating that such transaction is fair to UOL or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(10)

any agreement or transaction to which UOL or a Restricted Subsidiary of UOL is a party described in UOL’s filings with the SEC under Section 13 or 15(d) of the Exchange Act as of the date of the indenture, and any renewals or replacements thereof or amendments thereto so long as the terms of such agreement, together with such renewals, replacements or amendments, are not less favorable to UOL or any of its Restricted Subsidiaries in any material respect, taken as a whole, as compared to such agreement as in effect on the date of the indenture;

(11)	the existence of, or the performance by UOL or any of its Restricted Subsidiaries of its obligations under the terms of the Merger Agreement and the Acquisition Documents;

(12)

agreements and transactions with customers, clients, suppliers, purchasers or sellers of goods or services of UOL or any of its Restricted Subsidiaries, in each case (a) in the ordinary course of business and (b) in compliance with clause (1) or clause (2)(a) of the first paragraph of this covenant, as applicable;

(13)

any agreement or transaction between UOL or any of its Restricted Subsidiaries and (a) a joint venture of either UOL or a Restricted Subsidiary of UOL or (b) an Unrestricted Subsidiary of UOL (including FTD, Intermediate Co. and their respective Subsidiaries,

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and upon the consummation of a CMC IPO, CMC or any of its Subsidiaries), in each case on terms (i) that are not less favorable to UOL and its Restricted Subsidiaries, taken as a whole, in any material respect, as compared to the terms contained in the forms of agreements filed as exhibits to the Form S-1 of CMC filed with the SEC on or prior to the date of the Merger Agreement (without regard to dates or durational limitations set forth in such forms of agreements) or (ii) that involve the provision of services by UOL or any of its Restricted Subsidiaries at or above any out-of-pocket cost of such agreement or transaction incurred by UOL or any such Restricted Subsidiary, as applicable, including an allocation of any applicable departmental and other overhead costs (x) in a manner reasonably consistent with UOL’s segment reporting practices or (y) as otherwise reasonably determined by the Board of Directors of UOL;

(14)

marketing, advertising and cross-promotional arrangements (including, without limitation, arrangements regarding the promotion and sale of the products and services of UOL or any of its Subsidiaries) provided by (a) UOL and any of its Restricted Subsidiaries to any Unrestricted Subsidiaries at or above any out of pocket cost of such arrangements incurred by UOL or any such Restricted Subsidiary, as applicable, including an allocation of any applicable departmental and other overhead costs of UOL and its Restricted Subsidiaries, or (b) any Unrestricted Subsidiary to UOL or any Restricted Subsidiary at or below fair market value of such arrangements, in each case (i) in a manner reasonably consistent with UOL’s segment reporting practices or (ii) as otherwise reasonably determined by the Board of Directors of UOL; and

(15)	the issuance of Equity Interests of CMC in accordance with clause 8(b) of the second paragraph of the definition of “Asset Sale.”

Additional Note Guarantees

If UOL or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute and deliver to the trustee a supplemental indenture pursuant to which such Domestic Subsidiary will guarantee payment of the notes.  The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.  Each Note Guarantee shall be released in accordance with the provisions of the indenture described under “—Note Guarantees.”

Designation of Restricted and Unrestricted Subsidiaries

CMC and its Subsidiaries shall automatically become Unrestricted Subsidiaries, without designation, upon consummation of a CMC IPO.  Except in connection with a CMC IPO, CMC, Classmates, and MyPoints shall not be designated as Unrestricted Subsidiaries.  Intermediate Co., Merger Sub, FTD and their respective Subsidiaries shall constitute Unrestricted Subsidiaries, without designation, on the date of the indenture.

The Board of Directors of UOL may designate any other Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted

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Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by UOL and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by UOL (for the avoidance of doubt, this provision will not apply to CMC or its Subsidiaries upon a CMC IPO, Intermediate Co., Merger Co., FTD or their respective Subsidiaries).  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of UOL may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.  UOL and its Restricted Subsidiaries shall cause their Unrestricted Subsidiaries to meet the requirements of the definition of “Unrestricted Subsidiary.”  Any designation of a Subsidiary of UOL as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of UOL giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.”  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of UOL as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” UOL will be in default of such covenant (for the avoidance of doubt, this provision will not apply to CMC and its Subsidiaries upon a CMC IPO, Intermediate Co., Merger Co., FTD and their respective Subsidiaries).  The Board of Directors of UOL may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of UOL; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of UOL of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Taxes

UOL shall cause FTD and, following a CMC IPO, CMC, to pay timely to either (i) the relevant tax authority or (ii) UOL or the relevant Restricted Subsidiary, as the case may be, all amounts required to be paid under the Tax Sharing Agreements.

Other Covenants

The indenture will also contain customary covenants with respect to payment of notes; maintenance of office or agency; taxes; stay, extension and usury laws; and corporate existence.

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Reports

UOL shall furnish to the trustee, within 15 days after UOL files the same with the SEC, copies of the annual and quarterly reports and of the information, documents and other reports that UOL is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  Notwithstanding the foregoing, UOL will be deemed to have furnished such reports referred to above to the trustee if UOL has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.  All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.

If, at any time, UOL is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, UOL will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within 15 days after the time periods that would apply if UOL were required to file those reports with the SEC unless the SEC will not accept such a filing.  UOL will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept UOL’s filings for any reason, UOL will post the reports referred to in the preceding paragraphs on its website within 15 days after the time periods that would apply if UOL were required to file those reports with the SEC.

In addition, UOL and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)

failure by UOL or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Excess Cash Flow Offer,” “—Repurchase at the Option of the Holders—Equity Issuances,” “—Repurchase at the Option of the Holders—Subordinated Debt Issuances,” “—Redemption of Notes—Mandatory Redemption” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)

failure by UOL or any of its Restricted Subsidiaries for 10 days after notice to UOL by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under the caption “—Repurchase at the Option of Holders—Asset Sales”;

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(5)

failure by UOL or any of its Restricted Subsidiaries for 30 days after notice to UOL by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under the captions “—Certain Covenants—Restricted Payments” and “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(6)

failure by UOL or any of its Restricted Subsidiaries for 60 days after notice to UOL by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of the other agreements in the indenture or the Collateral Documents;

(7)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by UOL or any of its Significant Subsidiaries (or the payment of which is guaranteed by UOL or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

	(a)	is caused by a failure to pay principal at final maturity thereof (a “Payment Default”); or

	(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds $10 million or its foreign currency equivalent;

(8)

failure by UOL or any of its Significant Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10 million or its foreign currency equivalent (net of any amount covered by enforceable insurance policies carried by solvent carriers), which judgments are not paid, discharged, waived or stayed for a period of 60 days;

(9)

any security interest with respect to Collateral created by the Collateral Documents shall cease to be in full force and effect (except as permitted by the terms of the indenture or Collateral Documents), or shall cease to give the collateral trustee, for the benefit of the holders of the notes, the security interests, rights, powers and privileges purported to be created and granted under the Collateral Documents (including a perfected first priority (subject to Permitted Liens) security interest in all of the Collateral thereunder (except as otherwise provided in the indenture or the Collateral Documents)) in favor of the collateral trustee, or shall be asserted by UOL or any of its Restricted Subsidiaries not to be a valid, perfected, first priority (except as otherwise provided in the indenture or the Collateral Documents and subject to Permitted Liens) security interest in the Collateral covered thereby;

(10)	except as permitted by the indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or

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ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(11)

certain events of bankruptcy or insolvency described in the indenture with respect to UOL or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to UOL or, prior to a CMC IPO, CMC, all outstanding notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then-outstanding notes may direct the trustee in its exercise of any trust or power.  The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then-outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then-outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then-outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

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UOL is required to deliver to the trustee annually a statement regarding compliance with the indenture.  Upon becoming aware of any Default or Event of Default, UOL is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of UOL or any Guarantor, as such, will have any liability for any obligations of UOL or the Guarantors under the notes, the indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of notes by accepting a note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

UOL may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)

the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)

UOL’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and UOL’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, UOL may, at its option and at any time, elect to have the obligations of UOL and the Guarantors released with respect to certain covenants (including, among others, its obligation to make Change of Control Offers, Excess Cash Flow Offers, Asset Sale Offers, Debt Repurchase Offers and Equity Repurchase Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes.  In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events with respect to UOL) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.  In addition, certain undertakings and covenants described under “—Merger, Consolidation or Sale of Assets” will not apply.  The Liens securing the notes and the Note Guarantees will be released without any act by or notice to the holders of the notes upon the occurrence of Legal Defeasance or Covenant Defeasance.

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In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

UOL must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, noncallable Government Securities, or a combination of cash in U.S. dollars and noncallable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the redemption date selected by UOL, as the case may be (and UOL must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date);

(2)

in the case of Legal Defeasance, UOL must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) UOL has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, UOL must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and other Indebtedness being defeased, discharged or replaced) to which UOL or any of its Guarantors is a party or by which UOL or any of its Guarantors is bound (other than with respect to the borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(6)

UOL must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by UOL with the intent of preferring the holders of notes over the other creditors of UOL with the intent of defeating, hindering, delaying or defrauding any creditors of UOL or others; and

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(7)

UOL must deliver to the trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided below, the indenture, the notes, the Note Guarantees and the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes, the Note Guarantees or the Collateral Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then-outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a nonconsenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)

reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)

waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then-outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)

make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture;

38

(9)	release all or substantially all of the Collateral except in accordance with the indenture and Collateral Documents; or

(10)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, UOL, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)

to provide for the assumption by a successor Person of the obligations of UOL or any Guarantor under the indenture as described under the captions “—Certain Covenants—Merger, Consolidation or Sale of Assets” and “—Note Guarantees”;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)

to conform the text of the indenture, the Note Guarantees, the Collateral Documents or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees, the Collateral Documents or the notes, which intent shall be evidenced by an Officers’ Certificate to that effect;

(7)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(8)	to release any Guarantor from any of its obligations under its Note Guarantee or the indenture in accordance with the terms of the indenture;

(9)	to enter into additional or supplemental Collateral Documents;

(10)	to release Collateral in accordance with the terms of the indenture and the Collateral Documents;

(11)	to add to the covenants of UOL for the benefit of the holders or to surrender any right or power herein conferred to UOL; or

(12)	to make any other change not specified in clauses (1) through (11) above that do not adversely affect the rights of any holder of notes.

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In addition, the trustee and the collateral trustee may, without the consent of any holder of notes, execute any Collateral Documents not inconsistent with the terms of the indenture on behalf of the holders of notes.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)

all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to UOL, have been delivered to the trustee for cancellation; or

(b)

all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and UOL or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities, or a combination of cash in U.S. dollars and noncallable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)

in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which UOL or any Guarantor is a party or by which UOL or any Guarantor is bound (other than with respect to the borrowing of funds to be applied to make the deposit required to effect such satisfaction and discharge and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	UOL or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	UOL has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, UOL must deliver an Officers’ Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been

40

satisfied.  The Liens securing the notes and the Note Guarantees will be released without any act by or notice to the holders of the notes upon the consummation of satisfaction and discharge as described above.

Concerning the Trustee

If the trustee becomes a creditor of UOL or any Guarantor, the indenture will limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then-outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions.  The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.  Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the indenture.  Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Documents” means the Merger Agreement and any other document entered into in connection therewith (as amended, restated, renewed, replaced, modified or supplemented).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or

41

otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1)

the sale, lease, conveyance or other disposition of any assets or rights by UOL or any of UOL’s Restricted Subsidiaries (including, without limitation, Capital Stock of CMC and Capital Stock of Subsidiaries of UOL directly owned by UOL or Restricted Subsidiaries of UOL); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of UOL and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”; and

(2)

the issuance of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any of UOL’s Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2 million;

(2)

any single transaction that involves assets having a Fair Market Value of not more than $5 million (subject to an overall limit of $15 million in the aggregate pursuant to this clause (2)) that satisfies the provisions of the indenture described above in clause (1) of the first paragraph under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(3)

a transfer of assets between or among UOL and its Wholly Owned Restricted Subsidiaries that are Guarantors, or a transfer of assets from Restricted Subsidiaries that are not Guarantors to UOL or any other Restricted Subsidiaries of UOL;

(4)	an issuance of Equity Interests by a Restricted Subsidiary of UOL to UOL or to a Wholly Owned Restricted Subsidiary of UOL;

(5)

the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(6)	the sale or other disposition of cash or Cash Equivalents;

(7)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

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(8)

(a) the issuance of Capital Stock by CMC in a CMC IPO and (b) the issuance of Equity Interests of CMC to employees, officers or directors of UOL or of any of its Subsidiaries of up to 15% of the fully diluted shares of common stock of CMC (after giving effect to the issuance of such Equity Interests), in the form of stock, options, restricted stock or restricted stock units, or any combination thereof;

(9)

any exchange of assets (subject to an overall limit of $5 million in the aggregate pursuant to this clause (9)), including a combination of assets and Cash Equivalents, for assets of comparable or greater market value or usefulness to the business of UOL and Restricted Subsidiaries of UOL as a whole, as determined in good faith by the Board of Directors of UOL;

(10)	the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(11)	any sale of inventory in the ordinary course of business;

(12)	licenses and sublicenses by UOL or any of its Restricted Subsidiaries of software, intellectual property and other general intangibles in the ordinary course of business;

(13)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course or other litigation;

(14)	terminations of Hedging Obligations;

(15)

the abandonment or other sale, transfer or other disposition of intellectual property that is, in the reasonable judgment of UOL, no longer economically practicable to maintain or useful in the conduct of the business of UOL and its Restricted Subsidiaries taken as a whole; and

(16)	the granting of Liens not prohibited by the covenant entitled “Liens” and any foreclosure or exercise in respect thereof.

“Asset Sale Offer” has the meaning assigned to that term in the section entitled “—Repurchase at the Option of Holders—Asset Sales.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

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(2)	with respect to a partnership, the board of directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital, assets (excluding normal replacements and maintenance which are properly charged to current operations) and maintenance, refurbishment or upgrading equipment, machinery, fixed assets and real property improvements that would be regarded as a capital expenditure under GAAP.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars and, in the case of non-U.S. Restricted Subsidiaries, local foreign equivalents;

(2)

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, in each case maturing not more than one year from the date of acquisition;

(3)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with

44

maturities not exceeding one year, and overnight bank deposits, in each case, with any commercial bank having at the time of investment capital and surplus in excess of $250 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized Rating Agency);

(4)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)

commercial paper issued by a corporation (other than an Affiliate of UOL) rated at the time of investment at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized Rating Agency) and in each case maturing within 270 days after the date of acquisition;

(6)

readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having at the time of investment one of the two highest rating categories obtainable from Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized Rating Agency) in each case with maturities not exceeding two years from the date of acquisition; and

(7)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) above.

“Change of Control” means the occurrence of any of the following:

(1)

the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of UOL and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of UOL;

(3)

the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of UOL, measured by voting power rather than number of shares;

(4)

UOL consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, UOL, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of UOL or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of UOL outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

45

(5)           the first day on which a majority of the members of the Board of Directors of UOL are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the section entitled “—Repurchase at the Option of Holders—Change of Control.”

“Change of Control Payment Date” has the meaning assigned to that term in the section entitled “—Repurchase at the Option of Holders—Change of Control.”

“Classmates” means Classmates Online, Inc., a Washington corporation, and any of its successors.

“CMC” means Classmates Media Corporation, a Delaware corporation, and any of its successors.

“CMC IPO” means the issuance of CMC Capital Stock by CMC in an underwritten initial public offering.

“CMC Tax Sharing Agreement” means the tax sharing agreement, as in effect as of the date of a CMC IPO, between UOL and CMC (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to UOL or any of its Restricted Subsidiaries in any material respect, taken as a whole, as compared to the form of such agreement as in effect on the date of the indenture).

“Collateral” means all of the assets and property of UOL and the Guarantors, whether real, personal or mixed, with respect to which a Lien is granted as security for the Obligations under the notes and the Note Guarantees and/or the obligations under Secured Senior Debt; provided that Collateral shall not include Secured Senior Debt Collateral.

“Collateral Documents” means any pledge agreements, intercreditor or collateral trust agreement, or other security documents governing the Lien granted to or for the benefit of the trustee or the collateral trustee on the Collateral or Joint Collateral.

“Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication:

(1)

the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(2)

the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)

the total depreciation expense of such Person and its Restricted Subsidiaries for such period, to the extent that such total depreciation expense was deducted in computing such Consolidated Net Income; plus

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(4)

the total amortization expense of such Person and its Restricted Subsidiaries for such period, to the extent that such total amortization expense was deducted in computing such Consolidated Net Income; plus

(5)	the Transaction Costs for such period, to the extent that such Transaction Costs were deducted in computing such Consolidated Net Income; plus

(6)

any foreign currency translation or transaction gains or losses (including gains or losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains or losses were deducted in computing such Consolidated Net Income; plus

(7)

all extraordinary, unusual or non-recurring losses, charges or expenses (minus any extraordinary, unusual or non-recurring gains) (it being understood and agreed that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination and unusual or non-recurring losses, charges, expenses or gains shall be determined by UOL in good faith) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses, charges or expenses were deducted in computing such Consolidated Net Income; plus

(8)

all other non-cash items, including, without limitation, non-cash stock compensation expenses for officers, directors, employees and consultants (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period) of such Person and its Restricted Subsidiaries for such period, to the extent that such non-cash items were deducted in computing such Consolidated Net Income; plus

(9)

all expenses incurred in connection with the prepayment, amendment or refinancing of Indebtedness of such Person and its Restricted Subsidiaries for such period, to the extent that such expenses were deducted in computing such Consolidated Net Income; plus

(10)

all amounts deducted in computing such Consolidated Net Income in connection with expenses, overhead and other costs attributable to Unrestricted Subsidiaries for which UOL or its Restricted Subsidiaries has been reimbursed or paid in cash; plus

(11)	for such period, but only to the extent that such amount was deducted in computing such Consolidated Net Income:

(a)

any non-cash impairment charge or asset write-off or write-down of such Person and its Restricted Subsidiaries, in each case relating to an intangible asset, pursuant to Financial Accounting Standards Board Statements No. 142 and No. 144, plus

(b)	the amortization of intangible assets of such Person and its Restricted Subsidiaries arising pursuant to Financial Accounting Standards Board Statement No. 141, plus

(c)	the amortization or write-off of deferred financing fees of such Person and its Restricted Subsidiaries, plus

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(d)

the amortization of other intangible assets of such Person and its Restricted Subsidiaries, but only, in the case of clauses (1) through (10), to the extent added or deducted, as applicable, in the calculation of Consolidated Net Income, minus

(12)         non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash items to the extent expected to result in the receipt of cash payments in any future period), in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, Consolidated Adjusted EBITDA for the quarters ended June 30, 2007, September 30, 2007 and December 31, 2007, shall be deemed to be $38.2 million, $39.3 million and $42.4 million, respectively, subject to any applicable pro forma adjustments for ratio calculation purposes.

“Consolidated Cash Interest Expense” means with respect to any specified Person for any four-quarter period the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period payable in cash, excluding amortization of financing fees.  For purposes of the foregoing, Consolidated Cash Interest Expense shall be determined after giving effect to any net cash payments made or received with respect to Hedging Obligations of the kind described in paragraphs (1) and (2) of the definition of “Hedging Obligations.”

“Consolidated Interest Coverage Ratio” means with respect to any specified Person for any four-quarter period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Consolidated Cash Interest Expense of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the “Consolidated Interest Coverage Ratio Calculation Date”), then the Consolidated Interest Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.  The deposit of up to $50 million with the trustee following a CMC IPO as required under the caption “—Mandatory Redemption” shall constitute a repayment of the principal amount of notes to be redeemed following a CMC IPO for the purposes of this definition.

In addition, for purposes of calculating the Consolidated Interest Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted

48

Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Consolidated Interest Coverage Ratio Calculation Date, or that are to be made on the Consolidated Interest Coverage Ratio Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)           the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Consolidated Interest Coverage Ratio Calculation Date, will be excluded;

(3)           the Consolidated Cash Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Consolidated Interest Coverage Ratio Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Cash Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Consolidated Interest Coverage Ratio Calculation Date;

(4)           any Person that is a Restricted Subsidiary on the Consolidated Interest Coverage Ratio Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)           any Person that is not a Restricted Subsidiary on the Consolidated Interest Coverage Ratio Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)           if pro forma effect is to be given to any Indebtedness that bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Consolidated Interest Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Consolidated Interest Coverage Ratio Calculation Date in excess of 12 months).

“Consolidated Interest Expense” means, with respect to any specified Person and its Restricted Subsidiaries for any period, the total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) of the specified Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the specified Person and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, net costs under Hedging Obligations and fees that are considered interest expense in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for

49

such period, determined on a consolidated basis in accordance with GAAP, and without any reduction in respect of preferred stock dividends; provided that there shall be excluded (only to the extent included in computing such net income (or loss) and without duplication):

(1)           the income (or loss) of any Person (other than a Restricted Subsidiary of such specified Person) in which any other Person (other than such specified Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of any dividends or other distributions actually paid in cash to such specified Person or any of its Restricted Subsidiaries by that Person during such period, but in any case not in excess of such specified Person’s pro rata share of that Person’s net income for such period;

(2)           the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of such specified Person or is merged into or consolidated with such specified Person or any of its Restricted Subsidiaries or that Person’s assets are acquired by such specified Person or any of its Restricted Subsidiaries (provided that the exclusion in this clause (2) shall not apply in connection with the calculation of the Consolidated Interest Coverage Ratio, the Senior Debt Leverage Ratio or the Total Indebtedness Leverage Ratio);

(3)           the income of any Restricted Subsidiary of such specified Person to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time, directly or indirectly, permitted (a) without any prior governmental approval (that has not been obtained), or (b) by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary;

(4)           non-cash gains and losses attributable to the movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133;

(5)           any after-tax gains or losses attributable to asset sales or returned surplus assets of any employee benefit plan (other than a multiemployer plan); and

(6)           to the extent not included in clauses (1) through (5) above, any net extraordinary gains or net extraordinary losses.

The net income (or loss) of any Unrestricted Subsidiary will be excluded from and after the date such Person becomes and Unrestricted Subsidiary, whether or not such net income is distributed to the specified Person or its Restricted Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of UOL who:

(1)           was a member of such Board of Directors on the date of the indenture; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

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“Covenant Defeasance” has the meaning assigned to that term in the section entitled “—Repurchase at the Option of Holders—Legal Defeasance and Covenant Defeasance.”

“Debt Repurchase Amount” has the meaning assigned to that term in the section entitled “—Repurchase at the Option of Holders—Subordinated Debt Issuances.”

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require UOL to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that UOL may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that UOL and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means a Wholly Owned Restricted Subsidiary of UOL that is formed under the laws of the United States or any state of the United States or the District of Columbia.

“equally and ratably” and “equal and ratable” mean equal and ratable with respect to allocations of the proceeds of the Collateral proportionally among (i) the notes and the Notes Guarantees, on the one hand, without duplication, and (ii) the Secured Senior Debt, on the other hand, without duplication, according to the then outstanding principal amount of the notes and the Secured Senior Debt (including outstanding letters of credit, whether or not drawn); provided that voting with respect to the exercise of remedies on the Collateral shall be directed (i) in the case of the exercise of remedies on the Capital Stock of CMC, by the trustee or the collateral trustee as instructed by the holders of the notes as provided in the indenture and the Collateral Documents and (ii) in the case of the exercise of remedies on any Collateral other than the Capital Stock of CMC, by the representatives of the holders of the Secured Senior Debt, as provided for in the documents relating to the Secured Senior Debt and the Collateral Documents; and provided further that other creditor rights with respect to the Collateral (whether prior to or after any bankruptcy or insolvency proceedings) shall be as provided in the Collateral Documents.

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“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Issuance” means a public or private sale or issuance of any shares of Capital Stock of UOL; provided, however that any options or warrants issued under clause (12) of the second paragraph of the covenant entitled “Restricted Payments” shall not be deemed to be an Equity Issuance.

“Equity Repurchase Amount” has the meaning assigned to that term in the section entitled “—Repurchase at the Option of Holders—Equity Issuances.”

“Excess Cash Flow” means, without duplication, with respect to any specified Person for any period, the Consolidated Adjusted EBITDA of such Person for such period plus cash dividends received by UOL or any Guarantor from any Unrestricted Subsidiary (that are not included in Consolidated Net Income), minus:

(1)           the amount of cash taxes paid by such Person and its Restricted Subsidiaries (including with respect to Unrestricted Subsidiaries) during such period, adjusted by payments made and received in such period pursuant to tax sharing agreements as follows:

(a)                                  minus payments made by UOL or any of its Restricted Subsidiaries to Unrestricted Subsidiaries with respect to net operating losses, credits and similar tax attributes (“NOLs”);

(b)                                 plus payments received by UOL or any of its Restricted Subsidiaries from Unrestricted Subsidiaries with respect to NOLs; and

(c)                                  plus payments received by UOL or any of its Restricted Subsidiaries from Unrestricted Subsidiaries with respect to such Unrestricted Subsidiaries’ proportionate obligation for UOL’s tax liability; minus

(2)           the amount of Consolidated Cash Interest Expense of such Person and its Restricted Subsidiaries in respect of such period; minus

(3)           the amount of Capital Expenditures made by such Person and its Restricted Subsidiaries in such period (excluding Capital Expenditures financed with (a) Indebtedness (not to exceed $50 million in the aggregate or $30 million in any four-quarter period and excluding short-term borrowings under revolving lines of credit), (b) proceeds received in connection with any casualty or condemnation event, and (c) the Net Proceeds of any Equity Issuances or any sale of the Equity Interests in CMC remaining after completion of all required redemptions and offers to purchase Indebtedness); minus

(4)           (a) repayments of Senior Debt not to exceed $10 million for the Excess Cash Flow Period ending September 30, 2009 and $5 million for any other Excess Cash Flow Period, (b) mandatory repayments of Indebtedness incurred under clause (3) of the second paragraph of the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock” not to exceed $2 million for the Excess Cash Flow Period ending September 30, 2009 and (c)

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$1 million for any other Excess Cash Flow Period and any voluntary or optional redemption of the notes (in each case, other than repayments of revolving credit borrowings that may be reborrowed and repayments, redemptions or repurchases financed with other long-term Indebtedness, proceeds of any Equity Issuances, proceeds received from the sale of Capital Stock of CMC and proceeds of asset sales), by such Person and its Restricted Subsidiaries; minus

(5)           any cash items added back in calculating Consolidated Adjusted EBITDA for such period pursuant to clauses (6) and (7) of the definition thereof, plus

(6)           the amount (which may be a negative number) by which Working Capital as of the beginning of such period exceeds (or is less than) Working Capital as of the end of such period.

For the avoidance of doubt, no pro forma adjustment shall be made in the calculation of Excess Cash Flow.

“Excess Cash Flow Offer” has the meaning assigned to that term in the section entitled “—Repurchase at the Option of Holders—Excess Cash Flow Offer.”

“Excess Cash Flow Payment Date” has the meaning assigned to that term in the section entitled “—Repurchase at the Option of Holders—Excess Cash Flow Offer.”

“Excess Cash Flow Period” means (i) the period commencing on the first day of the month immediately following the date of the indenture and ending on September 30, 2009, and (ii) each 6-month period ending on March 31 or September 30 thereafter.

“Excess Proceeds Amount” has the meaning assigned to that term in the section entitled “—Repurchase at the Option of Holders—Asset Sales.”

“Existing Indebtedness” means all Indebtedness of UOL and its Subsidiaries in existence on the date of the indenture, until such amounts are repaid; provided that such Indebtedness shall be deemed to be incurred under the first paragraph under the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, which shall be determined in good faith by the Board of Directors of UOL for all transactions greater than $3 million (unless otherwise provided in the indenture).

“FTD” means FTD Group, Inc., a Delaware corporation, and any of its successors.

“FTD Tax Sharing Agreement” means the tax sharing agreement, as in effect as of the date of the indenture, between UOL and FTD (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to UOL or any of its Restricted Subsidiaries in any material respect, taken as a whole, as compared to such agreement as in effect on the date of the indenture).

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“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

“Government Securities” means securities that are:

(1)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor Senior Debt” means (other than the notes and the Note Guarantees) one or more debt facilities or commercial paper facilities of any Guarantor providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities and any Guarantees of Guarantor Senior Debt or Senior Debt, in each case (i) as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time and (ii) which is not expressly subordinated by its terms to the notes or such Guarantor’s Guarantees (for the avoidance of doubt, Guarantor Senior Debt (a) will not include the Note Guarantees or the notes and (b) will be pari passu in right of payment with the Note Guarantees).

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“Guarantors” means (i) the Persons listed on Schedule A attached hereto that are Subsidiaries on the date of the indenture and (ii) any Domestic Subsidiary of UOL that executes a Note Guarantee in accordance with the provisions of the indenture (provided that if a CMC IPO occurs on or prior to the date of the indenture, notwithstanding the foregoing, CMC and its Subsidiaries shall be Unrestricted Subsidiaries and shall not be Guarantors), and its respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)           interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)           other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations;

(5)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP.  In addition, to the extent not otherwise included, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and the Guarantee by the specified Person of any Indebtedness of any other Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) deferred or prepaid revenues; (2) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other underperformed obligations of the respective seller; or (3) obligations under the Acquisition Documents.

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Notwithstanding anything in the indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under the indenture.

“intercompany note” means any promissory note, loan, advance or similar obligation owing by UOL or any Subsidiary of UOL to UOL or any Restricted Subsidiary of UOL.

“Intermediate Co.” means UNOL Intermediate, Inc., a Delaware corporation, and any of its successors.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credits and advances to customers and commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If UOL or any Restricted Subsidiary of UOL sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of UOL such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of UOL, UOL will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of UOL’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments”; provided that this sentence shall not apply to a CMC IPO.

For purposes of the definition of “Unrestricted Subsidiary” and the section entitled “—Certain Covenants—Restricted Payments”:

(1)           Investments shall include the portion (proportionate to UOL’s Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of UOL at the time that such Subsidiary is designated an Unrestricted Subsidiary (it being understood that this shall not apply to CMC and its Subsidiaries in the event of a CMC IPO); provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, UOL shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)           UOL’s Investment in such Subsidiary at the time of such redesignation, minus

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(b)           the portion (proportionate to UOL’s Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer,

in each case as determined in good faith by the Board of Directors of UOL.

“Joint Collateral” has the meaning assigned to that term in the section entitled “—Security.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, or any lease in the nature thereof.

“Merger” means the merging of Merger Co. with and into FTD pursuant to and in accordance with the Merger Agreement.

“Merger Agreement” means that certain agreement and plan of merger, dated as of April 30, 2008, among UOL, FTD and Merger Co. (and any renewals or replacements thereof or amendments thereto).

“Merger Co.” means UNOLA Corp., a newly formed Delaware corporation, and any of its successors.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the Rating Agency business thereof.

“MyPoints” means MyPoints.com, Inc., a Delaware corporation, and any of its successors.

“Net Proceeds” means:

(1)           with respect to an Asset Sale, the aggregate amount of cash and Cash Equivalents received as consideration in respect of any Asset Sale received by UOL or any of its Restricted Subsidiaries (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(a)                                  the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or

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assets or indemnification obligations relating to such Asset Sale established in accordance with GAAP; and

(b)           amounts, if any, required to be, and in fact, applied to the prepayment of purchase money Indebtedness or Capital Lease Obligations permitted under the indenture (other than Indebtedness that is subordinated in right of payment to the notes or the Note Guarantees) secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale that ranks prior to the security interest, if any,  of the trustee in those assets, after giving effect to any provisions in the Collateral Documents as to the relative ranking of security interests;

(2)           with respect to any Subordinated Debt Issuance, the aggregate amount of cash and Cash Equivalents received by UOL or any of its Restricted Subsidiaries in respect of any Subordinated Debt Issuance, net of the direct costs relating to such Subordinated Debt Issuance including, without limitation, legal, accounting and investment banking fees and sales commissions incurred as a result of the Subordinated Debt Issuance; and

(3)           with respect to any Equity Issuance, the aggregate amount of cash and Cash Equivalents received by UOL in respect of any Equity Issuance, net of the direct costs relating to such Equity Issuance including, without limitation, legal, accounting and investment banking fees and sales commissions incurred as a result of the Equity Issuance.

“Non-Recourse Debt” means Indebtedness as to which neither UOL nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise.

“Note Guarantee” means the Guarantee by each Guarantor of UOL’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Officers’ Certificate” means a certificate signed on behalf of UOL by two officers of UOL, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of UOL, which meets the requirements set forth in the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Investments” means:

(1)           any Investment in UOL or in a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor;

(2)           any Investment in cash or Cash Equivalents;

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(3)           any Investment by UOL or any Restricted Subsidiary of UOL in a Person’s business, if as a result of such Investment:

(a)           such Person becomes a Wholly Owned Restricted Subsidiary of UOL or another Restricted Subsidiary, and a Guarantor; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, UOL or a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor;

(4)           any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)           any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of UOL;

(6)           any Investments received in compromise or resolution of

(a)           obligations of trade creditors or customers that were incurred in the ordinary course of business of UOL or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, workout, reorganization or recapitalization or insolvency of any trade creditor or customer;

(b)           a foreclosure by UOL or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(c)           litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)           Investments represented by Hedging Obligations;

(8)           repurchases of the notes;

(9)           any Guarantee of Indebtedness of UOL or any Restricted Subsidiary of UOL permitted by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Certain Covenants—Additional Note Guarantees”;

(10)         Investments in FTD or any of FTD’s Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding (and giving effect to all interest, dividends, distributions, principal or other payments received in respect of such Investments, excluding for the avoidance of doubt, payments in respect of the Tax Sharing Agreements) not to exceed $20 million;

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(11)         any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture or an Investment consisting of any extension, modification or renewal of any Investment existing on the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(12)         loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice;

(13)         any transaction to the extent it constitutes an Investment, between UOL and FTD or between UOL and CMC, that is permitted by and made in accordance with clauses (12), (13) and (14) of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates”;

(14)         Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)         Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property, each in the ordinary course of business;

(16)         Investments of a Restricted Subsidiary of UOL acquired after the date of the indenture or of an entity merged into, amalgamated with, or consolidated with UOL or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant entitled “Merger, Consolidation or Sale of Assets” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(17)         Investments in connection with the Merger and the Acquisition Documents, including Investments made to consummate the transactions contemplated by the Acquisition Documents and any payments made as a result of the exercise by stockholders of FTD of dissenter’s rights or appraisal rights;

(18)         Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;

(19)         extensions of credit to customers in the ordinary course of business; and

(20)         Investments in Subsidiaries and joint ventures having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding (and giving effect to all interest, dividends, distributions, principal or other payments received in respect of such

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Investments, excluding for the avoidance of doubt, payments in respect of the Tax Sharing Agreements) not to exceed $10 million.

“Permitted Liens” means:

(1)           Liens to secure any Senior Debt and Guarantor Senior Debt permitted by clause (a) of the first paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such Liens (except for Liens on the Capital Stock, intercompany notes and securities of UOL or any Subsidiary of UOL (other than Liens on the Capital Stock of CMC)) will only be permitted to the extent they are shared on an equal and ratable basis with the holders of the notes, and UOL and its Restricted Subsidiaries shall not be under any obligation to provide Liens on the Capital Stock, intercompany notes and securities of any Subsidiary of UOL (other than the Capital Stock of CMC) to the holders of notes or the trustee;

(2)           Liens in favor of UOL or the Guarantors;

(3)           Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of UOL or is merged with or into or consolidated with UOL or any Restricted Subsidiary of UOL; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of UOL or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of UOL or is merged into or consolidated with UOL or a Restricted Subsidiary of UOL;

(4)           Liens on property (including Capital Stock) existing at the time of acquisition of the property by UOL or any Subsidiary of UOL; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)           Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6)           Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7)           Liens existing on the date of the indenture;

(8)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)           Liens imposed by law, such as carriers’, warehousemen’s, landlords’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

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(10)         survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)         Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(12)         Liens to secure any Permitted Refinancing Indebtedness; provided, however, that:

(a)           the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)           the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)         Liens incurred in the ordinary course of business of UOL or any Restricted Subsidiary of UOL with respect to assets that do not exceed $3 million at any one time outstanding;

(14)         Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(15)         filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases or consignments of goods;

(16)         bankers Liens, rights of setoff and other similar Liens arising out of judgments or awards not constituting an Event of Default;

(17)         Liens on cash, Cash Equivalents or other property arising in connection with defeasance or discharge or redemption of Indebtedness;

(18)         Liens securing Hedging Obligations not incurred in violation of the indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(19)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

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(20)         grants of software and other technology licenses in the ordinary course of business;

(21)         judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made; and

(22)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business.

“Permitted Refinancing Indebtedness” means any Indebtedness of UOL or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of UOL or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, (a) the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) at least 91 days after the final maturity of the notes;

(3)           if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or Note Guarantees, as applicable, on terms at least as favorable to the holders of notes or Note Guarantees, as applicable, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)           such Indebtedness is incurred either by UOL or by the Restricted Subsidiary of UOL that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged (or who were obligated to become guarantors of such Indebtedness prior to such renewal, refunding, refinancing, replacement, defeasance or discharge, under the terms of such Indebtedness).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the notes, a nationally recognized statistical rating organization as a replacement agency for Moody’s or S&P, as the case may be.

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“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group or any successor to the Rating Agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Senior Debt” means any Senior Debt or Guarantor Senior Debt of UOL or any Guarantor that is secured by Collateral and is incurred under clause (a) of the first paragraph under the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Secured Senior Debt Collateral” has the meaning assigned to that term in the section entitled “—Security.”

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means (other than the notes and the Note Guarantees), one or more debt facilities or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities and any Guarantees of Senior Debt, in each case (i) as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time and (ii) which is not expressly subordinated by its terms to the notes or the Note Guarantees (for the avoidance of doubt, the notes and the Note Guarantees (a) shall not constitute Senior Debt and (b) will be pari passu in right of payment with Senior Debt).

“Senior Debt Leverage Ratio” means with respect to any specified Person for any date, the ratio of (1) the aggregate outstanding principal amount of the Senior Debt on such date to (2) the aggregate amount of Consolidated Adjusted EBITDA of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Senior Debt Leverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Senior Debt Leverage Ratio is made (the “Senior Debt Leverage Ratio Calculation Date”), then the Senior Debt Leverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.  The deposit of up to $50 million with the trustee following a CMC IPO as required under the caption “—Mandatory Redemption” shall constitute a repayment of the principal amount of notes to be redeemed following a CMC IPO for the purposes of this definition.

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For purposes of making the computation of the Senior Debt Leverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Senior Debt Leverage Ratio Calculation Date, or that are to be made on the Senior Debt Leverage Ratio Calculation Date, will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period;

(2)           the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Senior Debt Leverage Ratio Calculation Date, will be excluded;

(3)           any Person that is a Restricted Subsidiary on the Senior Debt Leverage Ratio Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(4)           any Person that is not a Restricted Subsidiary on the Senior Debt Leverage Ratio Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the issuance of such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt Issuance” means a public or private sale, incurrence or issuance of any Subordinated Indebtedness of UOL or any of its Restricted Subsidiaries.

“Subordinated Indebtedness” means, with respect to UOL or a Guarantor, any Indebtedness (including any Guarantee of Indebtedness) of UOL or such Guarantor that is by its terms subordinated in right of payment to the notes or any Note Guarantee, as applicable, including customary payment blockages and turnover provisions.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power

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of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity).

“Tax Sharing Agreements” means the CMC Tax Sharing Agreement and the FTD Tax Sharing Agreement.

“TIA” means the Trust Indenture Act, as amended.

“Total Indebtedness Leverage Ratio” means with respect to any specified Person for any date, the ratio of (1) the aggregate outstanding principal amount of Indebtedness on such date to (2) the aggregate amount of Consolidated Adjusted EBITDA of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Total Indebtedness Leverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Total Indebtedness Leverage Ratio is made (the “Total Indebtedness Leverage Ratio Calculation Date”), then the Total Indebtedness Leverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.  The deposit of up to $50 million with the trustee following a CMC IPO as required under the caption “—Mandatory Redemption” shall constitute a repayment of the principal amount of notes to be redeemed following a CMC IPO for the purposes of this definition.

For purposes of making the computation of the Total Indebtedness Leverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Total Indebtedness Leverage

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Ratio Calculation Date, or that are to be made on the Total Indebtedness Leverage Ratio Calculation Date, will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period;

(2)           the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Total Indebtedness Leverage Ratio Calculation Date, will be excluded;

(3)           any Person that is a Restricted Subsidiary on the Total Indebtedness Leverage Ratio Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(4)           any Person that is not a Restricted Subsidiary on the Total Indebtedness Leverage Ratio Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Transaction Costs” means the fees, costs and expenses payable by UOL or any of its Restricted Subsidiaries in connection with the transaction contemplated by the Merger Agreement and the Acquisition Documents (including the financings utilized to consummate the Merger).

“Unrestricted Subsidiary” means, with respect to any specified Person, any Subsidiary of such specified Person that is designated by the Board of Directors of such specified Person as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           is not (except as permitted under the caption “—Certain Covenants—Transactions with Affiliates”) party to any agreement, contract, arrangement or understanding with such specified Person or any Restricted Subsidiary of such specified Person unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such specified Person or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such specified Person;

(3)           is a Person with respect to which neither such specified Person nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve that Person’s financial condition or to cause that Person to achieve any specified levels of operating results; and

(4)           is not a Guarantor and does not otherwise directly or indirectly provide credit support for any Indebtedness of such specified Person or any of its Restricted Subsidiaries.

“UOL” means United Online, Inc., a Delaware corporation, or any of its successors.

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“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

“Working Capital” means current assets (excluding cash and Cash Equivalents) minus current liabilities (excluding Indebtedness that was, at the time incurred, classified as indebtedness in accordance with GAAP), each calculated in accordance with GAAP.

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SCHEDULE A

LIST OF GUARANTORS

1.     NetZero, Inc., a Delaware corporation.

2.     UOL Advertising, Inc., a Delaware corporation.

3.     Juno Online Services, Inc., a Delaware corporation.

4.     Juno Internet Services, Inc., a Delaware corporation.

5.     United Online Communications, Inc., a Delaware Corporation.

6.     United Online Web Services, Inc., a Delaware corporation.

7.     United Online Advertising Network, Inc., a Delaware corporation.

8.     Classmates Media Corporation, a Delaware corporation.

9.     Classmates Online, Inc., a Washington corporation.

10.   Classmates Yearbooks, Inc., a Delaware corporation.

11.   Opobox, Inc., a Delaware corporation.

12.   Classmates International, Inc., a Delaware corporation.

13.   MyPoints.com, Inc., a Delaware corporation.

A-1